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                                                                   Exhibit 10.10

                               TECHNOLOGY CORNERS

                       TRIPLE NET MULTIPLE BUILDING LEASE

                                     Between

                             MOFFETT PARK DRIVE LLC
                     a California limited liability company
                                       as
                                     LESSOR

                                       and

                                   ARIBA, INC.
                             a Delaware corporation
                                       as
                                     LESSEE

                                       for

                                    PREMISES
                                       at
                            1111 Lockheed Martin Way
                           Sunnyvale, California 94089

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                                    ARTICLE I
                                     PARTIES

      Section 1.01. Parties. This Lease, dated for reference purposes, and effective as of March 15, 2000, is made by and between MOFFETT PARK DRIVE LLC, a California limited liability company, or assignee, ("Lessor") and ARIBA, INC., a Delaware corporation ("Lessee").

                                   ARTICLE II
                                    PREMISES

      Section 2.01. Demise of Premises. Lessor hereby leases to Lessee and Lessee leases from Lessor for the term, at the rental, and upon all of the terms and conditions set forth herein, Premises consisting of four free standing, four story office and research and development buildings (shown as Buildings "One, "Two," "Three," and "Four" on Exhibit "A" hereto) and one ancillary building to be used for such service and/or food purposes such as fitness spa, a day care, dry cleaners and cafeteria for the benefit of Lessee's employees as determined by Lessee but subject to Lessor's consent which shall not be unreasonably withheld and subject to Lessor determining that it can obtain all City permit and approval requirements pertaining to same ("Amenity Building") (collectively "Buildings") to be constructed by Lessor on real property situated in the City of Sunnyvale, County of Santa Clara, State of California and commonly known as 1111 Lockheed Martin Way, Sunnyvale, California (the "Property"). Each office and research and development Building will consist of approximately one hundred seventy five thousand (175,000) rentable square feet and the Amenity Building of approximately fifteen thousand (15,000) rentable square feet, as more particularly described and depicted herein in Exhibit "A" for a total of seven hundred fifteen thousand (715,000) rentable square feet. The actual rentable square footage of the Buildings (the "Rentable Area") will be determined and certified by Lessor's architect by a method described as "dripline," whereby the measurement encompasses the outermost perimeter of each constructed building, including every projection thereof and all area beneath each such projection, whether or not enclosed, with no deduction for any inward deviation of structure and with the measurement being made floor by floor, beginning from the top of the Building. The Buildings, including the Amenity Building, and appurtenances described herein, the Property, and all other improvements to be built on the Property including a parking structure are together designated as the "Project." Each Building for which the Delivery Date as provided in Section 3.01(b) (or any earlier deemed Delivery Date as provided in Section 4.01) has occurred, and those portions of the Project (other than the Buildings) as to which possession has been tendered to Lessee following substantial completion of all improvements to be constructed thereon by Lessor, shall collectively be referred to herein as the "Premises."

      Section 2.02. Outside Area. During the Lease Term, Lessee shall have the right to use the Outside Area defined herein surrounding the Buildings. Lessor reserves the right to modify the Outside Area, including reducing the size or changing the configuration and elements thereof in its sole discretion and to close or restrict access from time-to-time for repair, maintenance or to prevent a dedication thereof, provided that Lessee nonetheless shall have access to parking and the Premises (including all Buildings) at all times. Lessor further reserves the right to



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establish, repeal and amend from time-to-time rules and regulations for the use of the Outside Area and to grant reciprocal easements or other rights to use the Outside Area to owners of other property, which shall not unreasonably interfere with use or enjoyment of the Premises.

      Section 2.03. Parking. Lessor shall provide Lessee with parking as required by the City of Sunnyvale at the Premises. In the event Lessor elects or is required by any law to limit or control parking at the Premises, whether by validation of parking tickets or any other method of assessment, Lessee agrees to participate in such validation or assessment program under such reasonable rules and regulations as are from time-to-time established by Lessor.

      Section 2.04. Construction.

      (a) Government Approvals. Lessor shall diligently pursue obtaining governmental approval of a Site Plan and Buildings designs and elevations with respect to the development of the Premises, copies of which are attached hereto as Exhibit "A." The parties acknowledge and agree that the final footprint and elevations of the Buildings may vary from those attached as Exhibit "A" because the plans and specifications will undergo a plancheck process with the City of Sunnyvale and Lessor will make such revisions as are required or are otherwise deemed necessary or appropriate by Lessor, provided however, that nothing herein shall be deemed to relieve Lessor from the duty to develop the Buildings substantially in compliance with Exhibit "A".

      (b) Construction of Building Shells. Lessor, utilizing Rudolph & Sletten (or such alternate as Lessor in its sole discretion may select) as general contractor ("General Contractor"), shall construct the "Building Shell" (as defined in the attached Exhibit "D") for each Building in accordance with (i) plans and specifications to be attached as Exhibit "B" and (ii) all existing applicable municipal, local, state and federal laws, statutes, rules, regulations and ordinances: Lessor shall pay all costs of constructing the Building Shells. Lessor and Lessee acknowledge and agree that the definition of "Building Shell" includes all required landscaping and site improvements for the Project as set forth in plans approved by the Lessor and the City of Sunnyvale.

      (c) Construction of Tenant Improvements. All improvements not included within the scope of the Building Shells shall be deemed "Tenant Improvements." Lessor, using the General Contractor, shall construct the Tenant Improvements and Lessee shall pay all costs associated with same.

      (d) Tenant Improvement Plans and Cost Estimate. Lessee shall work with Lessee's architect to develop interior schematic drawings and Lessee shall approve final interior schematic drawings for the Tenant Improvements for all Buildings and obtain Lessor's approval thereof (which approval shall not be unreasonably withheld or delayed) no later than May 15, 2000. Lessee shall work with Lessor's architect to develop working drawings outlining, among other things, Lessee's wall layout, detailed electrical, plumbing and air conditioning requirements and finishes ("Working Drawings") and Lessee shall approve final Working Drawings for the Buildings on or before July 1, 2000 for Building Three and the Amenity Building, July 21, 2000 for Building Four, August 5, 2000 for Building Two and September 8, 2000 for Building One. The cost of the interior schematic drawings and Working Drawings shall


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be a Tenant Improvement cost and Lessor agrees that Lessor's architect's fees shall not vary materially from the range of fees charged for similar work for similar tenant improvements under similar time constraints by architects of similar ability, experience and expertise in the Silicon Valley community. Based on this information, Lessor shall cause the General Contractor to prepare and deliver to Lessee a budget for the Tenant Improvements ("Budget"). Lessee shall approve the Budget (or modify the same with Lessor's consent), in writing, within ten (10) business days thereafter. The Working Drawings and Budget must be approved by Lessor in writing and be of quality equal to or greater than the Interior Specifications standards set forth in Exhibit "C." Once the Budget is approved, Lessor shall enter into a guaranteed maximum price contract with the General Contractor for the construction of the Tenant Improvements consistent with the approved Budget. A Lessee representative may attend construction meetings between Lessor and its General Contractor concerning Tenant Improvements, but nothing herein shall either (i) create or imply a duty on the part of Lessor to notify Lessee of such meetings, or (ii) invalidate or otherwise affect in any manner anything which takes place at or as a result of any such meeting which Lessee's representative fails to attend, whether or not it had notice of same.

      (e) Construction Plans. The complete, detailed plans and specifications for the construction of the Shell Buildings shall be attached as Exhibit "B" and incorporated into this Lease. Attached as Exhibit "C" to this Lease is a Work Letter Agreement for Tenant Improvements, and Exhibit "D," Cost Responsibilities of Lessor and Lessee, which together with this Section 2.04, describe the planning and payment responsibilities of Lessor and Lessee with respect to the construction of the Building Shells and Tenant Improvements at the Premises. All approved Tenant Improvements shall be constructed in accordance with a construction schedule approved by Lessor and no portion of any Building shall remain unimproved.

      (f) Tenant Improvement Costs. Lessor shall provide to Lessee semi-improved "cold" shell facilities as described in Exhibit "D" attached. Lessor shall cause the General Contractor to construct the Tenant Improvements outlined in Exhibit "D," as further outlined in the Tenant Improvement Work Letter attached as Exhibit "C" and Lessee shall pay all costs and expenses of same. Subcontracts for all Tenant Improvement Work shall be obtained by a sealed competitive bid process (involving at least two qualified bidders) wherever practical and as to work done without such process, Lessor or the General Contractor shall provide reasonable assurance to Lessee that the cost and expense of same is competitive in the industry for first-class workmanship and materials. Lessor shall use good faith efforts (and instruct the General Contractor to do same) to keep Lessee generally informed as to all aspects of the pricing, bidding, contracting and construction processes with respect to the Tenant Improvements.

      (g) Payment for Tenant Improvements. Within six (6) months after execution of this Lease by both parties, Lessee shall deposit with Lessor an unconditional, irrevocable standby letter of credit in the amount of Fourteen Million, Three Hundred Thousand Dollars ($14,300,000), with Lessor as beneficiary and providing for payment on presentation of Lessor's draft(s) on sight, without documents, drawable in whole or in part on a money center bank in San Francisco acceptable to Lessor with a twelve (12) month term and in all other ways in form acceptable to Lessor, with, in all cases, Lessor's approval being in its sole discretion. Within ten (10) business days after the Budget is approved by Lessor and Lessee, Lessee shall deposit cash in an amount equal to twenty-five (25%) percent of the amount budgeted for Tenant Improvements (together with the cost of any Tenant Improvements already made) with Lessor's


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construction lender to be held in an interest bearing escrow account. Said construction lender shall issue payments from said account pursuant to the construction contract for the Tenant Improvements until the account is exhausted, whereupon any remaining payments shall be made 100% directly by Lessee. Lessor shall manage the construction of the Tenant Improvements for a supervision fee of 3% of the Budget (as the same may change by agreement of the parties) due and payable in nine equal monthly installments beginning on the first day of the calendar month following the calendar month in which the Budget is first approved. Lessor may draw down on the letters of credit in whole or in part and in such amounts as it deems appropriate in its sole discretion if Lessee fails to comply with any of its obligations under this Lease including, without limitation, full and timely payments of amounts due under the construction contract for Tenant Improvements. Lessor shall return the aforesaid letter of credit upon the lien free completion of Tenant Improvements, payment of all amounts due to the General Contractor for the Tenant Improvements, acceptance of same by Lessee and commencement of payment of rent as to all Buildings, provided that if those events have not occurred prior to expiration of the letter of credit, Lessor shall be entitled to draw on said letter of credit in an amount equal to any amount then outstanding with respect to the construction or installation of Tenant Improvements or for any other amount then due or unpaid under this Lease.

      (h) Lessee's Fixturing Period. Lessor shall provide Lessee access to each Building during the thirty (30) day period prior to the Delivery Date for such Building ("Lessee's Fixturing Period") for the purpose of installing furnishings and equipment, e.g. security system, furniture system and phone and data system, provided, that Lessee and Lessee's employees and contractors shall at all times avoid interfering with Lessor's ongoing work to bring the Premises to a substantially completed condition. Except for payment of Base Rent, all terms and provisions of this Lease shall apply during Lessee's Fixturing Period, including, without limitation, Lessee's indemnity and other obligations set forth in Sections 7.07., 7.08. and 17.22. hereof and payment of Additional Rent pursuant to Section 4.05 hereof.

                                   ARTICLE III
                                      TERM

      Section 3.01. Lease Term.

      (a) Commencement Date. The term of this Lease ("Lease Term") shall be for at least twelve (12) years beginning on the earlier of (i) the date Lessee first occupies any part of any Building (other than by the fixturing activities authorized under Section 2.04.(h) or conducts business at the Premises or (ii) the date a Certificate of Occupancy first is issued affecting any Building (the "Commencement Date") provided that, (i) for each day of delay by Lessee in failing to approve the interior schematic drawings or the Working Drawings when required under Section 2.04(d), (ii) for each day of delay by Lessee in failing to approve the Budget, in writing, within seven (7) days after delivery by the General Contractor as provided in Section 2.04(d), or (iii)) for each day of delay caused by any changes to the approved Working Drawings requested by Lessee or (iv)) for each day that any other act or omission by Lessee causes the construction schedule for Tenant Improvements to be delayed (collectively "Lessee Delay"), the Commencement Date shall occur one (1) day in advance of the date of issuance of the first Certificate of Occupancy for each day of delay provided that Lessor shall give Lessee written notice of any such Lessee Delay described in clause (iii), or (iv) within seven (7)


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business days after commencement of the alleged delay. For example, if seven (7)
days of Lessee Delay causes the date of issuance of the Certificate of Occupancy to occur on January 8, 2001 rather than January 1, 2001, the Commencement Date shall be January 1, 2001 for all purposes, including payment of Base Rent and Additional Rent. The Lease Term shall expire, unless sooner terminated or extended as provided herein, on the date which completes twelve (12) years after the Commencement Date ("Expiration Date"). The parties shall execute a "Memorandum of Commencement of Lease Term" when the Commencement Date becomes known, which shall include a certification of the actual Rentable Area of the Buildings determined by the methodology described in Section 2.01. and the actual monthly installments of Base Rent to be paid pursuant to Section 4.01., and shall be substantially in the form attached hereto as Exhibit "E." Certificate of Occupancy means a document so titled or its equivalent, signifying that the Building in question can be legally occupied.

      (b) Scheduled Delivery Dates. Lessor shall use commercially reasonable efforts to cause Certificates of Occupancy to be issued for Building Three no later than January 25, 2001, ("First Scheduled Delivery Date"); then February 15, 2001 for Building Four; March 8, 2001 for Building Two; and March 29, 2001 for Building One and March 29, 2001 for the Amenity Building. If a Certificate of Occupancy is not issued for any one or more Buildings on or before its Scheduled Delivery Date, this failure shall not affect the validity of this Lease or the obligations of Lessee under it. If the Commencement Date is adjusted for delay from any cause, the Expiration Date shall be likewise adjusted for a like period. It is understood and agreed that the Amenity Building may be delayed by the particular permitting, planning and finishing needs of the use(s) desired by Lessee. The actual delivery date for each Building shall be the date on which Lessor tenders possession of the Building to Lessee after a Certificate of Occupancy is issued for such Building ("Delivery Date").

      (c) Termination in Event of Delay. If for any reason Lessor is unable to cause the issuance of a Certificate of Occupancy for any Building, on or before the date which is one hundred eighty (180) days after the Scheduled Delivery Date for such Building (for a reason other than Lessee Delay or delay excused under Section 17.21.), Lessee, at its sole election, may terminate this Lease upon giving notice within ten (10) days thereafter. Failure to give such notice within said time period constitutes an irrevocable waiver of the foregoing right to terminate under this Section 3.01 (c).

      (d) Occupancy. Lessee shall commence occupancy of each Building no later than thirty (30) days after its Delivery Date.

      Section 3.02. Option to Extend.

      (a) Exercise. Lessee is given one (1) option to extend the Lease Term ("Option to Extend") for a five (5) year period ("Extended Term") following the date on which the initial Lease Term would otherwise expire, which option may be exercised only by written notice ("Option Notice") from Lessee to Lessor given not less than twelve (12) months prior to the Expiration Date of the initial Lease Term ("Option Exercise Date"); provided, however, if Lessee is in material default under this Lease (after written notice and beyond the expiration of any applicable notice period) on the Option Exercise Date or on any day thereafter on or before the last day of the initial Lease Term, the Option Notice shall be totally ineffective) and this


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Lease shall expire on the last day of the initial Lease Term, if not sooner terminated in accordance with the terms of this Lease.

      (b) Extended Term Rent. In the event Lessee exercises its Option to Extend set forth herein, all the terms and conditions of this Lease shall continue to apply except that the Base Rent payable by Lessee during the Option Term shall be equal to one hundred percent (100%) of Fair Market Rent (defined below), as determined under subparagraph (c) below. A "Fair Market Rent" shall mean the effective rate being charged (including periodic adjustments thereto as applicable during the period of the Extended Term), for comparable space in similar buildings in the vicinity, i.e. of a similar age and quality considering any recent renovations or modernization, and floor plate size or, if such comparable space is not available, adjustments shall be made in the determination of Fair Market Rent to reflect the age and quality of the Buildings and Premises as contrasted to other buildings used for comparison purposes, with similar amenities, taking into consideration: size, location, floor level, leasehold improvements or allowances provided or to be provided, term of the lease, extent of services to be provided, the time that the particular rate under consideration became or is to become effective, and any other relevant terms or conditions applicable to both new and renewing tenants, but in no event less than the monthly Base Rent prevailing during the last year of the initial Lease Term and without any downward adjustment in rent for the Amenity Building which shall be deemed to be of identical Fair Market Rent value as the four office and research and development Buildings.

      (c)   Determination of Fair Market Rent.

            (i) Negotiation. If Lessee so exercises the Option to Extend in a timely manner, the parties shall then meet in good faith to negotiate the Base Rent for the Premises for the Extended Term, during the first thirty (30) days after the date of the delivery by Lessee of the Option Notice (the "Negotiation Period"). If, during the Negotiation Period, the parties agree on the Base Rent applicable to the Premises for the Extended Term, then such agreed amount shall be the Base Rent payable by Lessee during the Extended Term.

            (ii) Arbitration. In the event that the parties are unable to agree on the Base Rent for the Premises within the Negotiation Period, then within ten
(10) days after the expiration of the Negotiation Period, each party shall separately designate to the other in writing an appraiser to make this determination. Each appraiser designated shall be a member of MAI and shall have at least ten (10) years experience in appraising commercial real property in Santa Clara County. The failure of either party to appoint an appraiser within the time allowed shall be deemed equivalent to appointing the appraiser appointed by the other party, who shall then determine the Fair Market Rent for the Premises for the Extended Term. Within five (5) business days of their appointment, the two designated appraisers shall jointly designate a third similarly qualified appraiser. Within thirty (30) days after their appointment, each of the two appointed appraisers shall submit to the third appraiser a sealed envelope containing such appointed appraiser's good faith determination of the Fair Market Rent for the Premises for the Extended Term; concurrently with such delivery, each such appraiser shall deliver a copy of his or her determination to the other appraiser. The third appraiser shall within ten (10) days following receipt of such submissions, then determine which of the two appraisers' determinations most closely reflects Fair Market Rent as defined above. The determination most closely reflecting the third appraiser's determination shall be the Base Rent for the Premises


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during the Extended Term; the third appraiser shall have no rights to adjust, amend or otherwise alter the determinations made by the appraiser selected by the parties, but must select one or the other of such appraisers' submissions. The determination by such third appraiser shall be final and binding upon the parties. Said third appraiser shall, upon selecting the determination which most closely resembles Fair Market Rent, concurrently notify both parties hereto. The parties shall share the appraisal expenses equally. If the Extended Term begins prior to the determination of Fair Market Rent, Lessee shall pay monthly installments of Base Rent equal to one hundred ten percent (110%) of the monthly installment of Base Rent in effect for the last year of the initial Lease Term (in lieu of "holdover rent" payable under Section 17.09(b)). Once a determination is made, any over payment or under payment shall be reimbursed as a credit against, or paid by adding to, the monthly installment of Base Rent next falling due.

      Section 3.03. Financing Contingency. Notwithstanding any other provision hereof it is understood and agreed that this Lease may be terminated by Lessor on five (5) days advance written notice to Lessee if Lessor determines that it is unable to obtain financing of the Project on terms and conditions satisfactory to Lessor in its sole discretion, provided, that if Lessor has not exercised its right to terminate under this Section 3.03 on or before March 31, 2000, it shall be deemed to have waived such right and this provision shall automatically expire and become null and void.

                                   ARTICLE IV
                             RENT: TRIPLE NET LEASE

      Section 4.01. Base Rent. Subject to adjustment of Rentable Area pursuant to Section 2.01(a) and concomitant adjustment to Base Rent, Lessee shall pay to Lessor as Base Rent an initial monthly installment of Three Dollars ($3.00) per square foot of Rentable Area of the Premises as determined under Section 2.01., in advance, on the first day of each calendar month of the Lease Term, commencing on the Commencement Date. Base Rent for any period during the Lease Term which is for less than one month shall be a pro rata portion of the monthly installment (based on the actual days in that month). It is expected that Base Rent will be calculated initially on the first Building on its Delivery Date and that it will be increased by the Rentable Area of each other Building as of the Delivery Date for such Building (or as to each Building, such earlier deemed Delivery Date as may result from Lessee Delay with respect to such Building, calculated in the same manner as the advancement of the Commencement Date is calculated, i.e. advanced by one day for each day of delay in completion of the subject Building caused by Lessee Delay).

      Section 4.02. Rent Adjustment. The Base Rent set forth in Section 4.01. above shall be adjusted upward by an annual compounded increase of four percent (4%), as of the first day of the thirteenth (13th) full calendar month following the Commencement Date and as of the first day of every thirteenth (13th) calendar month thereafter during the Lease Term, as shown on Exhibit "E" attached hereto.

      Section 4.03. Advance Rental. Lessee shall pay to Lessor upon execution hereof an advance payment equal to one month of estimated Base Rent for all Buildings in the sum of Two Million One Hundred Forty-Five Thousand Dollars and no Cents ($2,145,000.00), subject to


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being adjusted upon final measurement of each of the Buildings on or before the
Delivery Date for such Building, said payment to be applied to the first monthly installments of Base Rent (and Base Rent for the following months, to the extent this advance payment exceeds the first monthly installments of Base Rent as a result of said final measurement of the Buildings). If the Commencement Date is other than the first day of a calendar month, the first installment of Base Rent shall be paid on the first day of the calendar month immediately succeeding the Commencement Date and shall include pro rata payment for the calendar month in which the Commencement Date occurs, less credit for the advance payment.

      Section 4.04. Absolute Triple Net Lease.

      (a) This Lease is what is commonly called a "Absolute Triple Net Lease," it being understood that Lessor shall receive the Base Rent set forth in Section
4.01. free and clear of any and all expenses, costs, impositions, taxes, assessments, liens or charges of any nature whatsoever. Lessee shall pay all rent in lawful money of the United States of America to Lessor at the notice address stated herein or to such other persons or at such other places as Lessor may designate in writing on or before the due date specified for same without prior demand, set-off or deduction of any nature whatsoever. It is the intention of the parties hereto that this Lease shall not be terminable for any reason by Lessee, and that except as herein expressly provided in Articles III, VIII and XIII, concerning delay, destruction and condemnation, Lessee shall in no event be entitled to any abatement of or reduction in rent payable under this Lease. Any present or future law to the contrary shall not alter this agreement of the parties.

      (b) To the extent not paid pursuant to other provisions of this Lease, and at Lessor's sole election, Lessor may submit invoices and Lessee shall pay Additional Rent in monthly installments on the first day of each month in advance in an amount to be estimated by Lessor, based on Lessor's experience in managing office/research and development projects. Within ninety (90) days following the end of the period used by Lessor in estimating Additional Rent, Lessor shall furnish to Lessee a statement (hereinafter referred to as "Lessor's Statement") of the actual amount of Lessee's proportionate share of such Additional Rent, or Lessor shall remit or credit to Lessee, as the case may be, the difference between the estimated amounts paid by Lessee and the actual amount of Lessee's Additional Rent for such period as shown by such statement. Monthly installments for the ensuing year shall be adjusted upward or downward as set forth in Lessor's Statement.

      Section 4.05. Additional Rent. In addition to the Base Rent reserved by
Section 4.01., Lessee shall pay (with respect to the Premises), as Additional Rent, all taxes, assessments, fees and other impositions in accordance with the provisions of Article IX, insurance premiums in accordance with the provisions of Article VII, operating charges, maintenance, repair and replacement costs and expenses in accordance with the provisions of Article VI and any other charges, costs and expenses (including appropriate reserves therefor) which are contemplated or which may arise under any provision of this Lease during the Lease Term, plus a Management Fee to Lessor equal to 3% of the Base Rent. The Management Fee is due and payable, in advance, with each installment of Base Rent. All of such charges, costs, expenses, Management Fee and all other amounts payable by Lessee hereunder, shall constitute Additional Rent, and upon the failure of Lessee to pay any of such charges, costs or expenses, Lessor shall have the


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same rights and remedies as otherwise provided in this Lease for the failure of
Lessee to pay Base Rent. Notwithstanding any other provision of this Lease, Additional Rent shall not include: (i) depreciation, interest, or amortization on mortgages or ground lease payments, (ii) legal fees incurred in negotiating and enforcing tenant leases, (iii) real estate brokers' leasing commissions,
(iv) initial improvements to tenant spaces, or alterations thereto requested by tenants, (v) costs of any items to the extent Lessor receives reimbursement for same from insurance proceeds or a third party, (vi) interest, principal, depreciation, attorney fees, costs of environmental investigations or reports, points, fees, and other lender costs and closing costs on any mortgage or mortgages, ground lease payments, or other debt instrument encumbering any portion of the Property, (vii) costs of (a) partnership or corporate accounting and legal matters; defending or prosecuting any lawsuit with any mortgagee, lender, ground lessor, broker, tenant, occupant, or prospective tenant or occupant; selling or syndicating any of Lessor's interest in the Property; and disputes between Lessor and Lessor's property manager; (b) the salaries of management personnel who are not directly related to the Property and primarily engaged in the operation, maintenance, and repair of the Property, except to the extent that those costs and expenses are included in the management fees; (c) wages, salaries, and other compensation paid to any executive employee of Lessor or Lessor's property manager above the grade of building manager for the Property; (viii) costs incurred because any Building or Outside Areas violate any valid, applicable building code, regulation, or law in effect and as interpreted by government authorities before the date on which this Lease is signed for fines, penalties, interest, and the costs of repairs, replacements, alterations, or improvements necessary to make any Building or Outside Areas comply with applicable past laws in effect and as interpreted by government authorities before the date on which this Lease is signed, such as sprinkler installation or requirements under the Americans With Disabilities Act of 1990 (42 USC ss.ss.12101-12213); (ix) costs of initial construction of the Buildings and other improvements to the Property; (x) charitable or political contributions made by Lessor.

      Section 4.06. Security Deposit. Within five (5) business days after the date on which this Lease is executed by Lessee and Lessor, Lessee shall deposit with Lessor a Security Deposit equal to twelve (12) months of Base Rent estimated in the amount of Twenty Five Million Seven Hundred Forty Thousand Dollars and no Cents ($25,740,000.00) in the form of cash or an unconditional, irrevocable standby letter of credit, with Lessor as beneficiary and providing for payment on presentation of Lessor's drafts on sight without documents and drawable in whole or in part on a money center bank in San Francisco approved by Lessor and otherwise in a form acceptable to Lessor, all in its sole discretion, with a term of at least twelve (12) months and with a term during the last year of the Lease Term which includes at least one full month following the Expiration Date (the "Security Deposit"). The Security Deposit shall be held by Lessor as security for the faithful performance by Lessee of all of the terms, covenants, and conditions of this Lease applicable to Lessee. If Lessee defaults with respect to any provision of this Lease, including but not limited to, the provisions relating to the construction of Tenant Improvements and the condition of the Premises upon Lease Termination, Lessor may (but shall not be required to) use, apply or retain all or any part of the Security Deposit for the payment of any amount which Lessor may spend by reason of Lessee's default or to compensate Lessor for any loss or damage which Lessor may suffer by reason of Lessee's default and if all or any part of the Security Deposit is in the form a of a letter of credit, Lessor may draw on all or any part of same and thereafter retain any unapplied portion as a cash Security Deposit. If any portion of the

Security Deposit is so used or applied, Lessee Shall, within ten (10) days after written demand therefor, deposit cash with Lessor in an amount sufficient to restore the Security Deposit to its original amount. Lessee's failure to do so shall be a material default and breach of this Lease by Lessee. The rights of Lessor pursuant to this Section 4.06. are in addition to any rights which Lessor may have pursuant to Article XII below. If Lessee fully and faithfully performs every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned (without interest) to Lessee (or, at Lessor's option, to the last assignee of Lessee's interests hereunder) at Lease expiration or termination and after Lessee has vacated the Premises. Lessor shall not be required to keep the Security Deposit separate from Lessor's general funds or be deemed a trustee of same. If the Security Deposit is in whole or in part in the form of a Letter of Credit, failure of Lessee to deliver a replacement Letter of Credit to Lessor at least forty-five (45) business days prior to the expiration date of any current Letter of Credit shall constitute a separate default entitling Lessor to draw down immediately and entirely on the current Letter of Credit and the proceeds shall constitute a cash Security Deposit. The amount of the Security Deposit shall be reduced to a cash amount equal to three months of Base Rent at the rate scheduled for the final year of the initial Lease Term, in cash, upon Lessee's achievement of four (4) consecutive calendar quarters of an annualized run rate of $750,000,000.00 in revenue and $100,000,000.00 in net income.

                                  ARTICLE V USE

      Section 5.01. Permitted Use and Limitations on Use. The Premises shall be used and occupied only for office, research and development, together with such ancillary uses which do not cause excessive wear of the Premises or increase the potential liability of Lessor, and for no other use, without Lessor's prior written consent. Lessee shall not use, suffer or permit the use of the Premises in any manner that will tend to create waste, nuisance or unlawful acts. In no event shall it be unreasonable for Lessor to withhold its consent as to uses which it determines would tend to increase materially the wear of the Premises or any part thereof or increase the potential liability of Lessor or decrease the marketability, financability, leasability or value of the Premises. Lessee shall not do anything in or about the Premises which will (i) cause structural injury to any Building, or (ii) cause damage to any part of any Building except to the extent reasonably necessary for the installation of Lessee's trade fixtures and Lessee's Alterations, and then only in a manner which has been first approved by Lessor in writing. Lessee shall not operate any equipment within the Premises which will (i) materially damage any Building or the Outside Area, (ii) overload existing electrical systems or other mechanical equipment servicing any Building, (iii) impair the efficient operation of the sprinkler system or the heating, ventilating or air conditioning ("HVAC") equipment within or servicing any Building, or (iv) damage, overload or corrode the sanitary sewer system. Lessee shall not attach, hang or suspend anything from the ceiling, roof, walls or columns of any Building or set any load on the floor in excess of the load limits for which such items are designed nor operate hard wheel forklifts within the Premises. Any dust, fumes, or waste products generated by Lessee's use of the Premises shall be contained and disposed so that they do not (i) create an unreasonable fire or health hazard, (ii) damage the Premises, or (iii) result in the violation of any law. Except as approved by Lessor, Lessee shall not change the exterior of any Building, or install any equipment or antennas on or make any penetrations of the exterior or roof of any Building.

Lessee shall not conduct on any portion of the Premises any sale of any kind, including any public or private auction, fire sale, going-out-of-business sale, distress sale or other liquidation sale. No materials, supplies, tanks or containers, equipment, finished products or semifinished products, raw materials, inoperable vehicles or articles of any nature shall be stored upon or permitted to remain within the Outside Areas of the Premises except in fully fenced and screened areas outside the Buildings which have been designed for such purpose and have been approved in writing by Lessor for such use by Lessee.

      Section 5.02. Compliance with Law.

      (a) Lessor shall deliver: each Building to Lessee free of violations of any covenants or restrictions of record, or any applicable-law, building code, regulation or ordinance in effect on the date of delivery, including without limitation, the Americans with Disability Act.

      (b) Except as provided in Section 5.02.(a), Lessee shall, at Lessee's cost and expense, comply promptly with all statutes, ordinances, codes, rules, regulations and orders, and all covenants and restrictions of record, and requirements applicable to the Premises and Lessee's use and occupancy of same in effect during any part of the Lease Term, whether the same are presently foreseeable or not, and without regard to the cost or expense of compliance.

      (c) By executing this Lease, Lessee acknowledges that it has reviewed and satisfied itself as to its compliance, or intended compliance with the applicable zoning and permit laws, hazardous materials and waste requirements, and all other statutes, laws, or ordinances relevant to the uses stated in
Section 5.01., above.

      Section 5.03. Condition of Premises at Delivery of Possession. Subject to all of the terms of this Lease for the construction of Tenant Improvements. Lessor shall deliver each Building to Lessee with the plumbing, lighting, heating, ventilating, air conditioning, gas, electrical, and sprinkler systems and loading doors as set forth in Exhibit "D" in proper operating condition and built substantially in accordance with the approved plans therefor, and in a workmanlike manner. Except as otherwise provided in this Lease, Lessee hereby accepts the Premises in their condition existing as of the Commencement Date, subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use and condition of the Premises, and any covenants or restrictions, liens, encumbrances and title exceptions of record, and accepts this Lease subject thereto and to all matters disclosed thereby and by any exhibits attached hereto. Lessee acknowledges that neither Lessor nor any agent of Lessor has made any representation or warranty as to the present or future suitability of the Premises for the conduct of Lessee's business.

      Section 5.04. Defective Condition at Commencement Date. In the event that it is determined, and Lessee notifies Lessor in writing, as to each Building within one year after delivery of such Building to Tenant, that any of the obligations of Lessor set forth in Section 5.02.(a) or Section 5.03.(a) were not performed with respect to such Building, then it shall be the obligation of Lessor, and the sole right and remedy of Lessee, after receipt of written notice from Lessee setting forth with specificity the nature of the failed performance, to promptly, within a reasonable time and at Lessor's sole cost, correct same. Lessee's failure to give such written notice to Lessor within each such one year period shall constitute a conclusive presumption that Lessor has complied with all of Lessor's obligations under the foregoing Sections 5.02. and 5.03., and any required correction after that date shall be performed by Lessee, at its sole cost and expense except for those express obligations of Lessor under Section 6.01 (b). As each Building is delivered, Lessor shall promptly assign to Lessee all of Lessor's contractor's and manufacturer's guarantees, warranties and causes of action with respect to the subject Building except those pertaining to Lessor obligations which could arise under this Section 5.04. and at the end of each one year period described above of the Lease Term, Lessor shall promptly assign to Lessee all of Lessor's remaining contractor's and/or manufacturer's guarantees, warranties, and causes of action with respect to the subject Building except those pertaining to Lessor obligations which could arise under Section 6.01 (b).

      Section 5.05. Building Security. Lessee acknowledges and agrees that it assumes sole responsibility for security at the Premises for its agents, employees, invitees, licensees, contractors, guests and visitors and will provide such systems and personnel for same including, without limitation, the Outside Area as it deems necessary or appropriate and at its sole cost and expense. Lessee acknowledges and agrees that Lessor does not intend to provide any security system or security personnel at the Premises, including, without limitation, at the Outside Areas.

      Section 5.06. Rules and Regulations. Lessor may from time-to-time promulgate reasonable and nondiscriminatory rules and regulations applicable for the care and orderly management of the Premises. Such rules and regulations shall be binding upon Lessee upon delivery of a copy thereof to Lessee, and Lessee agrees to abide by such rules and regulations. A copy of the initial Rules and Regulations is attached hereto as Exhibit "L." If there is a conflict between the rules and regulations and any of the provisions of this Lease, the provisions of this Lease shall prevail. Lessor shall not be responsible for the violation of any such rules and regulations by any person, including, without limitation, Lessee or its employees, agents, invitees, licensees, guests, visitors or contractors.

      Section 5.07. Moffett Park TDM Plan. Lessee has reviewed and analyzed the Moffett Park Transportation Demand Management Plan (a copy of which is attached hereto as Exhibit M), and understands that it is obligated to comply fully and timely with same (and any revisions, supplements or successor plans thereto) at Lessee's sole cost and expense to achieve the specified goal, and that failure to do so will (i) constitute a material default hereunder, and (ii) expose Lessor to possible penalties and damages to which Lessee's indemnity obligations under this Lease shall apply, provided, that, Lessee shall have no obligation with respect to the construction of the Light Rail Station and Lessor shall, at its own cost and expense comply with the obligation to (i) design and designate parking spaces for exclusive use of carpools and vanpools, (ii) install bicycle racks and lockers, (iii) install a carpool/vanpool/shuttle pickup area, and (iv) install pedestrian, bike circulation links, perimeter walking and jogging paths, and meditation gardens and seating areas required under Part II of the TDM Plan, as well as any other site improvement work (i.e. with respect to the Project exterior but not to the Buildings), required by amendment to the TDM Plan prior to the Commencement Date. Lessor shall construct shower and clothing lockers required under the TDM Plan (and any other interior improvements required by amendment to the TDM Plan) at Lessee cost and expense as part of the Tenant Improvements.

                                   ARTICLE VI
                      MAINTENANCE, REPAIRS AND ALTERATIONS

      Section 6.01. Maintenance of Premises.

      (a) Throughout the Lease Term (except as provided in 6.01.(b)), Lessee, at its sole cost and expense, shall keep, maintain, repair and replace the Premises and all improvements and appurtenances in or serving the Premises, including, without limitation, all interior and exterior-walls, all doors and windows, all roof membranes, all elevators and stairways, all wall surfaces and floor coverings, all Tenant Improvements and alterations, additions and improvements installed during the Lease Term, all sewer, plumbing, electrical, lighting, heating, ventilation and cooling systems, fire sprinklers, fire safety and security systems, fixtures and appliances and all wiring and glazing, in the same good order, condition and repair as they are in on the Commencement Date, or any later date of installation, reasonable wear excepted, provided that wear which could be prevented by first class maintenance shall not be deemed reasonable.

      (b) Lessor, at its sole cost and expense, shall repair defects in the exterior walls (including all exterior glass which is damaged by structural defects in such exterior walls), supporting pillars, structural walls, roof structure and foundations of the Buildings and sewer storm drainage and plumbing systems outside the Buildings but within the Project, provided that the need for repair is not caused by Lessee, in which event Lessor shall repair same and Lessee shall reimburse Lessor for the cost and expense of same except to the extent of insurance proceeds received for same. Lessor shall replace the roof membrane of each Building, the parking lot surface, landscaping, drainage, irrigation, sprinkler systems as well as sewer and plumbing systems outside the Buildings when the useful life of each has expired, and Lessee shall pay that portion of the cost of each replacement, together with annual interest at the Agreed Rate which shall be amortized over the useful life of each such replacement applicable to the balance of the Lease Term, in equal monthly installments due and payable with installments of Base Rent. Lessee shall give Lessor written notice of any need of repairs which are the obligation of Lessor hereunder and Lessor shall have a reasonable time to perform same. Should Lessor default as provided in Section 12.03 with respect to its obligation to make any of the repairs assumed by it hereunder, Lessee shall have the right to perform such repairs and Lessor agrees that within thirty (30) days after written demand accompanied by detailed invoice(s), it shall pay to Lessee the cost of any such repairs together with accrued interest from the date of Lessee's payment at the Agreed Rate. Lessor shall not be liable to Lessee, its employees, invitees, or licensees for any damage to person or property, and Lessee's sole right and remedy shall be the performance of said repairs by Lessee with right of reimbursement from Lessor of the reasonable fair market cost of said repairs, not exceeding the sum actually expended by Lessee, together with accrued interest from the date of Lessee's payment at the Agreed Rate, provided that nothing herein shall be deemed to create a right of setoff or withholding by Lessee of Base Rent or Additional Rent or any other amounts due herein. Lessee hereby expressly waives all rights under and benefits of Sections 1941 and 1942 of the California Civil Code or under any similar law, statute or ordinance now or hereafter in effect to make repairs and offset the cost of same against rent or to withhold or delay any payment of rent or any other of its obligations hereunder as a result of any default by Lessor under this Section 6.01(b).

      (c) Lessee agrees to keep the Premises, both inside and out, clean and in sanitary condition as required by the health, sanitary and police ordinances and regulations of any political subdivision having jurisdiction and to remove all trash and debris which may be found in or around the Premises. Lessee further agrees to keep the interior surfaces of each Building, including, without limitation, windows, floors, walls, doors, showcases and fixtures, clean and neat in appearance.

      (d) If Lessee refuses or neglects to commence such repairs and/or maintenance for which Lessee is responsible under this Article VI within a thirty (30) day period (or as soon as practical and in no event later than ten
(10) days if the failure to initiate the repair threatens to cause further damage to the Premises) after written notice from Lessor and thereafter diligently prosecute the same to completion, then Lessor may (i) enter the Premises (except in an emergency, upon at least twenty-four (24) hours advanced written notice) during Lessor's business hours and cause such repairs and/or maintenance to be made and shall not be responsible to Lessee for any loss or damage occasioned thereby and Lessee agrees that upon demand, it shall pay to Lessor the reasonable cost of any such repairs, not exceeding the sum actually expended by Lessor, together with accrued interest from the date of Lessor's payment at the Agreed Rate, and (ii) elect to enter into a maintenance contract at a market rate for first-rate maintenance with a third party for the performance of all or a part of Lessee's maintenance obligations, whereupon, Lessee shall be relieved from its obligations to perform those maintenance obligations expressly covered by such maintenance contract, and Lessee shall bear the entire cost of such maintenance contract which shall be due and paid in advance, as Additional Rent, on a monthly basis with Lessee's Base Rent payments.

      Section 6.02. Maintenance of Outside Areas. Subject to 6.01.(c) and subject to Lessee paying the cost and expense for same pursuant to Section 4.05, Lessor shall maintain, repair and replace all improvements on the Property and outside of the Buildings, including, without limitation, landscaping, sidewalks, walkways, driveways, curbs, parking lots (including striping), parking structure, sprinkler systems, lighting (per City of Sunnyvale requirements), and surface water drainage systems ("Outside Areas").

      Section 6.03. Alterations, Additions and Improvements. No alterations, additions, or improvements ("Alterations") shall be made to the Premises by Lessee without the prior written consent of Lessor which Lessor will not unreasonably withhold, provided, however, that Lessee may make Alterations which do not affect any Building system, exterior appearance, structural components or structural integrity and which do not exceed, with respect to each Building, collectively Fifty Thousand Dollars ($50,000) in cost within any twelve (12) month period, without Lessor's prior written consent. As a condition to Lessor's obligation to consider any request for consent hereunder, Lessee shall pay Lessor upon demand for the reasonable costs and expenses of consultants, engineers, architects and others for reviewing plans and specifications and for monitoring the construction of any proposed Alterations. Lessor may require Lessee to remove any such Alterations at the expiration or termination of the Lease Term and to restore the Premises to their prior condition by written notice given on or before the earlier of (i) the expiration of the Lease Term, or (ii) thirty (30) days after termination of the Lease, or (iii) thirty (30) days after a written request from Lessee for such notice from Lessor provided, that, if Lessee requests same from Lessor, Lessor will notify Lessee within five (5) business days after receipt of Lessee's request and a copy of all plans and specifications for the proposed Alteration whether it will require removal. All Alterations to be made to the Premises shall be made under the supervision of a competent, California licensed architect and/or competent California licensed structural engineer (each of whom has been reasonably approved by Lessor and such approval will not be unreasonably withheld) and shall be made in accordance with plans and specifications which have been furnished to and approved by Lessor in writing prior to commencement of work. All Alterations shall be designed, constructed and installed at the sole cost and expense of Lessee by California licensed architects, engineers, and contractors approved by Lessor, in compliance with all applicable law, and in good and workmanlike manner. Any Alteration except furniture and trade fixtures, shall become the property of Lessor at the expiration, or sooner termination of the Lease, unless Lessor directs otherwise, provided that Lessee shall retain title to all furniture and trade fixtures placed on the Premises. All heating, lighting, electrical, air conditioning, full height partitioning (but not moveable, free standing cubicle-type partitions which do not extend to the ceiling or connect to Building walls), drapery and carpeting installations made by Lessee together with all property that has become an integral part of the Premises, shall be and become the property of Lessor upon the expiration, or sooner termination of the Lease, and shall not be deemed trade fixtures. Within sixty (60) days after completion of any Alteration, Lessee shall provide Lessor with a complete set of "as built" plans for same.

      Section 6.04. Covenant Against Liens. Lessee shall not allow any liens arising from any act or omission of Lessee to exist, attach to, be placed on, or encumber Lessor's or Lessee's interest in the Premises or any part thereof, or any portion thereof, by operation of law or otherwise. Lessee shall not suffer or permit any lien of mechanics, material suppliers, or others to be placed against the Premises or any portion thereof with respect to work or services performed or claimed to have been performed for Lessee or materials furnished or claimed to have been furnished to Lessee or the Premises. Lessor has the right at all times to post and keep posted on the Premises any notice that it considers necessary for protection from such liens. At least seven (7) days before beginning construction of any Alteration, Lessee shall give Lessor written notice of the expected commencement date of that construction to permit Lessor to post and record a notice of nonresponsibility. If any such lien attaches or Lessee receives notice of any such lien, Lessee shall cause the lien to be promptly released and removed of record. Despite any other provision of this Lease, if the lien is not released and removed within twenty (20) days after Lessor delivers notice of the lien to Lessee, Lessor may immediately take all action necessary to release and remove the lien, without any duty to investigate the validity of it. All expenses (including reasonable attorney fees and the cost of any bond) incurred by Lessor in connection with a lien incurred by Lessee or its removal shall be considered Additional Rent under this Lease and be immediately due and payable by Lessee.

      Section 6.05 Reimbursable Capital Expenditures. Except for items of capital expenditures which are to be made at Lessor's sole cost and expense pursuant to the first sentence of Section 6.01 (b) above, capital expenditures, together with interest thereon at the Agreed Rate, for any replacement item at the Premises for which Lessor is responsible hereunder made by Lessor in excess of One Hundred Thousand Dollars ($100,000.00) during the Lease Term shall be amortized over the remaining Lease Term for the useful life of such replacement item with the numerator being the number of months remaining in the Lease Term and the denominator being the number of months of the useful life of the improvements as determined by Lessor in its sole discretion. Lessee shall be obligated for such amortized portion of any such expenditure in equal monthly installments due and payable with each installment of Base Rent during the Lease Term.

                                   ARTICLE VII
                                    INSURANCE

      Section 7.01. Property/Rental Insurance for Premises. At all times during the Lease Term, Lessor shall keep the Premises insured against loss or damage by fire and those risks normally included in the term "all risk," including, without limitation, coverage for (i) earthquake and earthquake sprinkler leakage, (ii) flood, (iii) loss of rents and extra expense for eighteen (18) months, including scheduled rent increases, (iv) boiler and machinery, (v) Tenant Improvements, and (vi) fire damage legal liability form, including waiver of subrogation. Any deductibles shall be paid by Lessee. The amount of such insurance shall not be less than 100% of replacement cost. Insurance shall include a Building Ordinance and Increased Cost of Construction Endorsement insuring the increased cost of reconstructing the Premises incurred due to the need to comply with applicable statutes, ordinances and requirements of all municipal, state and federal authorities now in force, which or may be in force hereafter. Any recovery received from said insurance policy shall be paid to Lessor and thereafter applied by Lessor to the reconstruction of the Premises in accordance with the provisions of Article VIII below. Lessee, in addition to the rent and other charges provided herein, shall reimburse Lessor for the cost of the premiums for all such insurance covering the Premises in accordance with
Article IV. Such reimbursement and shall be made within (15) days of Lessor's delivery of a copy of Lessor's statement therefor. Lessee shall pay to Lessor any deductible (subject to the above conditions) owing within fifteen (15) days after delivery of notice from Lessor of the amount owing. To the extent commercially available, Lessor's insurance shall have a deductible not greater than fifteen percent (15%) for earthquake and five percent (5%) for the basic "all risk" coverage.

      Section 7.02. Property Insurance for Fixtures and Inventory. At all times during the Lease Term, Lessee shall, at its sole expense, maintain insurance with "all risk, coverage on any fixtures, furnishings, merchandise, equipment or personal property in or on the Premises, whether in place as of the date hereof or installed hereafter. The amount of such insurance shall not be less than one hundred percent (100%) of the replacement cost thereof, and Lessor shall not have any responsibility nor pay any cost for maintaining any types of such insurance. Lessee shall pay all deductibles.

      Section 7.03. Lessor's Liability Insurance. At all times during the Lease Term, Lessor shall maintain a policy of policies of comprehensive general liability insurance naming Lessor (and such others as designated by Lessor) against liability for bodily injury, property damage on our about the Premises, with combined single limit coverage in an amount determined by Lessor in its sole discretion and which amount is presently in excess of Thirty Million Dollars

($30,000,000.00). Lessee, in addition to the rent and other charges provided herein, agrees to pay to Lessor the premiums for all such insurance. The insurance premiums shall be paid in accordance with Article IV, within (15) days of Lessor's delivery of a copy of Lessor's statement therefore.

      Section 7.04. Liability Insurance Carried by Lessee. At all times during the Lease Term (and any holdover period) Lessee shall obtain and keep in force a commercial general liability policy of insurance protecting Lessee, Lessor and any Lender(s) whose names are provided to Lessee as Additional Insureds against claims from bodily injury, personal injury and property damage based upon involving or arising out of ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing a single limit coverage in amount of not less than Ten Million Dollars ($10,000,000) per occurrence with an Additional Lessors or Premises Endorsements and containing an "Amendment of the Pollution Exclusion Endorsement" for damage caused by heat, smoke, fumes from a hostile fire. The limits of said insurance required by this Lease as carried by Lessee shall not, however limit the liability of Lessee nor relieve Lessee of any obligation hereunder. All insurance to be carried by the Lessee shall be primary to and not contributory with, any similar insurance carried by Lessor whose insurance shall be considered excess insurance only.

      Section 7.05. Lessee to Furnish Proof of Insurance. Lessee shall furnish to Lessor prior to the Commencement Date, and at least thirty (30) days prior to the expiration date of any policy, certificates indicating that the property insurance and liability insurance required to be maintained by Lessee is in full force and effect for the twelve (12) month period following such expiration date; that Lessor has been named as an additional insured to the extent of contractual liability assumed in Section 7.07. "Indemnification" and Section
7.08. "Lessor as Party Defendant"; and that all such policies will not be canceled unless thirty (30) days prior written notice of the proposed cancellation has been given to Lessor. The insurance shall be with insurers approved by Lessor, provided, however, that such approval shall not be unreasonably withheld so long as Lessee's insurance carrier has a Best's Insurance Guide rating not less than A+ VIII. Lessor shall furnish to Lessee, prior to the Commencement Date, and at least ten (10) days prior to the expiration date of any policy, or if later in each case, within ten (10) business days after receipt of a written request for same, certificates indicating that the property insurance and liability insurance required to be maintained by Lessor is in full force and effect for the twelve (12) month period following such expiration date.

      Section 7.06. Mutual Waiver of Claims and Subrogation Rights. Lessor and Lessee hereby release and relieve the other, and waive their entire claim of recovery for loss or damage to property arising out of or incident to fire, lightning, and the other perils included in a standard "all risk" insurance policy when such property constitutes the Premises, or is in, on or about the Premises, whether or not such loss or damage is due to the negligence of Lessor or Lessee, or their respective agents, employees, guests, licensees, invitees, or contractors. Lessee and Lessor waive all rights of subrogation against each other on behalf of, and shall obtain a waiver of all subrogation rights from, all property and casualty insurers referenced above.

      Section 7.07. Indemnification and Exculpation.

      (a) Except as otherwise provided in Section 7.07.(b), Lessee shall indemnify and hold Lessor free and harmless from any and all liability, claims, loss, damages, causes of action (whether in tort or contract, law or equity, or otherwise), expenses, charges, assessments, fines, and penalties of any kind, including without limitation, reasonable attorney fees, expert witness fees and costs, arising by reason of the death or injury of any person, including any person who is an employee, agent, invitee, licensee, permittee, visitor, guest or contractor of Lessee, or by reason of damage to or destruction of any property, including property owned by Lessee or any person who is an employee, agent, invitee, permitee, visitor, or contractor of Lessee, caused or allegedly caused (1) while that person or property is in or about the Premises; (2) by some condition of the Premises; (3) by some act or omission by Lessee or its agent, employee, licensee, invitee, guest, visitor or contractor or any person in, adjacent, on, or about the Premises with the permission, consent or sufferance of Lessee; (4) by any matter connected to or arising out of Lessee's occupation or use of the Premises, or any breach or default in timely observance or performance of any obligation on Lessee's part to be observed or performed under this Lease.

      (b) Notwithstanding the provisions of Section 7.07.(a) of this Lease, Lessee's duty to indemnify and hold Lessor harmless shall not apply to any liability, claims, loss or damages to the extent caused solely by Lessor's active negligence or willful acts of misconduct.

      (c) Lessee hereby waives all claims against Lessor for damages to goods, wares and merchandise and all other personal property in, on, or about the Premises and for injury or death to persons in, on, or about the Premises from any cause arising at any time to the fullest extent permitted by law and in no event shall Lessor be liable for lost profits or other consequential damages arising from any cause or for any damage which is or could be covered by the insurance Lessee is required to carry under this Lease.

      Section 7.08. Lessor as Party Defendant. If by reason of an act or omission of Lessee or any of its employees, agents, invitees, licensee, visitors, guests or contractors, Lessor is made a party defendant or a cross-defendant to any action involving the Premises or this Lease, Lessee shall hold harmless and indemnify Lessor from all liability or claims of liability, including all damages, attorney fees and costs of suit.

                                  ARTICLE VIII
                              DAMAGE OR DESTRUCTION

      Section 8.01. Destruction of the Premises.

      (a) In the event of a partial destruction of the Premises during the Lease Term from any cause, Lessor, upon receipt of, and to the extent of, insurance proceeds paid in connection with such casualty, shall forthwith repair the same, provided the repairs can be made within a reasonable time under state, federal, county and municipal applicable law, but such partial destruction shall in no way annul or void this Lease, (except as provided in Section 8.01.(b) below) provided that Lessee shall be entitled to a proportionate credit for rent equal to the payment of rental income insurance received by Lessor. Lessor shall use diligence in making such repairs within a reasonable time period, acts of God, strikes and delays beyond Lessor's control excepted, in which instance the time period shall be extended accordingly, and this Lease shall remain in full force and effect, with the rent to be proportionately reduced as provided in this Section. If the Premises are damaged by any peril within twelve (12) months prior to the last day of the Lease Term and, in the reasonable opinion of the Lessor's architect or construction consultant, the restoration of the Premises cannot be substantially completed within ninety (90) days after the date of such damage and such damage renders unusable more than thirty percent (30%) of the Premises, Lessor may terminate this Lease on sixty (60) days written notice to Lessee.

      (b) If the Premises are damaged or destroyed by any cause to the extent of more than fifty percent (50%) of the total Rentable Area of all office/research and development Buildings which are then part of the Premises during the Lease Term, Lessor shall notify Lessee within sixty (60) days after such damage or destruction whether it will repair the same within twelve (12) months (subject to force majeure) from the date of such notice and if Lessor states that it will not repair within said twelve (12) months (subject to force majeure) this Lease shall terminate ten (10) business days after Lessor gives its notice. In the event Lessor elects to repair, Lessor shall commence repairs within a reasonable time and diligently proceed to complete such repairs, in each instance subject to force majeure delays. In the event of termination, Lessor shall pay to Lessee all insurance proceeds, if any, received by Lessor as a result of the damage or destruction to the extent allocable to unamortized Tenant Improvements or other Alterations installed in the damaged Buildings at Lessee's sole cost and expense, using an amortization schedule of equal monthly installments over the first sixty (60) months following the delivery of each damaged Building, but only to the extent such payment will not violate the terms and conditions of any trust deed recorded against the Project or Premises or constitute a default thereunder.

      Section 8.02. Waiver of Civil Code Remedies. Lessee hereby expressly waives any rights to terminate this Lease upon damage or destruction to the Premises, including without limitation any rights pursuant to the provisions of
Section 1932, Subdivision 2 and Section 1933, Subdivision 4, of the California Civil Code, as amended from time-to-time, and the provisions of any similar law hereinafter enacted.

      Section 8.03. No Abatement of Rentals. The Rentals and other charges due under this Lease shall not be reduced or abated by reason of any damage or destruction to the Premises (except to the extent of proceeds received by Lessor from the rental loss insurance), and Lessor shall be entitled to all proceeds of the insurance maintained pursuant to Section 7.01. above during the period of rebuilding pursuant to Section 8.01.(a) above, or if the Lease is terminated pursuant to Section 8.01.(a) above. Lessee shall have no claim against Lessor, including, without limitation, for compensation for inconvenience or loss of business, profits or goodwill during any period of repair or reconstruction.

      Section 8.04. Liability for Personal Property. In no event shall Lessor have any liability for, nor shall it be required to repair or restore, any injury or damage to Lessee's personal property or to any other personal property or to Alterations in or upon the Premises by Lessee.

                                   ARTICLE IX
                               REAL PROPERTY TAXES

      Section 9.01. Payment of Taxes. Lessee shall pay the real property tax, including any escaped or supplemental tax and any form of real estate tax or assessment, general, special, ordinary or extraordinary, and any license, fee, charge, excise or imposition ("real property tax"), imposed, assessed or levied on or with respect to the Premises by any Federal, State, County, City or other political subdivision or public authority having the direct or indirect power to tax, including any improvement district thereof or any community facilities district, as against any legal or equitable interest of Lessor in the Premises or against the Premises or any part thereof applicable to the Premises for a period of time included within the Lease Term. All such payments shall be made at least ten (10) days prior to the delinquency date for such payment or ten
(10) days after Lessee's receipt of the tax bill, whichever is later. Notwithstanding the foregoing, Lessee shall not be required to pay any net income taxes, franchise taxes, or any succession or inheritance taxes of Lessor. If any anytime during the Lease Term, the State of California or any political subdivision of the state, including any county, city, city and county, public corporation, district, or any other political entity or public corporation of this state, levies or assesses against Lessor a tax, fee, charge or imposition, excise on rents under the Lease, the square footage of the Premises, the act of entering into this Lease, or the occupancy of Lessee, or levies or assesses against Lessor any other tax, fee, or excise, however described, including, without limitation, a so-called value added, business license, transit, commuter, environmental or energy tax fee, charge or excise or imposition related to the Premises as a direct substitution in whole or in part for, or in addition to, any real property taxes on the Premises, Lessee shall pay ten (10) days before delinquency or ten (10) days after receipt of the tax bill, whichever is later, that tax, fee, charge, excise or imposition.

      Section 9.02. Pro Ration for Partial Years. If any such taxes paid by Lessee shall cover any period prior to the Commencement Date or after the Expiration Date of the Lease Term, Lessee's share of such taxes shall be equitably prorated to cover only the period of time within the tax fiscal year during which this Lease shall be in effect, and Lessor shall reimburse Lessee to any extent required. If Lessee shall fail to pay any such taxes, Lessor shall have the right to pay the same in which case Lessee shall repay such amount to Lessor within ten (10) days after written demand, together with interest at the Agreed Rate.

      Section 9.03. Personal Property Taxes.

      (a) Lessee shall pay prior to delinquency all taxes imposed, assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Lessee contained in the Premises or elsewhere at the Project. When possible, Lessee shall cause said trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor.

      (b) If any of Lessee's said personal property shall be assessed with Lessor's real property, Lessee shall pay Lessor the taxes attributable to Lessee within ten (10) days after receipt of a written statement setting forth the taxes applicable to Lessee's property.

      (c) If Lessee shall fail to pay any such taxes, Lessor shall have the right to pay the same, in which case Lessee shall repay such amount to Lessor with Lessee's next rent installment together with interest at the Agreed Rate.

                                    ARTICLE X
                                    UTILITIES

      Section 10.01. Lessee to Pay. Lessee shall pay prior to delinquency and throughout the Lease Term, all charges for water, gas, heating, cooling, sewer, telephone, electricity, garbage, air conditioning and ventilation, janitorial service, landscaping and all other materials and utilities supplied to the Premises. The disruption, failure, lack or shortage of any service or utility due to any cause whatsoever shall not affect any obligation of Lessee hereunder, and Lessee shall faithfully keep and observe all the terms, conditions and covenants of this Lease and pay all rent due hereunder, all without diminution, credit or deduction.

                                   ARTICLE XI
                            ASSIGNMENT AND SUBLETTING

      Section 11.01. Lessor's Consent Required. Except as provided in Section 11.02, Lessee shall not voluntarily or by operation of law assign, transfer, mortgage, sublet, license or otherwise transfer or encumber all or any part of Lessee's interest in this Lease or in the Premises or any part thereof, without Lessor's prior written consent which Lessor shall not unreasonably withhold or delay. Lessor shall respond in writing to Lessee's request for consent hereunder in a timely manner and any attempted assignment, transfer, mortgage, encumbrance, subletting or licensing without such consent shall be void, and shall constitute a breach of this Lease. By way of example, but not limitation, reasonable grounds for denying consent include: (i) poor credit history or insufficient financial strength of transferee, (ii) transferee's intended use of the Premises is inconsistent with the permitted use or will materially and adversely affect Lessor's interest. Lessee shall reimburse Lessor upon demand for Lessor's reasonable costs and expenses (including attorneys' fees, architect fees and engineering fees) involved in renewing any request for consent whether or not consent is granted.

      Section 11.02. Lessee Affiliates. Without the approval of Lessor, Lessee may assign or sublet the Premises, or any portion thereof, to any corporation which controls, is controlled by, or is under common control with Lessee, or to any corporation resulting from the merger or consolidation with Lessee, or to any person or entity which acquires all, or substantially all of the assets of Lessee as a going concern of the business that is being conducted on the Premises ("Affiliates"), provided that said assignee or sublessee assumes, in full, the obligations of Lessee under this Lease and provided further that the use to which the Premises will be put does not materially change and provided further, Lessee shall provide Lessor at least ten (10) business days advance written notice of any such assignment or sublease, including fully executed assignment or sublease documents and evidence that the transaction is of a type described in this Section 11.02. Any such assignment or sublease shall not, in any way, affect or limit the liability of Lessee under the terms of this Lease.

      Section 11.03. No Release of Lessee. Regardless of Lessor's consent, no subletting or assignment shall release Lessee of Lessee's obligation or alter the primary liability of Lessee to pay the rent and to perform all other obligations to be performed by Lessee hereunder. The acceptance of rent by Lessor from any other person shall not be deemed consent to any subsequent assignment or subletting. In the event of default by any assignee of Lessee or any successor of Lessee, in the performance of any of the terms hereof, Lessor may proceed directly against Lessee without the necessity of exhausting remedies against said assignee.

      Section 11.04. Excess Rent. In the event Lessor shall consent to a sublease or an assignment, Lessee shall pay to Lessor with its regularly scheduled Base Rent payments, fifty percent (50%) of all sums and the fair market value of all consideration collected or received by Lessee from a sublessee or assignee which are in excess of the Base Rent and Additional Rent due and payable with respect to the subject space pursuant to Article IV for the time period encompassed by the sublease or assignment term, after first deducting reasonable leasing commissions, provided that this provision shall not apply to consideration for the first twelve (12) months of the first sublease of any space within any office/research development Building (and not to any subsequent sublease of such space) so long as such sublease is for at least twenty four (24) months and that the consideration for the second and any subsequent twelve (12) month period of such sublease (including extension options) is not less than the consideration for the first twelve (12) months.

      Section 11.05. No Impairment of Security. Lessee's written request to Lessor for consent to an assignment or subletting or other form of transfer shall be accompanied by (a) the name and legal composition of the proposed transferee; (b) the nature of the proposed transferee's business to be carried on in the Premises; (c) the terms and provisions of the proposed transfer agreement; and (d) such financial and other reasonable information as Lessor may request concerning the proposed transferee.

      Section 11.06. Lessor's Recapture Rights.

      (a) Lessor's Recapture Rights. Notwithstanding any other provision of this
Article 11, in the event that Lessee proposes to sublease or assign or otherwise transfer any interest in this Lease or the Premises or any part thereof affecting (collectively with all other such subleases, assignments, or transfers then in effect) more than sixty percent (60%) of the square footage of the total Rentable Area of the four (4) office/research and development Buildings ("Recapture Space"), then Lessor shall have the option to recapture the Recapture Space by written notice to Lessee ("Recapture Notice") given within ten (10) business days after Lessor receives any notice of such proposed assignment or sublease or other transfer ("Transfer Notice"). A timely Recapture Notice terminates this Lease for the Recapture Space, effective as of the date specified in the Transfer Notice. If Lessor declines or fails timely to deliver a Recapture Notice, Lessor shall have no further right under this Section 11.06 to the Recapture Space unless it becomes available again after such transfer by Lessee or unless Lessee proposes another such transfer. For purposes of this
Section 11.05, the Rentable Area of the Amenity Building shall not be utilized in the calculation of Recapture Space. This Section 11.06 shall not apply to the sublease of space or assignment of this Lease to an Affiliate as defined in
Section 11.02 above.

      (b) Consequences of Recapture. To determine the new Base Rent under this Lease if Lessor recaptures the Recapture Space, the then current Base Rent (immediately before Lessor's recapture) under the Lease shall be multiplied by a fraction, numerator of which is the square feet of the Rentable Area retained by Lessee after Lessor's recapture and the denominator of which is the total square feet of the Rentable Area before Lessor's recapture. The Additional Rent, to the extent that it is calculated on the basis of the square feet within the affected Building, shall be reduced to reflect Lessee's proportionate share based on the square feet of the Building retained by Lessee after Lessor's recapture. This Lease as so amended shall continue thereafter in full force and effect. Either party may require written confirmation of the amendments to this Lease necessitated by Lessor's recapture of the Recapture Space. If Lessor recaptures the Recapture Space, Lessor shall, at Lessor's sole expense, construct, paint, and furnish any partitions required to segregate the Recapture Space from the remaining Premises retained by Lessee.

                                   ARTICLE XII
                               DEFAULTS; REMEDIES

      Section 12.01. Defaults. The occurrence of any one or more of the following events shall constitute a material default and breach of this Lease by
Lessee:

      (a) The abandonment of the Premises by Lessee or the commission of waste at the Premises or the making of an assignment or subletting in violation of
Article XI, provided however, abandonment shall be considered to not occur if the Premises are maintained and occupied to the extent necessary to maintain the insurance on each and every portion of the Premises;

      (b) The failure by Lessee to make any payment of rent or any other payment required to be made by Lessee hereunder, as and when due, if such failure continues for a period of five (5) business days after written notice thereof from Lessor to Lessee. In the event that Lessor serves Lessee with a Notice to Pay Rent or Quit in the form required by applicable Unlawful Detainer statutes such Notice shall constitute the notice required by this paragraph, provided that the cure period stated in the Notice shall be five (5) business days rather than the statutory three (3) days;

      (c) Lessee's failure to provide, (i) any instrument or assurance as required by Section 7.05, or (ii) estoppel certificate as required by Section 15.01, or (iii) any document which Lessee is obligated to provide under Section
17.13 subordinating this Lease to a Lender's deed of trust if such failure continues for five (5) business days after written notice of the failure from Lessor to Lessee. In the event Lessor serves Lessee with a Notice to Perform Covenant or Quit in the form required by applicable Unlawful Detainer Statutes, such Notice shall constitute the notice required by this paragraph, provided that the cure period stated in the Notice shall be five (5) business days rather than the statutory three (3) days;

      (d) The failure by Lessee to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Lessee, other than described in paragraph (a) (b) or (c) above, if such failure continues for a period of ten (10) days after written notice thereof from Lessor to Lessee; provided, however, that if the nature of Lessee's default is such that more than ten (10) days are reasonably required for its cure, then Lessee shall not be deemed to be in default if Lessee commences such cure within said ten (10) day period and thereafter diligently prosecutes such cure to completion;

      (e) (i) The making by Lessee of any general arrangement or assignment for the benefit of creditors; (ii) the filing by Lessee of a voluntary petition in bankruptcy under Title 11 U.S.C. or the filing of an involuntary petition against Lessee which remains uncontested for a period of sixty (60) days; (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, provided, however, in the event that any provisions of this Section 12.01(e) is contrary to any applicable law, such provision shall be of no force or effect;

      (f) The discovery by Lessor that any financial statement given to Lessor by Lessee, or any guarantor of Lessee's obligations hereunder, was materially false;

      (g) The failure by Lessee to timely observe and perform any obligation under the City of Sunnyvale TDM Plan or any successor or similar plan or requirement if such failure continues for five (5) business days (or if longer, any cure period provided by the City of Sunnyvale before it levies any penalty, fines or taxes or any other action adverse to Lessor) after written notice of the failure from Lessor to Lessee;

      (h) The failure by Lessee to deposit timely any letters of credit or to fail to timely pay the General Contractor for costs of Tenant Improvements as required by Sections 2.04(g) if such failure continues for five (5) business days after written notice of the failure from Lessor to Lessee.

      Section 12.02. Remedies. In the event of any such material default and breach by Lessee, Lessor may at any time thereafter, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such default and breach:

      (a) Terminate Lessee's right to possession of the Premises by any lawful means including by way of unlawful detainer (and without any further notice if a notice in compliance with the unlawful detainer statutes and in compliance with paragraphs (b), (c) (d) (g) or (h) of Section 12.01 above has already been given), in which case this Lease shall terminate and Lessee shall immediately surrender possession of the Premises to Lessor. In such event Lessor shall be entitled to recover from Lessee all damages incurred by Lessor by reason of Lessee's default including, but not limited to, (i) the cost of recovering possession of the Premises including reasonable attorneys' fees related thereto;
(ii) the worth at the time of the award of any unpaid rent that had been earned at the time of the termination, to be computed by allowing interest at the Agreed Rate but in no case greater than the maximum amount of interest permitted by law,

(iii) the worth at the time of the award of the amount by which the unpaid rent that would have been earned between the time of the termination and the time of the award exceeds the amount of unpaid rent that Lessee proves could reasonably have been avoided, to be computed by allowing interest at the Agreed Rate but in no case greater than the maximum amount of interest permitted by law, (iv) the worth at the time of the award of the amount by which the unpaid rent for the balance of the Lease Term after the time of the award exceeds the amount of unpaid rent that Lessee proves could reasonably have been avoided, to be computed by discounting that amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award plus one per cent (1%), (v) any other amount necessary to compensate Lessor for all the detriment proximately caused by Lessee's failure to perform obligations under this Lease, including brokerage commissions and advertising expenses, expenses of remodeling the Premises for a new tenant (whether for the same or a different use), and any special concessions made to obtain a new tenant, and (vi) any other amounts, in addition to or in lieu of those listed above, that may be permitted by applicable law.

      (b) Maintain Lessee's right to possession as provided in Civil Code
Section 1951.4 in which case this Lease shall continue in effect whether or not Lessee shall have abandoned the Premises. In such event Lessor shall be entitled to enforce all of Lessor's rights and remedies under this Lease, including the right to recover the rent as it becomes due hereunder.

      (c) Pursue any other remedy now or hereafter available to Lessor under the laws or judicial decisions of the State of California. Unpaid amounts of rent and other unpaid monetary obligations of Lessee under the terms of this Lease shall bear interest from the date due at the Agreed Rate.

      Section 12.03. Default by Lessor. Lessor shall not be in default under this Lease unless Lessor fails to perform obligations required of Lessor within a reasonable time, but in no event later than thirty (30) days after written notice by Lessee to Lessor and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have theretofore been furnished to Lessee in writing, specifying that Lessor has failed to perform such obligation; provided, however, that if the nature of Lessor's obligation is such that more than thirty (30) days are required for performance then Lessor shall not be in default if Lessor commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion. In the event Lessor does not commence performance within the thirty (30) day period provided herein, Lessee may perform such obligation and will be reimbursed for its expenses by Lessor together with interest thereon at the Agreed Rate provided, however, that if the parties are in dispute as to what constitutes Lessor's obligations under this Lease, any such dispute shall be resolved by arbitration in a manner identical to that provided in Section 8.02 above. Lessee waives any right to terminate this Lease or to vacate the Premises on Lessor's default under this Lease. Lessee's sole remedy on Lessor's default is an action for damages or injunctive or declaratory relief. Notwithstanding the foregoing, nothing herein shall be deemed applicable in the event of Lessor's delay in delivery of the Premises. In that situation, all rights and remedies shall be determined under Section 3.01 above.

      Section 12.04. Late Charges. Lessee hereby acknowledges that late payment by Lessee to Lessor of rent and other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Lessor by the terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or any other sum due from Lessee shall not be received by Lessor or Lessor's designated agent within five (5) days after such amount is due and owing, Lessee shall pay to Lessor a late charge equal to five percent (5%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payment by Lessee. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee's default with respect to such overdue amount, nor prevent Lessor from exercising any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for three (3) consecutive installments of rent, then rent shall automatically become due and payable quarterly in advance, rather than monthly, notwithstanding Section 4.01 or any other provision of this Lease to the contrary.

                                  ARTICLE XIII
                            CONDEMNATION OF PREMISES

      Section 13.01. Total Condemnation. If the entire Premises, whether by exercise of governmental power or the sale or transfer by Lessor to any condemnor under threat of condemnation or while proceedings for condemnation are pending, at any time during the Lease Term, shall be taken by condemnation such that there does not remain a portion suitable for occupation, this Lease shall then terminate as of the date transfer of possession is required. Upon such condemnation, all rent shall be paid up to the date transfer of possession is required, and Lessee shall have no claim against Lessor or the award for the value of the unexpired portion of this Lease Term.

      Section 13.02. Partial Condemnation. If any portion of the Premises is taken by condemnation during the Lease Term, whether by exercise of governmental power or the sale for transfer by Lessor to an condemnor under threat of condemnation or while proceedings for condemnation are pending, this Lease shall remain in full force and effect except that in the event a partial taking leaves the Premises unfit for the conduct of the business of Lessee, then Lessee shall have the right to terminate this Lease effective upon the date transfer of possession is required. Moreover, Lessor shall have the right to terminate this Lease effective on the date transfer of possession is required if more than thirty-three percent (33%) of the total square footage of the Premises is taken by condemnation. Lessee and Lessor may elect to exercise their respective rights to terminate this Lease pursuant to this Section by serving written notice to the other within thirty (30) days after receipt of notice of condemnation. All rent shall be paid up to the date of termination, and Lessee shall have no claim against Lessor for the value of any unexpired portion of the Lease Term. If this Lease shall not be canceled, the rent after such partial taking shall be that percentage of the adjusted base rent specified herein, equal to the percentage which the square footage of the untaken part of the Premises, immediately after the taking, bears to the square footage of the entire Premises immediately before the taking. If Lessee's continued use of the Premises requires alterations and repair by reason of a partial taking, all such alterations and repair shall be made by Lessee at Lessee's expense. Lessee waives all rights it may have under California Code of Civil Procedure Section 1265.130 or otherwise, to terminate this Lease based on partial condemnation.

      Section 13.03. Award to Lessee. In the event of any condemnation, whether total or partial, Lessee shall have the right to claim and recover from the condemning authority such compensation as may be separately awarded or recoverable by Lessee for loss of its business fixtures, or equipment belonging to Lessee immediately prior to the condemnation. The balance of any condemnation award shall belong to Lessor (including, without limitation, any amount attributable to any excess of the market value of the Premises for the remainder of the Lease Term over the then present value of the rent payable for the remainder of the Lease Term) and Lessee shall have no further right to recover from Lessor or the condemning authority for any claims arising out of such taking. Except as provided below, in connection with a condemnation: (a) Lessor shall be entitled to receive all compensation and anything of value awarded, paid, or received in settlement or otherwise ("Award"); and (b) Lessee irrevocably assigns and transfers to Lessor all rights to and interests in the Award and fully releases and relinquishes any claim to, right to make a claim on, or interest in the Award. Notwithstanding the foregoing, Lessee shall have the right to make a separate claim in the condemnation proceeding for: (a) reasonable removal and relocation costs for any leasehold improvements that Lessee has the right to remove and elects to remove (if condemnor approves of the removal), (b) loss of goodwill, (c) relocation costs under Government Code section 7262, the claim for which Lessee may pursue by separate action independent of this Lease, but (d) only to the extent that any of the foregoing does not reduce the amount of the Award payable to Lessor. Lessee shall also be entitled to receive, if the Award expressly provides for same, an amount equal to the unamortized cost of the Tenant Improvements or other Alterations installed in any condemned Building at Lessee's sole cost and expense, using an amortization schedule of equal monthly amounts for the first sixty (60) months following the Delivery Date (or deemed Delivery Date) for such Building, but only to the extent such payment will not violate the terms and conditions of any trust deed recorded against the Project or Premises or constitute a default thereunder.

                                   ARTICLE XIV
                                 ENTRY BY LESSOR

      Section 14.01. Entry by Lessor Permitted. Lessee shall permit Lessor and its employees, agents and contractors to enter the Premises and all parts thereof (i) upon forty-eight (48) hours notice (or without notice in an emergency), including, without limitation, the Building and all parts thereof at all reasonable times for any of the following purposes: to inspect the Premises; to maintain the Premises; to make such repairs to the Premises as Lessor is obligated or may elect to make; to make repairs, alterations or additions to any other portion of the Premises, and (ii) upon twenty-four (24) hours notice to show the Premises and post "To Lease" signs for the purposes of reletting during the last twelve (12) months of the Lease Term (provided that Lessee has failed to exercise its option to extend) or extended Lease Term to show the Premises as part of a prospective sale by Lessor or to post notices of nonresponsibility. With respect to any such entry which is not an emergency entry, Lessor agrees not to unreasonably disturb Lessee's use or enjoyment of the Premises, and to minimize disruption to Lessee as much as reasonably practical, Lessor shall have such right of entry without any rebate of rent to Lessee for any loss of occupancy or quiet enjoyment of the Premises hereby occasioned.

                                   ARTICLE XV
                              ESTOPPEL CERTIFICATE

      Section 15.01. Estoppel Certificate.

      (a) Each party ("Certifying Party") shall at any time upon not less than fifteen (15) days' prior written notice from the other execute, acknowledge and deliver to the other a statement in writing (i) certifying, if true, that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying, if true, that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, and (ii) acknowledging, if true, that there are not, to Certifying Party's knowledge, any uncured defaults on the part of the other party, or specifying such defaults if any are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises.

      (b) Each party's failure to deliver such statement within such time shall be conclusive upon such party (i) that this Lease is in full force and effect, without modification except as may be represented by the other party on the notice, (ii) that there are no uncured defaults in the other party's performance, and (iii) that not more than one month's rent has been paid in advance.

                                   ARTICLE XVI
                               LESSOR'S LIABILITY

      Section 16.01. Limitations on Lessor's Liability. The term "Lessor" as used herein shall mean only the owner or owners at the time in question of the fee title of the Premises. In the event of any transfer of such title or interest, Lessor herein named (and in case of any subsequent transfers then the grantor) shall be relieved from and after the date of such transfer of all liability as respects Lessor's obligations thereafter to be performed, provided that any funds in the hands of Lessor or the then grantor at the time of such transfer, in which Lessee has an interest, shall be delivered to the grantee. The obligations contained in this Lease to be performed by Lessor shall, subject as aforesaid, be binding on Lessor's successors and assigns, only during their respective periods of ownership. For any breach of this Lease by Lessor, the liability of Lessor (including all persons and entities that comprise Lessor, and any successor Lessor) and any recourse by Lessee against Lessor shall be limited to the interest of Lessor, and Lessor's successors in interest, in and to the Premises. On behalf of itself and all persons claiming by, through, or under Lessee, Lessee expressly waives and releases Lessor and each member, agent and employee of Lessor from any personal liability for breach of this Lease.

                                  ARTICLE XVII
                               GENERAL PROVISIONS

      Section 17.01. Severability. The invalidity of any provision of this Lease as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

      Section 17.02. Agreed Rate Interest on Past-Due Obligations. Except as expressly herein provided, any amount due to either party not paid when due shall bear interest at the Bank of America prime rate plus one percent (1%) ("Agreed Rate"). Payment of such interest shall not excuse or cure any default by Lessee under this Lease. Despite any other provision of this Lease, the total liability for interest payments shall not exceed the limits, if any, imposed by the usury laws of the State of California. Any interest paid in excess of those limits shall be refunded to the payor by application of the amount of excess interest paid against any sums outstanding in any order that payee requires. If the amount of excess interest paid exceeds the sums outstanding, the portion exceeding those sums shall be refunded in cash to the payor by the payee. To ascertain whether any interest payable exceeds the limits imposed, any nonprincipal payment (including late charges) shall be considered to the extent permitted by law to be an expense or a fee, premium, or penalty rather than interest.

      Section 17.03. Time of Essence. Time is of the essence in the performance of all obligations under this Lease.

      Section 17.04. Additional Rent. Any monetary obligations of Lessee to Lessor under the terms of this Lease shall be deemed to be Additional Rent and Lessor shall have all the rights and remedies for the nonpayment of same as it would have for nonpayment of Base Rent, except that the one year requirement of Code of Civil Procedure Section 1161(2) shall apply only to scheduled installments of Base Rent and not to any Additional Rent. All references to "rent" (except specific references to either Base Rent or Additional Rent) shall mean Base Rent and Additional Rent.

      Section 17.05. Incorporation of Prior Agreements, Amendments and Exhibits. This Lease (including Exhibits A, B, C, D, E, F, G, H, I, J, K, L, M and N contains all agreements of the parties with respect to any matter mentioned herein. No prior agreement or understanding pertaining to any such matter shall be effective. This Lease may be modified in writing only, signed by the parties in interest at the time of the modification. Except as otherwise stated in this Lease, Lessee hereby acknowledges that neither the Lessor nor any employees or agents of the Lessor has made any oral or written warranties or representations to Lessee relative to the condition or use by Lessee of said Premises and Lessee acknowledges that Lessee assumes all responsibility regarding the Occupational Safety Health Act, the legal use and adaptability of the Premises and the compliance thereof with all applicable laws and regulations in effect during the Lease Term except as otherwise specifically stated in this Lease. Neither party has been induced to enter into this Lease by, and neither party is relying on, any representation or warranty outside those expressly set forth in this Lease.

      Section 17.06. Notices.

      (a) Written Notice. Any notice required or permitted to be given hereunder shall be in writing and shall be given by a method described in paragraph (b) below and shall be addressed to Lessee or to Lessor at the addresses noted below, next to the signature of the respective parties, as the case may be. Either party may by notice to the other specify a different address for notice purposes. A copy of all notices required or permitted to be given to Lessor hereunder shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time-to-time hereafter designate by notice to Lessee, but delay or failure of delivery to such person shall not affect the validity of the delivery to Lessor or Lessee.

      (b)   Methods of Delivery:

            (i) When personally delivered to the recipient, notice is effective on delivery. Delivery to the person apparently designated to receive deliveries at the subject address is personally delivered if made during business hours (e.g. receptionist).

            (ii) When mailed by certified mail with return receipt requested, notice is effective on receipt if delivery is confirmed by a return receipt.

            (iii) When delivery by overnight delivery Federal
Express/Airborne/United Parcel Service/DHL WorldWide Express with charges prepaid or charged to the sender's account, notice is effective on delivery if delivery is confirmed by the delivery service.

      (c) Refused, Unclaimed or Undeliverable Notices. Any correctly addressed notice that is refused, unclaimed, or undeliverable because of an act or omission of the party to be notified shall be considered to be effective as of the first date that the notice was refused, unclaimed, or considered undeliverable by the postal authorities, messenger, or overnight delivery service.

      Section 17.07. Waivers. No waiver of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach of the same or any other provisions. Any consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of consent to or approval of any subsequent act. The acceptance of rent hereunder by Lessor shall not be a waiver of any preceding breach by Lessee of any provision hereof, other than the failure of Lessee to pay the particular rent so accepted, regardless of Lessor's knowledge of such preceding breach at the time of acceptance of such rent.

      Section 17.08. Recording. Either Lessor or Lessee shall, upon request of the other, execute, acknowledge and deliver to the other a "short form" memorandum of this Lease for recording purposes, provided that Lessee shall also simultaneously execute in recordable form and deliver to Lessor a Quit Claim Deed as to its leasehold and any other interest in the Premises and hereby authorizes Lessor to date and record the same only upon the expiration or sooner termination of this Lease.

      Section 17.09. Surrender of Possession; Holding Over.

      (a) At the expiration of the Lease, Lessee agrees to deliver up and surrender to Lessor possession of the Premises and all improvements thereon broom clean and, in as good order and condition as when possession was taken by Lessee, excepting only ordinary wear and tear (wear and tear which could have been avoided by first class maintenance practices and in accordance with industry standards shall not be deemed "ordinary"). Upon expiration or sooner termination of this Lease, Lessor may reenter the Premises and remove all persons and property therefrom. If Lessee shall fail to remove any personal property which it is entitled or obligated to remove from the Premises upon the expiration or sooner termination of this Lease, for any cause whatsoever, Lessor, at its option, may remove the same and store or dispose of them, and Lessee agrees to pay to Lessor on demand any and all expenses incurred in such removal and in making the Premises free from all dirt, litter, debris and obstruction, including all storage and insurance charges. If the Premises are not surrendered at the end of the Lease Term, Lessee shall indemnify Lessor against loss or liability resulting from delay by Lessee in so surrendering the Premises, including, without limitation, actual damages for lost rent and with respect to any claims of a successor occupant.

      (b) If Lessee, with Lessor's prior written consent, remains in possession of the Premises after expiration of the Lease Term and if Lessor and Lessee have not executed an express written agreement as to such holding over, then such occupancy shall be a tenancy from month to month at a monthly Base Rent equivalent to 125% (for the first three months of holdover) and thereafter 150% of the monthly rental in effect immediately prior to such expiration, such payments to be made as herein provided for Base Rent. In the event of such holding over, all of the terms of this Lease, including the payment of Additional Rent all charges owing hereunder other than rent shall remain in force and effect on said month to month basis.

      Section 17.10. Cumulative Remedies. No remedy or election hereunder by Lessor shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity, provided that notice and cure periods set forth in Article XII are intended to extend and modify statutory notice provisions to the extent expressly stated in Section 12.01.

      Section 17.11. Covenants and Conditions. Each provision of this Lease to be observed or performed by Lessee shall be deemed both a covenant and a condition.

      Section 17.12. Binding Effect; Choice of Law. Subject to any provisions hereof restricting assignment or subletting by Lessee and subject to the provisions of Article XVI, this Lease shall bind the parties, their personal representatives, successors and assigns. This Lease shall be governed by the laws of the State of California and any legal or equitable action or proceeding brought with respect to the Lease or the Premises shall be brought in Santa Clara County, California.

      Section 17.13. Lease to be Subordinate. Lessee agrees that this Lease is and shall be, at all times, subject and subordinate to the lien of any mortgage or other encumbrances which Lessor may create during the Lease Term against the Premises including all renewals, replacements and extensions thereof provided, however, that regardless of any default under any such mortgage or encumbrance or any sale of the Premises under such mortgage, so long as Lessee timely performs all covenants and conditions of this Lease and continues to make all timely payments hereunder, this Lease and Lessee's possession and rights hereunder shall not be disturbed by the mortgagee or anyone claiming under or through such mortgagee. Lessee shall execute any documents subordinating this Lease within ten (10) days after delivery of same by Lessor so long as the Lender agrees therein that this Lease will not be terminated if Lessee is not in default following a foreclosure, including, without limitation, any Subordination Non-Disturbance and Attornment Agreement ("SNDA") which is substantially in the form attached hereto as Exhibit "F." Lessor shall also utilize its commercially reasonable efforts to obtain a non-disturbance agreement from any existing lender.

      Section 17.14. Attorneys' Fees. If either party herein brings an action to enforce the terms hereof or to declare rights hereunder, the prevailing party in any such action, on trial or appeal, shall be entitled to recover its reasonable attorneys' fees, expert witness fees and costs as fixed by the Court.

      Section 17.15. Signs. Lessee shall not place any sign upon the exterior of any Building without Lessor's prior written consent, which consent shall not be unreasonably withheld and which consent is hereby given to the signage described in Exhibit "G" hereto. Lessee, at its sole cost and expense, after obtaining Lessor's prior written consent, shall install, maintain and remove prior to expiration of this Lease (or within ten (10) days after any earlier termination of this Lease) all signage in full compliance with (i) all applicable law, statutes, ordinances and regulations and (ii) all provisions of this Lease concerning Alterations.

      Section 17.16. Merger. The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, or a termination by Lessor, shall not work a merger, and shall, at the option of Lessor, terminate all or any existing subtenancies or may, at the option of Lessor, operate as an assignment to Lessor of any or all of such subtenancies.

      Section 17.17. Guarantor.  [Intentionally Omitted] [Exhibit H]

      Section 17.18. Quiet Possession. Upon Lessee timely paying the rent for the Premises and timely observing and performing all of the covenants, conditions and provisions on Lessee's part to be observed and performed hereunder, Lessee shall have quiet possession of the Premises for the entire Lease Term, subject to all of the provisions of this Lease.

      Section 17.19. Easements. Lessor reserves to itself the right, from time-to-time, to grant such easements, rights and dedications that Lessor deems necessary or desirable, and to cause the recordation of Parcel Maps and restrictions, so long as such easements, rights, dedications, Maps and restrictions do not unreasonably interfere with the use of the Premises by Lessee. Lessee shall sign any of the aforementioned or other documents, and take such other actions, which are reasonably necessary or appropriate to accomplish such granting and recordation, upon request of Lessor, and failure to do so within ten (10) business days of a written request to do so shall constitute a material breach of this Lease.

      Section 17.20. Authority. Each individual executing this Lease on behalf of a corporation, limited liability company or partnership represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of such entity in accordance with a duly adopted resolution of the governing group of the entity empowered to grant such authority, and that this Lease is binding upon said entity in accordance with its terms. Each party shall provide the other with a certified copy of its resolution within ten (10) days after execution hereof, but failure to do so shall in no manner (i) be evidence of the absence of authority or (ii) affect the representation or warranty. It is understood that this Lease shall not be binding on Lessor unless and until Lessor shall have executed same and delivered a fully executed copy of this to Lessee.

      Section 17.21. Force Majeure Delays. In any case where either party hereto is required to do any act (other than the payment of money), delays caused by or resulting from Acts of God or Nature, war, civil commotion, fire, flood or other casualty, labor difficulties, shortages of labor or materials or equipment, unplanned delays in governmental permitting or approval process, government regulations, unusually severe weather, or other causes beyond such party's reasonable control the time during which act shall be completed, shall be deemed to be extended by the period of such delay, whether such time be designated by a fixed date, a fixed time or "a reasonable time."

      Section 17.22. Hazardous Materials.

      (a) Definition of Hazardous Materials and Environmental Laws. "Hazardous Materials" means any (a) substance, product, waste or other material of any nature whatsoever which is or becomes listed regulated or addressed pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. sections 9601, et seq. ("CERCLA"); the Hazardous Materials Transportation Act ("HMTA") 49 U.S.C. section 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. section 6901, et seq. ("RCRA"); the Toxic Substances Control Act, 15 U.S.C. sections 2601, et seq. ("TSCA"); the Clean Water Act, 33 U.S.C. sections 1251, et seq.; the California Hazardous Waste Control Act, Health and Safety Code sections 25100, et seq.; the California Hazardous Substances Account Act, Health and Safety Code sections 26300, et seq.; the California Safe Drinking Water and Toxic Enforcement Act, Health and Safety Code sections 25249.5, et seq.; California Health and Safety Code sections 25280, et seq.; (Underground Storage of Hazardous Substances); the California Hazardous Waste Management Act, Health and Safety Code sections 25170.1, et seq.; California Health and Safety Code sections 25501. et seq. (Hazardous Materials Response Plans and Inventory); or the Porter-Cologne Water Quality Control Act, California Water Code sections 13000, et seq., all as amended, or any other federal, state or local statute, law, ordinance, resolution, code, rule, regulation, order or decree regulating, relating to or imposing liability (including, but not limited to, response, removal and remediation costs) or standards of conduct or performance concerning any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereafter may be in effect (collectively, "Environmental Laws"); (b) any substance, product, waste or other material of any nature whatsoever whose presence in and of itself may give rise to liability under any of the above statutes or under any statutory or common law theory based on negligence, trespass, intentional tort, nuisance, strict or absolute liability or under any reported decisions of a state or federal court,
(c) petroleum or crude oil, including but not limited to petroleum and petroleum products contained within regularly operated motor vehicles and (d) asbestos.

      (b) Lessor's Representations and Disclosures. Lessor represents that it has provided Lessee with a description of the Hazardous Materials on or beneath the Property as of the date hereof, attached hereto as Exhibit I and incorporated herein by reference. Lessee acknowledges that in providing the attached Exhibit I, Lessor has satisfied its obligations of disclosure pursuant to California Health & Safety Code Section 25359.7 which requires:

      "Any owner of nonresidential real property who knows, or has reasonable cause to believe, that any release of hazardous substances has come to be located on or beneath that real property shall, prior to the sale, lease or rental of the real property by that owner, give written notice of that condition to the buyer, lessee or renter of the real property."

      (c) Use of Hazardous Materials. Lessee shall not cause or permit any Hazardous Materials to be brought upon, kept or used in, on or about the Property by Lessee, its agents, employees, contractors, licensee, guests, visitors or invitees without the prior written consent of Lessor. Lessor shall not unreasonably withhold such consent so long as Lessee demonstrates to Lessor's reasonable satisfaction that such Hazardous Materials are necessary or useful to Lessee's business and will be used, kept and stored in a manner that complies with all applicable Environmental Laws. Lessee shall, at all times, use, keep, store, handle, transport, treat or dispose all such Hazardous Materials in or about the Property in compliance with all applicable Environmental Laws. Lessee shall remove all Hazardous Materials used or brought onto the Property during the Lease Term from the Property prior to the expiration or earlier termination of the lease.

      (d) Use of Property. Lessee shall not use the Property in any manner that could cause or contribute to the migration or release of any existing contamination and shall not interfere with response actions taken on or around the Property.

      (e) Lessee's and Lessor's Environmental Indemnity. Lessee agrees to indemnify and hold Lessor harmless from any liabilities, losses, claims, damages, penalties, fines, attorney fees, expert fees, court costs, remediation costs, investigation costs, or other expenses resulting from or arising out of the use, storage, treatment, transportation, release, presence, generation, or disposal of Hazardous Materials on, from or about the Property, and/or subsurface or ground water, after the Commencement Date from an act or omission of Lessee (or Lessee's successor), its agents, employees, invitees, vendors, contractors, guests or visitors. Lessor agrees to indemnify and hold Lessee harmless from any liabilities, losses, claims, damages, penalties, fines, attorney fees, expert fees, court costs, remediation costs, investigation costs, or other expenses resulting from or arising out of the use, storage, treatment, transportation, release, presence, generation, or disposal of Hazardous Materials on, from or about the Property, and/or subsurface or ground water, prior to the Commencement Date from an act or omission of Lessor (or Lessor's predecessor), its agents, employees, invitees, vendors, contractors, guests or visitors.

      (f) Lessee's Obligation to Promptly Remediate. If the presence of Hazardous Materials on the Premises after the Commencement Date results from an act or omission of Lessee (or Lessee's successors), its agents, employees, invitees, vendors, contractors, guests, or visitors results in contamination or deterioration of the Property or any water or soil beneath the Property, Lessee shall promptly take all action necessary or appropriate to investigate and remedy that contamination, at its sole cost and expense, provided that Lessor's approval of such action shall first be obtained. Lessor's approval shall not be unreasonably withheld.

      (g) Notification. Lessor and Lessee each agree to promptly notify the other of any communication received from any governmental entity concerning Hazardous Materials or the violation of Environmental Laws that relate to the Property.

      Section 17.23. Modifications Required by Lessor's Lender. If any lender of Lessor requires a modification of this Lease that will not increase Lessee's cost or expense or materially and adversely change Lessee's rights and obligations, this Lease shall be so modified and Lessee shall execute whatever documents are required by such lender and deliver them to Lessor within ten (10) days after the request.

      Section 17.24. Brokers. Lessor and Lessee each represents to the other that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, except for the real estate brokers or agents identified on the signature page hereof ("Brokers") and that they know of no other real estate broker or agent who is entitled to a commission or finder's fee in connection with this Lease. Each party shall indemnify, protect, defend, and hold harmless the other party against all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including reasonable attorney fees) for any leasing commission, finder's fee, or equivalent compensation alleged to be owning on account of the indemnifying party's dealings with any real estate broker or agent other than the Brokers. The terms of this Section 17.24 shall survive the expiration or earlier termination of the Lease Term.

      Section 17.25. Right of First Offer to Lease Adjacent Project.

      (a) If Lessor enters into a Purchase and Sale Agreement to purchase certain real property which is adjacent to the Project and which is depicted on Exhibit "N" hereto and on which Lessor desires to develop an additional office/research and development project "Adjacent Project," Lessee shall have a right of first offer ("Right of First Offer") to lease the Adjacent Project subject to paragraphs (b) through (g) below.

      (b) This Section 17.25 shall automatically and permanently become null and void if at the time Lessor enters into the aforesaid Purchase and Sale Agreement or at the time Lessee exercises the Right of First Offer: (i) this Lease is not in full force and effect, (ii) Lessee is in default beyond any expressly notice and cure period provided under this Lease, and (iii) Lessee's then current financial condition, as revealed by its most recent financial statements (which shall include quarterly and annual financial statements, including income statements, balance sheets, and cash flow statements), fail to demonstrate that either: (1) Lessee's net worth is at least equal to its net worth at the time this Lease was signed; or (2) Lessee meets other financial criteria acceptable to Lessor in its sole discretion.

      (c) If Lessee is not in default beyond any express notice and cure period provided under this Lease when Lessor enters into said Purchase and Sale Agreement or at the time Lessee exercises its Right of First Offer, Lessor shall not lease the Adjacent Project to another lessee unless and until Lessor has first offered it to Lessee in writing (the "Offer Notice") and either (i) Lessee rejects such offer or (ii) a period of five (5) business days has elapsed from the date that Lessor has delivered the Offer Notice to Lessee, without Lessee having notified Lessor in writing of its acceptance of such Offer Notice, delivered a signed Lease and supplied Lessor with current financial statements pursuant to Section 17.25 (b), whichever event occurs first. The Offer Notice shall contain the following information: (a) a general description of the number of buildings to be built and the approximate rentable square feet of each, (b) the date on which the Lessor expects the lease term to commence, (c) the base rent. There shall be attached to the Offer Notice a form of written Lease containing such other terms and conditions upon which Lessor wishes to lease the Adjacent Project.

      (d) If Lessee timely delivers to Lessor, in accordance with the conditions of this Section 17.25, written notice of Lessee's acceptance of the Offer Notice together with a signed Lease (without modification of any kind) and Lessee's financial statements and Lessor determines pursuant to Section 17.25(b) that Lessee meets all of the conditions provided in this Section 17.25, then Lessee shall be deemed to have duly exercised its right hereunder and Lessor shall execute the Lease.

      (e) If Lessee declines or fails to duly and timely accept the Offer Notice and to return same with the signed Lease and financial statements as provided in
Section 17.25(d), or fails to meet all of the conditions provided in Section 17.25(b), this Section 17.25 shall automatically become null and void and have no further force and effect and Lessor shall thereafter be free to lease the Adjacent Project in portions or in its entirety to any tenant at any time without regard to the restrictions in this Section 17.25 and on whatever terms and conditions Lessor may decide in its sole discretion, without again complying with all the provisions of this Section 17.25.

      (f) This Right of First Offer is personal to the Lessee signing this Lease and shall become null and void upon the occurrence of an assignment of the Lease or a sublet of all or more than fifty percent (50%) of the Rentable Area of the Premises for the remainder of the Lease Term other than to an Affiliate of said Lessee.

      (g) This Right of First Offer shall become null and void upon the occurrence of any transfer of title to the Premises or Project by Lessor, including without limitation, by foreclosure or otherwise.

      Section 17.26. Right of First Offer to Purchase Premises. Should Lessor determine at any time during the Lease Term that it intends to sell the Premises, and Lessee is not then in default beyond any express notice and cure period provided under this Lease, it shall notify Lessee of the terms and conditions on which it wishes to sell in the form of a Purchase and Sale Agreement which shall have terms and conditions sufficient to constitute a binding contract (once signed by both parties) to accomplish the purchase and sale and which terms and conditions shall otherwise be in the sole discretion of Lessor. If Lessee does not sign and hand-deliver the signed Purchase and Sale Agreement to Lessor (without modification of any kind) within five (5) business days after Lessor delivers same to Lessee, or if Lessee fails to provide with said signed Purchase and Sale Agreement financial statements demonstrating that Lessee's net worth is at least equal to its net worth at the time this Lease is executed, or if Lessee fails to timely perform all of its obligations under the Purchase and Sale Agreement or the escrow established thereunder is terminated for any reason, this Section 17.26 shall automatically become null and void and have no further force and effect and Lessor shall thereafter be free to sell the Premises or Project in portions or in its entirety to any buyer at any time without regard to the restrictions in this Section 17.26 and on whatever terms and conditions Lessor may decide in its sole discretion, without again complying with any of the provisions of this
Section 17.26. This Right of First Offer is personal to the Lessee signing this Lease and shall become null and void upon the occurrence of an assignment of the Lease or a sublet of all or more than fifty percent (50%) of the Premises for the remainder of the Lease Term other than to an Affiliate of said Lessee. This Right of First Offer shall become null and void upon the occurrence of any transfer of title to the Premises or Project by Lessor, including without limitation, by foreclosure or otherwise. This Right of First Offer shall be subordinate to the lien of any deed of trust recorded against the Project or Premises at any time. This Right of First Offer shall not apply with respect to any transfer of title or other interest in the Project or Premises to an entity which is an "Affiliate" of Lessor (as that Lessor is used herein Section 11.02 to describe entity relationships of Lessee) or to Lehman Brothers or any entity related to Lehman Brothers.

      Section 17.27 List of Exhibits.
                                                                  Ref. Page

EXHIBIT A:  Real Property Legal Description,
                  Site Plan, and Building Elevations

EXHIBIT B:  Plans and Specifications for Shell Buildings

EXHIBIT C:  Work Letter Agreement for Tenant.
                  Improvements and Interior Specification Standards

EXHIBIT D:  Cost Responsibilities of Lessor and Lessee

EXHIBIT E:  Memorandum of Commencement of Lease
                  Term and Schedule of Base Rent
EXHIBIT F:  SNDA

EXHIBIT G:  Signage Exhibit

EXHIBIT H:  Guaranty of Lease [Intentionally Omitted]

EXHIBIT I:  Hazardous Materials Disclosure

EXHIBIT J:  [Intentionally omitted]

EXHIBIT K:  [Intentionally omitted]

EXHIBIT L:  Rules and Regulations

EXHIBIT M:  Moffett Park TDM Plan

EXHIBIT N:  Adjacent Project

LESSOR AND LESSEE EACH HAS CAREFULLY READ AND HAS REVIEWED THIS LEASE AND BEEN ADVISED BY LEGAL COUNSEL OF ITS OWN CHOOSING AS TO EACH TERM AND PROVISION CONTAINED HEREIN AND, BY EXECUTION OF THIS LEASE, SHOWS ITS INFORMED AND VOLUNTARY CONSENT THERETO. EACH PARTY HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS AND CONDITIONS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

      Executed at San Jose, California, as of the reference date.

LESSOR:                                   ADDRESS:

MOFFET PARK DRIVE LLC,                    c/o Jay Paul Company
a California limited liability            353 Sacramento Street, Suite 1740
company                                   San Francisco, California 94111

By:  GATEWAY LAND COMPANY, INC.
     A California corporation,
     Managing Member                       With a copy to:

By:___________________________            Thomas G. Perkins, Esq.
      Jay Paul, President                 99 Almaden Blvd., 8th Floor
                                          San Jose, CA 95113
                                          Telephone: 408/993-9911
                                          Facsimile: 408-286.3312

LESSEE:                                   ADDRESS:

ARIBA, INC.
a Delaware corporation
                                          1565 Charleston Road
                                          Mountain View, CA 94041
By: /s/ Edward P. Kinsey                  ATTN: Chief Financial Officer
    -----------------------------------
   Edward P. Kinsey                       1111 Lockheed Martin Way
   (Type or print name)                   Sunnyvale, CA 94089

Its: Edward P. Kinsey
     ----------------------------------
   Vice President- Finance
   Chief Financial Officer                (After Commencement Date)
                                          Copies to:
                                          Ariba - Real Estate Dept. and
                                          Ariba - Legal Dept.
                                          1111 Lockheed Martin Way
                                          Sunnyvale, CA 94089

                                BROKER EXECUTION

      By signing below, the indicated real estate broker or agent is not being made a party hereto but is signifying its agreement with the provisions hereof concerning brokerage.

LESSOR's BROKER:                       ADDRESS:

Cornish & Carey Commercial             2804 Mission College Boulevard
                                       Suite 120
                                       Santa Clara, California 95054
By:
   ---------------------------
      Phil Mahoney
      (Type or print name)
Its: Executive Vice President
    -------------------------

LESSEE's BROKER:                       ADDRESS:

Cushman & Wakefield                    2055 Gateway Place, Suite 550
                                       San Jose, California 95110
By:
   ---------------------------
      John McMann
      (Type or print name)
Its: Associate Director

                                    EXHIBIT A
                                       TO
                             MOFFETT PARK DRIVE LLC
                                      LEASE
                                       TO
                                   ARIBA, INC.
                                  FOR PREMISES
                                       at
                            1111 Lockheed Martin, Way
                              Sunnyvale, California

                        REAL PROPERTY LEGAL DESCRIPTION,
                        SITE PLAN AND BUILDING ELEVATIONS

                                 (See Attached)

                                  [Moffett Park
                                  Sunnyvale, California]

                                       [site plan]

Lockheed Way Elevation

Moffett park drive Elevation
                                                                 [Moffett Park
                                                        Sunnyvale, California]

                                                              Order No. 617852
                                                                    Page No. 7

                                LEGAL DESCRIPTION

REAL PROPERTY in the City of Sunnyvale, County of Santa Clara, State of California, described as follows:

PARCEL ONE:

Commencing at the point of intersection of the Westerly line of that certain parcel of land conveyed to Lockheed Aircraft Corporation, by Deed recorded February 1, 1956 in Book 3403, at page 27, Official Records of Santa Clara County, with the Northerly line of the existing State Highway in Santa Clara County, Road IV-SC1-88-B (Bayshore Highway); thence along said Westerly line, North 15(degrees) 22' 44" East 811.7 feet to the true point of beginning of the parcel to be described; thence from said true point of beginning, leaving said line and going along the line of lands to be acquired by the Division of Highways, South 5(degrees) 45' 46" West 230.86 feet; thence along a curve to the left with a radius of 284.00 feet, through a central angle of 1(degree) 16' 18", an arc distance of 55.87 feet to a point of compound curvature; thence along the arc of a curve to the left with a radius of 41.00 feet, through a central angle of 63(degrees) 58' 31", an arc distance of 45.78 feet; thence South 69(degrees) 29' 03" East 185.61 feet; thence on the arc of a curve, to the left with a radius of 410.00 feet (the tangent to said curve at the point of beginning bears South 60(degrees) 69' 31" East), through a central angle of 20(degrees) 55' 04", an arc distance of 149.68 feet; thence North 78(degrees) 05' 25" East 269.53 feet; thence on the arc of a curve to the left with a radius of 1924.00 feet, through a central angle of 5(degrees) 24' 34", an arc distance of 181.65 feet; thence North 72(degrees) 40' 51" East 601.58 feet; thence on the arc of a curve to the left with radius of 960.00 feet, through a central angle of 6(degrees) 52' 02", an arc distance of 115.06 feet; thence continuing along said line to be conveyed to the Division of Highways, North 65(degrees) 48' 49" East 146.38 feet to a point in the Easterly line of said parcel, said point bears North 14(degrees) 52' 20" East 359.40 feet from the center line of the existing State Highway in Santa Clara County, Road 4-SC1-113-A; thence along said Easterly line of said parcel, North 14(degrees) 52' 20" East 454.56 feet to the Southeasterly corner of that certain 82.703 acre tract shown on Record of Survey of a portion of Lot 5A of the Murphy Partition of the Rancho Pastoria De Las Borregas, filed for record February 7, 1957 in Book 78 of Maps, at page 32, Santa Clara County Records; thence along the Southwesterly line of said 82.703 acre parcel, North 75(degrees) 07' 40" West (called North 76(degrees) 08' West on said Record of Survey), 1520.01 feet to the Westerly line of that certain tract of land hereinabove referred to, a description of which was recorded in Book 3403, at page 27, Official Records of Santa Clara County; thence along the Westerly line of said tract, South 15(degrees) 22' 44" West 860.31 feet to the true point of beginning.

EXCEPTING THEREFROM that portion thereof described in the deed to the United States of America, recorded September 18, 1968 in Book 8265, page 381, Official Records, and more particularly described as follows:

Beginning at the intersection of the Northerly line of the lands conveyed to the State of California and recorded in Book 4035 of Official Records, at page 591, in the Office of the County Recorder of the County of Santa Clara, State of California with the Easterly line of Lot 5A of the "Partition of that part of the Rancho Pastoria De Las Borregas patented to Martin Murphy, Jr." and recorded in volume G of Maps, at pages 74 and 76 in the Office of the County Recorder, County of Santa Clara, State of California; thence along the Northerly line of the lands conveyed to the State of California, South 65(degrees) 49' 50" West
147.52 feet; thence along the arc of a tangent curve to the right, having a radius of 960.00 feet, through a central angle of 6(degrees) 52' 02", a distance of 115.06 feet; thence South 72(degrees) 41' 52" West 133.33 feet; thence leaving said Northerly line, North 14(degrees) 52' 20" East 636.00 feet; thence South 75(degrees) 07' 40" East 320.92 feet to a point on the Easterly line of the above mentioned Lot 5A; thence along said Easterly line of Lot 5A, South 14(degrees) 52' 20" West 455.22 feet to the point of beginning.

(LEGAL DESCRIPTION CONTINUED NEXT PAGE)

                                                               Order No. 517852
                                                                     Page No. 8

LEGAL DESCRIPTION: (Continued)

ALSO EXCEPTING THEREFROM that portion thereof described as "PARCEL 2101-A" in the deed to the Santa Clara County Transit District recorded September 26, 1997, Document No. 13874485, Official Records, and more particularly described as follows:

Beginning at the Southerly terminus of the Easterly line of that certain 27.765 acre parcel as said parcel is shown on that certain Record of Survey filed in Book 283 of Maps, page 10; Records of Santa Clara County, California; thence Northerly along said Easterly line of said 27.755 acre parcel, the following two
(2) described courses: 1) North 15(degrees) 45' 47" East 0.73 feet to the true point of beginning of this description; 2) continuing North 15(degrees) 45' 47" East 45.87 feet to the beginning of a nontangent curve concave Northerly with a radius of 2739.00 feet; thence leaving said Easterly line of said 27.755 acre parcel from a tangent bearing of South 74(degrees) 51' 31" West along said curve (with a radius of 2739.00 feet) through a central angle of 12(degrees) 37' 47" and an arc length of 603.76 feet to the beginning of a compound curve concave Northerly with a radius of 3655.70 feet; thence Westerly along the last said curve (with a radius of 3655.70 feet) through a central angle of 1(degree) 33' 45" and an arc length of 99.70 feet; thence South 89(degrees) 03' 03" West
552.58 feet to the Westerly line of said 27.755 acre parcel and to Point "A"; thence Southerly along said Westerly line of said 27.755 acre parcel, the following two (2) described courses: 1) South 6(degrees) 41' 08" West 10.31 feet to the beginning of a curve concave Easterly with a radius of 284.00 feet) 2) Southerly along the last said curve (with a radius of 284.00 feet) through a central angle of 5(degrees) 49' 42" and an arc length of 28.89 feet; thence leaving said Westerly line of said 27.755 acre parcel North 89(degrees) 03' 03" East 597.76 feet to the beginning of a curve concave Northerly (with a radius of 2647.00 feet); thence Easterly along the last said curve (with a radius of 2647.00 feet) through a central angle of 14(degrees) 02' 05" and an arc length of 648.39 feet to the true point of beginning.

ALSO EXCEPTING THEREFROM that portion thereof described in the deed to The City of Sunnyvale recorded December 23, 1998, Document No. 14567148, Official Records and more particularly described as follows:

Beginning at the most Southeasterly corner of said 27.755 acre parcel of land, as said parcel is shown on that certain Record of Survey filed in Book 263 of Maps, page 10, Records of Santa Clara County, California, said corner also being on the Northerly right-of-way line of the lands described in the Deed to the State of California, recorded on March 21, 1958 in Book 4035 of Official Records, page 591, Records of Santa Clara County; thence along the Southerly line of said 27.755 acre parcel of land, and along said Northerly right-of-way line, the following seven (7) courses: 1) South 72(degrees) 40' 61" West 467.92 feet to the beginning of a curve to the right having a radius of 1924.00 feet;
2) along said curve through a central angle of 05(degrees) 24' 34" for an arc length of 181.65 feet; 3) South 78(degrees) 05' 25" West 269.53 feet to the beginning of a curve to the right having a radius of 410.00 feet; 4) along said curve through a central angle of 20(degrees) 55' 04" for an arc length of 149.68 feet; 5) North 69(degrees) 29' 03" West 185.61 feet to the beginning of a curve to the right having a radius of 41.00 feet; 6) along said curve through a central angle of 63(degrees) 68' 31" for an arc length of 45.78 feet to the beginning of a curve to the right having a radius of 284,00 feet; 7) along said curve through a central angle of 05(degrees) 27' 01" for an arc length of 27.02 feet; thence leaving last said lines along the Southerly proposed acquisition line for the area designated as 2101-A, as shown on the Santa Clara County Transportation Agency Tasman Corridor Project Appraisal Map, dated March 22, 1998, the following two (2) courses: 1) North 88(degrees) 09' 49" East 597.97 feet to the beginning of a curve to the left, having a radius of 2647.00 feet;
2) along said curve, through a central angle of 14(degrees) 02' 05" for an arc length of 648.39 feet to a point on the Easterly line of said 27.755 acre parcel of land; thence along said Easterly line South 14(degrees) 52' 20" West 0.72 feet to the point of beginning of this description.

(LEGAL DESCRIPTION CONTINUED NEXT PAGE)

                                                               Order No. 517852
                                                                     Page No. 9

LEGAL DESCRIPTION: (Continued)

PARCEL TWO:

All that certain real property, being a portion of that certain Relinquishment from the State of California to the City of Sunnyvale (Request 40500) recorded as Segment 1 in Document 14249920 in the Official Records of Santa Clara County, California, and being more particularly described as follows:

Beginning at the most Northerly point of Parcel 1, as said Parcel 1 is described in that certain Relinquishment No. 22171 as said Relinquishment is recorded in Book 6174, pages 121-125, Official Records of Santa Clara County, California, said point being on the Westerly line of said Segment 1 of said Relinquishment to the City of Sunnyvale; thence Southerly along the generally Easterly line of said Parcel 1 (generally Westerly line of said Segment 1) the following seven
(7) courses: 1) South 15(degrees) 18' 06" West 106.20 feet; 2) North 73(degrees) 43' 54" West 18.26 feet to the beginning of a nontangent curve concave Southerly with a radius of 19.00 feet; 3) from a tangent bearing of North 63(degrees) 58' 29" West along said curve (with a radius of 19.00 feet) through a central angle of 67(degrees) 23' 17" and an arc length of 22.35 feet to the beginning of a compound curve concave Southeasterly with a radius of 74.00 feet; 4) Southwesterly along the last said curve (with a radius of 74.00 feet) through a central angle of 50(degrees) 48' 34" and an arc length of 65.62 feet; 5) South 2(degrees) 10' 20" East 150.75 feet to the beginning of a curve concave Westerly with a radius of 118.00 feet; 6) Southerly along the last said curve (with a radius of 118.00 feet) through a central angle of 18(degrees) 26' 26" and an arc length of 37.98 feet; 7) South 16(degrees) 16' 06" West 316.73 feet; thence leaving said generally Easterly line of Parcel 1 (generally Westerly line of Segment 1) North 89(degrees) 03' 03" East 74.12 feet to the Westerly line of that certain 27.755 acre parcel of land shown on that certain Record of Survey filed in Book 263 of Maps, page 10, Records of Santa Clara County and to the Easterly line of said Segment 1 of said Relinquishment to the City of Sunnyvale; thence Northerly along said Westerly line of said 27.755 acre parcel (Easterly line of Segment 1) the following two (2) described courses: 1) North 6(degrees) 41' 08" East 133.77 feet; 2) North 16(degrees) 16' 11" East 683.38 feet; thence leaving said Westerly line of said 27.755 acre parcel (Easterly line of Segment
1) Westerly along the Northerly line of said Segment 1, North 73(degrees) 43' 49" West 40.00 feet to said generally Westerly line of Segment 1; thence Southerly along said generally Westerly line of Segment 1 South 22(degrees) 16' 03" West 163.27 feet to the point of beginning.

PARCEL THREE:

All of that certain property being a portion of the Lands of the Santa Clara Valley Transportation Authority, being more particularly described as follows:

Beginning at the most Northerly point of Parcel 1, as said Parcel 1 is described in that certain Relinquishment No. 22171 as said Relinquishment is recorded in Book 6174, Pages 121-125, Official Records of Santa Clara County, California, thence Southerly along the generally Easterly line of said Parcel 1 the following seven (7) described courses: 1) South 16(degrees) 16' 06" West 106.20 feet; 2) North 73(degrees) 43' 54" West 18.26 feet to the beginning of a nontangent curve concave Southerly with a radius of 19.00 feet 3) from a tangent bearing of North 63(degrees) 58' 29" West along said curve (with a radius of 19.00 feet) through a central angle of 67(degrees) 23' 17" and an arc length of
22.35 feet to the beginning of a compound curve concave Southeasterly with a radius of 74.00 feet; 4) Southwesterly along the last said curve (with a radius of 74.00 feet) through a central angle of 50(degrees) 48' 34" and an arc length of 65.62 feet; 5) South 2(degrees) 10' 20" East 150.75 feet to the beginning of a curve concave Westerly with a radius of 118.00 feet; 6) Southerly along the last said curve (with a radius of 118.00 feet) through a central angle of 18(degrees) 26' 28" and an arc length of 37.98 feet; 7) South 16(degrees) 16' 06" West 376.41 feet; thence leaving said generally Easterly line of Parcel 1 South 89(degrees) 03' 03" West 48.38 feet to the

(LEGAL DESCRIPTION CONTINUED NEXT PAGE)

                                                               Order No. 517852
                                                                    Page No. 10

LEGAL DESCRIPTION: (Continued)

beginning of a nontangent curve concave Westerly with a radius of 92.00 feet and to the generally Northerly (and Westerly) line of said Parcel 1; thence Northerly along said generally Northerly (and Westerly) line of Parcel 1, the following six (6) described courses: 1) from a tangent bearing of North 20(degrees) 11" 22" East along the last said curve (with a radius of 92.00 feet) through a central angle of 3(degrees) 55' 16" and an arc length of 6.30 feet; 2) North 16(degrees) 16' 06" East 384.44 feet to the beginning of a curve concave Westerly with a radius of 72.00 feet; 3) Northerly along the last said curve (with a radius of 72.00 feet) through a central angle of 18(degrees) 26' 26" and an arc length of 23.17 feet; 4) North 2(degrees) 10' 20" West 185.68 feet to the beginning of a curve concave Southeasterly with a radius of 90.00 feet; 5) Northeasterly along the last said curve (with a radius of 90.00 feet) through a central angle of 93(degrees) 51' 33" and an arc length of 147.43 feet to the beginning of a reverse curve concave Northwesterly with a radius of 50.00 feet;
6) Northeasterly along the last said curve (with a radius of 50.00 feet) through a central angle of 69(degrees) 58' 05" and an arc length of 61.05 feet to the point of beginning.

PARCEL FOUR:

A non-exclusive easement 30 feet in width for the purpose of ingress and egress and utilities, as reserved in the Deed to the United States of America, recorded September 18, 1968 in Book 8265 of Official Records, page 381, more particularly described as follows:

Commencing at the beginning of the Parcel Two described in said Deed; thence along the Northerly Iine of the lands conveyed to the State of California, South 65(degrees) 49' 50" West 147.52 feet; thence along the arc of a tangent curve to the right, having a radius of 960.00 feet, through a central angle of 6(degrees) 52' 02", a distance of 116.06 feet; thence South 72(degrees) 41' 52" West 97.89 feet to the true point of beginning of the reservation; thence from said true point of beginning of the reservation, South 72(degrees) 41' 52" West 35.44 feet; thence leaving said Northerly line, North 14(degrees) 52' 20" East 686.09 feet; thence South 75(degrees) 07' 40" East 30.00 feet; thence South 14(degrees) 52' 20" West 667.22 feet to the true point of beginning of the reservation.

PARCEL FIVE:

Storm drain easements with the right of encroachment and access for operation, maintenance and related functions, as reserved in the Deed to the United States of America recorded September 18, 1968 in Book 8265 of Official Records, page 381, more particularly described as follows:

Storm Drain Easement No. 1

Commencing at the beginning of Parcel Two described in said Deed; thence along the Northerly line of the lands conveyed to the State of California, South 63(degrees) 49' 50" West 147.52 feet; thence along the arc of a tangent curve to the right having a radius of 960.00 feet, through a central angle of 6(degrees) 52' 02", a distance of 115.06 feet; thence South 72(degrees) 41' 52" West 133.33 feet; thence leaving said Northerly line, North 14(degrees) 52' 20" East 78.00 feet to the centerline of the 10-ft. wide storm drain easement which is the true point of beginning of the reservation of Storm Drain Easement No. 1; thence from true point of beginning of the reservation of Storm Drain Easement No. 1. South 62(degrees) 30' 00" East 50 feet, more or less, along the centerline of the 10-ft. wide easement to the 45-ft. wide drainage easement conveyed to the Santa Clara County Flood Control and Water Conservation District and recorded in Book 4562 of Official Records, at page 11, in the Office of the County Recorder of the County of Santa Clara, State of California.

(LEGAL DESCRIPTION CONTINUED NEXT PAGE)

                                                               Order No. 517852
                                                                    Page No. 11

LEGAL DESCRIPTION: (Continued)

Storm Drain Easement No. 2

Commencing at the beginning of Parcel Two described in said Deed; thence along the Northerly line of the lands conveyed to the State of California, South 65(degrees) 49' 50" West 147.52 feet; thence along the arc of a tangent curve to the right, having a radius of 960.00 feet, through a central angle of 6(degrees) 52' 02", a distance of 115.06 feet; thence South 72(degrees) 41' 52" West 133.33 feet; thence leaving said Northerly line, North 14(degrees) 52' 20" East 686.09 feet; thence South 75(degrees) 07' 40" East 40.00 feet to the true point of beginning of the reservation of Storm Drain Easement No, 2; thence from said true point of beginning of the reservation of Storm Drain Easement No. 2, South 14(degrees) 52' 20" West 35.00 feet; thence North 75(degrees) 07' 40" West 40.00 feet; thence North 14(degrees) 52' 20" East 15.00 feet; thence South 75(degrees) 07' 40" East 30.00 feet; thence North 14(degrees) 52' 20" East 20.00 feet; thence South 75(degrees) 07' 40" East 10.00 feet to the true point of beginning of the reservation of Storm Drain Easement No. 2.

PARCEL SIX:

Easements described in and according to the terms and provisions set forth in the DECLARATION OF COVENANTS, CONDITIONS, AND RESTRICTIONS, AND RECIPROCAL EASEMENTS (BAYSHORE/JAGELS/MANILA PARCELS) by Lockheed Martin Corporation recorded November 9, 1999 as Instrument No. 15053464, Official Records.

APN: 110-02-067
ARB: 110-1-24; 110-2-x61, 64

                                    EXHIBIT B
                                       TO
                             MOFFETT PARK DRIVE LLC
                                    LEASE TO
                                   ARIBA, INC.
                                  FOR PREMISES
                                       at
                            1111 Lockheed Martino Way
                              Sunnyvale, California

                     SHELL BUILDING PLANS AND SPECIFICATIONS

                                (To be provided)

                            [EXHIBIT "B" ARIBA LEASE p. 1 of 4
                                    [FIRST FLOOR PLAN]

                               [EXHIBIT "B" ARIBA p. 2 of 4

                                   [SECOND FLOOR PLAN]

                            [EXHIBIT "B" ARIBA LEASE p. 3 of 4

                                    [THIRD FLOOR PLAN]

                                 [EXHIBIT "B" ARIBA LEASE

                                   [FOURTH FLOOR PLAN]

                                    EXHIBIT C
                                       TO
                             MOFFETT PARK DRIVE LLC
                                      LEASE
                                       TO
                                   ARIBA, INC.
                                  FOR PREMISES
                                       at
                            1111 Lockheed Martin Way
                              Sunnyvale, California

                  WORK LETTER AGREEMENT FOR TENANT IMPROVEMENTS
                      AND INTERIOR SPECIFICATION STANDARDS

This agreement supplements the above referenced Lease executed concurrently herewith and is as follows:

      1. Lessee shall devote such time as may be necessary to enable Lessor to complete and obtain by the respective dates specified in Section 2.04(d) of the Lease Lessee's written approval, and approval by appropriate government authorities, of the final Working Drawings. The Working Drawings, as they may be modified or provided herein, shall be prepared by Lessor in accordance with the design specified by Lessee and reasonably approved by Lessor. Lessee shall be responsible for the suitability, for Lessee's needs and business, of the design and function of all Tenant Improvements. All improvements to be constructed by Lessor as shown on the Working Drawings, standard or special, shall be defined as "Tenant Improvements." All Tenant Improvements materials shall be of a quality equal to or greater than the quality of materials described on the Interior Specification Standards attached hereto as Schedule One.

      2. Lessor shall cause General Contractor to complete the construction of the Tenant Improvements in a good and workmanlike manner and in substantial accordance with the Working Drawings. Lessor shall not, however, be responsible for procuring or installing in the Premises any trade fixtures, equipment, furniture, furnishings, telephone equipment or other personal property ("Personal Property") to be used in the Premises by Lessee, and the cost of such Personal Property shall be paid by Lessee. Lessee shall conform to all Project standards in installing any Personal Property and shall be subject to any and all rules of the site during construction.

3. Payment for the Tenant Improvements shall be pursuant to Section 2.04(g) of the Lease.

      4. Lessee shall, by signing the Working Drawings within the time set forth in Section 2.04 (d) of the Lease, give Lessor authorization to complete the Tenant Improvements in accordance with such Working Drawings. If Lessee shall request any change, addition or alteration in the approved Working Drawings, Lessor shall promptly give Lessee a written estimate of the cost of engineering and design services to prepare a change order (the "Change Order") in accordance with such request and the time delay expected because of such request. If Lessee, in writing, approves such written estimate, Lessor shall have the Change Order prepared and Lessee shall concurrently reimburse Lessor for the cost thereof. Promptly upon the completion of such Change Order, Lessor shall notify Lessee in writing of the cost and delay which will be chargeable to Lessee by reason of such change, addition or deletion. Lessee shall within three (3) business days notify Lessor in writing whether it desires to proceed with such change, addition or deletion, and in the absence of such written authorization, the Change Order will be deemed canceled and Lessee shall be chargeable with any delay in the completion of the Premises resulting from the processing of such Change Order, including the three (3) business day approval period.

      5. If the completion of the Tenant Improvements in the Premises is delayed
(i) at the request of Lessee, (ii) by Lessee's failure to comply with the forgoing provisions and time frames set forth in Section 2:04(d), or (iii) by changes in the work ordered by Lessee or by extra work ordered by Lessee, or
(iv) because Lessee chooses to have additional work performed by Lessor, then Lessee shall be responsible for all costs and any expenses occasioned by such delay including, without limitation, any costs and expenses attributable to increases in labor or materials; and there shall be no delay in the commencement of Lessee's obligation to pay Rent because of Lessor's failure to complete the Tenant Improvements on time and any such delay in completion shall constitute Lessee Delay for purposes of Section 3.01 (a) of the Lease.

      Each person executing this Work Letter Agreement certifies that he or she is authorized to do so on behalf of and as the act of the entity indicated. Executed as of March __, 2000, at ____________ (___________ County), California.

MOFFETT PARK DRIVE LLC,                     ARIBA INC.,
A California limited liability company      a Delaware corporation


By:                                         By: /s/ Edward Kinsey
   ---------------------------                 -----------------------------
       Jay Paul                                  Edward P. Kinsey
 Its:  Manager                                  (Type or print name)

                                            Its: Edward Kinsey
                                                ----------------------------
                                                  Vice President - Finance

                                            By:   Chief Financial Officer
                                                -----------------------------

                                                -----------------------------
                                            (Type or print name)
                                            Its:
                                                 ----------------------------

                                  SCHEDULE ONE
                                       TO
                                    EXHIBIT C
                                       TO
                             MOFFETT PARK DRIVE LLC
                                      LEASE
                                       TO
                                   ARIBA, INC.
                                  FOR PREMISES
                                       at
                            1111 Lockheed Martin Way
                              Sunnyvale, California

                        INTERIOR SPECIFICATION STANDARDS

                         ABBREVIATED BUILDING STANDARDS

Note: The Tenant Improvements shall be Class "A" and their quality must be at a minimum, per the following standards:

GENERAL OFFICE

CUSTOM CABINETRY

      SCOPE: All materials and labor for the construction and installation of Cabinetry and all related accessories per WIC Standards.

A.    Trade Standards: Woodworking Institute of California (WIC) latest edition
      Section 15 and 16 for plastic laminated casework and plastic laminated countertops. Color of plastic laminate to be selected by Architect
B. All cabinetry to be constructed to "Custom-Grade" Specifications. Cabinetry to be flush overlay construction.
C. Plastic Laminate: High Pressure thermoset laminated plastic surfacing material to equal or surpass NEMA LD3, Nevamar, WilsonArt or approved equal.
      1. Countertops, shelf-tops, splashes, and edges: Grade GP 50, 0.050 inches thick.
      2.    All other exposed vertical surfaces: Grade GP 28, 0.028 inches thick
      3.    Semi-exposed backing sheet: Grade CL 20, 0.020 inches thick
      4.    Concealed backing sheet; Grade BK 20, 0.020 inches thick
D. Adhesives: Bond surfaces to Type 11 as recommend by Plastic Laminate Manufacturer.

E. Hinges: Heavy-duty concealed self-closing hinges. Amount of hinges per Door per WIC. Stanley or approved equal
F. Door and Drawer Pulls: Wire-pull with 4-inch centers; Dull Chrome finish; Stanley 4483 or approved equal.
G. Drawer slides: Heavy-duty grade with ball-bearings. Stanley, Klein, or approved equal
H.    Door Catches: Heavy-duty commercial friction type.
      1. Recessed Adjustable Shelf Standards: Aluminum or zinc-plated recessed type; Knape & Vogt with clips or approved equal.
J. Base and Wall Cabinets including doors: 3/4-inch thick medium density particleboard:
      1.    Conceal all fastenings.
      2. Provide clear spaces as required for mechanical and electrical fittings
      3.    Plastic laminate and self-edge all shelves.
      4.    Provide 3/4-inch thick doors and drawer faces.
      5.    Unless indicated otherwise, all shelving to be adjustable.
      6.    Provide back and ends on all cabinets.
      7.    All exposed cabinet faces to be plastic-laminated.
K. Countertops and Shelving: 3/4-inch thick medium density particleboard. Backsplash to be 3/4 inches thick, glued and screwed into top with scribed edges. Joints in countertop to be not closer than 24 inches from sinks. Joints shall be shop fitted, splined, glued and mechanically fastened.
L.    Installation of Cabinetry shall be per WIC instructions, Custom Grade.

WOOD DOORS

SCOPE: All materials and labor necessary for the installation of Wood Doors, required accessories and preparations for hardware.

A. Non-rated Wood Doors: 1-3/4 inch thick, flush, solid core, plain sliced Birch veneer with Birch edge. Cores may be either of the following: Glued block Hardwood Core per NWMA or Particleboard Core per NWMA. Manufacturer:
      Algoma, Weyerhaeuser, or approved equal.
B. Fire-rated Wood Doors: 1-3/4 inch thick, flush, solid core, plain sliced Birch face veneer with Birch Edge with mineral core per rating.
      Manufacturer: Algoma, Weyerhaeuser, or approved equal. Doors shall have a permanent UL label.
C. Vision Panels (where applies): Fire rated vision panel where required: Set in square metal stop to match metal doorstops as provided by doorframe manufacturer.
D.    Doors shall be 8'- 0" x 3'-0" leafs typical.

ALUMINUM DOOR AND WINDOW FRAMES

SCOPE: All materials and labor necessary for the installation of Aluminum Door Frames.

A.    Frame Manufacturers: Raco, or Ragland Manufacturing Company, Inc.
B. Door Frames: Non-rated and 20-minute label, Raco "Trimstyle" frame with Trim 700 (3/8 inch by 1- 1/2 inch) with no exposed fasteners.
C.    Finish, Door and Window Frame Extrusions, Wall Trim:
      1.    Painted and oven-cured with "Duralaq" finish.
      2.    Color: Clear.
      3.    Finish shall meet or exceed requirements of AAMA Specifications 603.
      4. Coat inside of frame profile with bituminous coating to a thickness of 1/16 inch where in contact with dissimilar materials.

DOOR HARDWARE

SCOPE: All materials and labor for the installation of all Door Hardware, Iocksets, closers, hinges, miscellaneous door hardware.

A. Swinging Door Lockset and Cylinder: Schlage "L" series with lever handle with 6 pin cylinder.
B. Keyway: Furnish blank keyways to match existing master-key system. Match existing keyways.
C.    Finishes: Satin Chrome, 626 finish. Paint closers to match.
D. Kickplates: 16 gauge stainless steel; 10 inches high: width to equal door width less 2 inches.

                                HARDWARE SCHEDULE

        Hardware Group A (Typical, rated, single door)

         1            Lockset            Schlage        L9050PD
         1-1/2 pair   Butt Hinges        Hager          BB1279
         1            Closer             Norton         700 Series
         1            Stop               Quality        (332 @ carpet)
         1            Smoke Seal         Pemko

Hardware Group B (Typical, rated, closet/service door)

         1            Lockset            Schlage        L9080PD
         1-1/2 pair   Butt Hinges        Hager          BB1279
         1            Closer             Norton         700 Series w/ hold-open
         1            Stop               Quality        (332 @ carpet)
         1            Smoke Seal         Pemko

Hardware Group C (Typical, non-rated door)

         1             Lockset           Schlage        L9050PD
         1-1/2 pair    Butt Hinges       Hager          BB1279
         1             Stop              Quality        (332 @ carpet)

Hardware Group D (Typical, non-rated, closet/service door)

         1             Lockset           Schlage        L9080PD
         1-1/2 pair    Butt Hinges       Hager          BB1279
         1             Stop              Quality        (332 @ carpet)

Hardware Group E (Card-access door)

         1             Electric Lockset  Schlage        L9080PDGU
         1-1/2 pair    Butt Hinges       Hager          BB1279 - NRP
         (2 pr @ 8' door)
         1             Electric Butt     Hager
         1             Closer            Norton         700 Series w/ hold-open
         1             Stop              Quality        (332 @ carpet)

Hardware Group F (Typical, double door)

         1             Electric Lockset  Schlage        L9050PD
         3 pair        Butt Hinges       Hager          BB1270
         1             Auto Flush Bolt   Glyn Johnson   FB-8
         1             Dustproof Strike  Glyn Johnson   DP2
         2             Closer            Norton         7700 Series
         2             Stop              Quality        (332 @ carpet)
         1             Astragal          Pemko
         1             Coordinator       Glyn Johnson
         1             Smoke Seal        Pemko

GLAZING

SCOPE: All materials and labor for the installation of Glass.

A. Manufacturers: PPG Industries, or Viracon, Inc. See glazing schedule below.
B.    Shop prepares all glazing. Edges to have no chips or fissures.
C.    Glazing Materials:

      1. Safety Glass: ASTM C1048, fully tempered with horizontal tempering, Condition A uncoated, Type 1 transparent fiat, Class 1 clear, Quality q3 glazing select, conforming to ANSI Z97.1
      2. Mirror Glass: Clear float type with copper and silver coating, organic overcoating, square polished edges, 1/4-inch thick,
      3. Wire Glass: Clear, polished both sides, square wire mesh of woven stainless steel wire 1/2 inch x 1/2 inch grid; 1/4 inch thick.
      4. Tempered Glass: 1/4 inch thick, no tong marks. UL rated for 1 -hour rating.
      5.    Spacers: Neoprene.
      6.    Tape to be poly-iso-butylene.

D.    Schedule:

      1. Type A: 1/4-inch thick mirror, annealed, heat strengthened, or full tempered as required.
      2. Type B: 1/4 inch thick clear float glass, annealed, heat strengthened, or full tempered as required.
      3.    Type C: 1/4-inch thick wire glass plate, square pattern "Baroque"

LIGHT GAUGE METAL FRAMING

SCOPE: All materials and labor necessary for the installation of metal framing and related accessories.

A. Structural Studs: 14 gauge punched channel studs with knurled screw-type flanges, prime-coated steel. Manufacturer: United States Gypsum SJ or approved equal. Submit cut-sheet of material.
B. Partition Studs: 20 gauge studs with key-hole shaped punch-outs at 24 inches on center. Manufacturer: United States Gypsum ST or approved equal.
C. Fasteners for Structural Studs: Metal screws as recommended by metal system manufacturer. Weld at all structural connection points.
D. Reinforce framed door and window openings with double studs at each jamb (flange-to-flange and weld) and fasten to runners with screws and weld. Reinforce head with 14 gauge double stud same width as wall. Screw and weld.
E. Provide all accessories as required to fasten metal-framing per manufacturers recommendations.
F. Provide and install fiat-strapping at all structural walls (walls with concrete footings beneath the walls). Minimum bracing shall be 25 % of structural walls shall be braced with fiat-strapping per Manufacturers recommendations. Weld at all strap ends and at all intermediate studs.
G. Provide foundation clips at 4'-0" on center at structural walls. Anchor with 1/2 inch diameter by 10 inch long anchor bolts.
H. Non-structural interior partitions shall be anchored with power-driven fasteners at 4'-0" on center at the concrete slab.

ACOUSTIC CEILING SYSTEM

SCOPE: All materials and labor for the installation of the Acoustic Ceiling
       System including T-Bar system, Acoustic Ceiling Panels, Suspension wiring and fastening devices and Glued-down Ceiling Panels.

A. Manufacturer: Armstrong, or approved equal. Exposed T-bar system; factory painted; steel construction; rated for intermediate duty.
D.    Acoustical Tile: "Second Look", conforming to the following:
      1.    Size: 24 x 48 inches.
      2.    Thickness: 3/4 inches.
      3.    Composition: Mineral.
      4.    NRC Range: .55 to .60.
      5.    STC Range: 35 to 39.
      6.    Flame Spread: ASTME84,0-25. UL Label, 25 or under.
      7.    Edge: Tegular, Lay-in.
      8.    Surface Color: White.
      9.    Surface Finish: Factory-applied washable vinyl latex paint.

G. Installation to be per ASTM C636 structural testing. Lateral support for each 96 square feet of ceiling flared at 45 degrees in 4 directions.
H.    Provide clips for panel uplift restraints at all panels, 2 per panel.

GYPSUM WALLBOARD

SCOPE: Provide all materials and labor for the installation of Gypsum Wallboard including all accessories and finishes.

A.    Standard Gypsum Wallboard: ASTM C36;. Ends square cut, tapered edges.
B. Fire Resistant Gypsum Wallboard: ASTM C36, 5/8 inches thick Type X. Ends square cut, tapered edges. See Drawings for locations.
C.    Moisture-resistant gypsum wallboard: ASTM C630-90.
D. Joint-reinforcing Tape and Joint Compound: ASTM C475, as manufactured by or recommended by wallboard manufacturer. Minimum 3 coat application for a smooth finish.
E.    Corner Bead: Provide at all exposed outside corners;
F. L-shaped edge trim: Provide at all exposed intersections with different materials.
G. All work shall be done in accordance with the USG recommended method of installation.
      1.    Finish: smooth.

PAINTING

A.    Paint Manufacturers: ICI, Dunn-Edwards Corporation, Kelly Moore.
B.    Paint colors shall be selected by the Architect.
C.    Painting Schedule: Provide for 4 different color applications
      1.    P-l: "Field". Color to be selected.
      2.    P-2: "Accent". Color to be selected.
      3.    P-3: "Accent". Color to be selected.
      4.    P-4: "Accent". Color to be selected.
D.    Interior Gypsum Wallboard:
      1.    Primer: Vinyl Wall Primer/Sealer.
      2.    1 stand 2nd Coat: Eggshell Acrylic Latex.
E.    Metal Framing:
      1.    Primer: Red Oxide, shop-primed (for non-galvanized) if exposed.
F.    Wood Work, Wood Doors:
      1. Two coats of transparent finish. Sand lightly between coats with steel wool.

INSULATION

A.    R-15 in exterior walls.
B.    R-25 on Roof.

C.    Sound batts in conference, restroom and lobby walls.

ROOF EQUIPMENT

A. Stainless steel mechanical platform and associated access stairs and guard rail system
B.    EIFS roof screen to match detail of exterior GFRC Panel.

FULL HEIGHT GLAZED PARTITION

A.   1/4" glazed partition, in building standard aluminum frame

FINISHES

A.    Vinyl Composite Tile: Armstrong stonetex, 12"x 12"
B. Resilient Base: Burke rubber wall base, 4" top set or cove, as appropriate for VCT or carpet.
C.    Window Coverings: Miniblinds, Levelor, color: TBD
D.    Carpet:

            Option 1: Designweave, Windswept Classic 30 oz. (Direct glue installation) or equal

            Option 2: (cut pile) Designweave, Tempest Classic 32 oz. (Direct
            Upgrade   glue installation) or equal.

            Option 3: (cut pile) Designweave, Sabre Classic, 38 oz. (Direct glue
            Upgrade   installation) or equal.

KITCHEN FIXTURES

A. Sink: Ekkay stainless steel, GECR-2521-L&R, 20 gauge, 25"w x 21 1/4" D x 5 3/8" D, ADA compliant.
B. Kitchen Faucet: American Standard, Silhouette Single control, #4205 series, spout 9 3/4"

KITCHEN APPLIANCES

A.    Dishwasher:
            Option 1: GE GSD463DZWW, 24'W x 24 3/4" D x 34-35" H, 9 gallons/wash Option 2: Bosch, SHU5300 series, 5.4 gallons/wash-with water heater

B.    Refrigerator:
            Full Size: GE, "S" series top-mount, TBX16SYZ, 16.4 cubic
                       feet, recessed, recessed handles, 28" W x 29 1/8" D x 66 3/4" H, white, optional factory installed ice-maker.

            Under-counter:
                 Option 1: U-Line, #29R, 3.5 cubic feet, white
                 Option 2: U-Line, Combo 29FF, Frost Free with factory installed icemaker, 2.1 cubic feet, white

C.    Microwave:  GE, Spacemaker II JEM25WY, Midsize, 9 cubic feet, 800 watts,
                  23 13/-16" W x 11 13/16"D x 12 5/16" H

                  Option 1:  Under counter Mounting Kit, #4AD19-4
                  Option 2:  Accessory Trim Kit # JXB37WN, 26 1/8" W X 18 1/4" H
                             (built-in application)

D.    Garbage Disposal: ISE #77, 3/4" horsepower

E.    Water Heater: To be selected by DES.

PUBLIC SPACES

FRONT BUILDING LOBBY

     Walk Off Matts:       Design Materials, Sisel, Calcetta #68. Natural,
                           100% coir

     Floor Tile:           3/8" x 18" x 18" Stone or Marble set in mortar bed in
                           recessed slab as approved by Owner

     Transition Strips:    5/16" x 11/4" x random length strips, cherry wood
                           flooring

     Corridor Carpeting:   Carpet over pad, Atlas, New Vista or as approved by
                           Owner

     Lobby Ceiling:        Suspended gypsum board ceiling, Painted

     Building Lobby:       Akarl shades hanging #J1-9 3/4" x 5'-2" or equal as
                           approved Pendant Fixture by owner.

     Stairs &              P & P Railing, Modesto with custom cherry guard rail
     Mezzanine Railing:    Rep: Oliver Capp (805) 241-8810. Hand and guard
                           railing P & P Railings, Modesto stainless steel railing with horizontal spirals and custom cherry guard rail cap by others, fittings dark gray metallic or equal as approved by Owner.

BACK BUILDING LOBBY & EMERGENCY STAIRS

     Walk Off Matts:       Design Materials, Sisal, Calcutta #68, Natural, 100%
                           coir.

     Treads & Landings:    Carpet covered concrete, as approved by Owner

     Stringers, Risers     Painted steel stringer, eggshell finish & enamel.
     Handrails

     Ceiling:              Suspended gypsum board ceiling.

ELEVATORS

     Cars:                 (1) 3800 Ib, (t) 3500 lb 150 ft/min by Otis

     Elevator Doors:       Stainless Steel

     Elevator
     Interior Paneling:    Cherry veneer with stainless steel reveals and
                           railing

     Elevator Floor:       Slate 3/8" x 18" x 18" tile as approved by Owner.

RESTROOMS

     Counter tops:         Stone/marble or equal as approved by Owner

     Walls at Lavatories:  Eggshell finish, latex paint, Benjamin Moore

     Floor at Toilets:     2" x 2" matte porcelain ceramic floor tiles, thin
                           set, Dal-tile.

     Walls at Toilets:     2" x 2" matte porcelain ceramic floor tiles, thin
                           set, Dal-tile.

     Ceiling:              Suspended gypsum board ceiling.

     Toilet compartments:

            A. Manufactured floor-anchored metal toilet compartments and wall-hung urinal screens.

            B. Approved Manufacturer, Global Steel Products Corp, or approved equal.

            C.    Toilet Partitions; Stainless Steel finish.

            D. Hardware: Hinges: Manufacturer's standard self-closing type that can be adjusted to hold door open at any angle up to 90 degrees. Latch and Keeper: Surface-mounted latch unit, designed for emergency access, with combination rubber-faced door strike and keeper. Coat Hook: Combination hook and rubber-tipped bumper. Door Pull: Manufacturer's standard.

      Ceramic Tile

            A.    Manufacturer: DaI-Tile or approved equal.

            B. Size: 4-1/4" x 4-1/4" for walls, 8 x 8 for floors, 3/4" liner Strip as accent.

            C.    Glaze: Satin glaze for walls, unglazed tile for floors.

            D.    Color: As selected by Architect.

            E.    Accessories: Base, corners, coved cap and glazed to match

            F.    Wall and floor installation: per applicable TCA

            G.    Waterproof Membrane: Chloraloy or approved equal.

            H.    Tile Backer Board: 1/2 inch thick wonderboard

            I. Grout: Commercial Portland Cement Grout; Custom Building Products or approved equal

            J. Mortar: Latex-Portland cement mortar; Custom Building Products or approved equal.

RESTROOM:

      Toilet:              Kohler/American Standard, commercial quality.

      Urinal:              Kohler/American Standard, commercial quality.

      Lavatory:            Kohler/American Standard, undercounter.

      Lavatory Faucet:     Kroin handicap lavatory faucet #HV1LH, polished
                           chrome.

      Soap Dispenser       Bobrick, 8226, Lavatory mounted for soaps, 34 fl oz.
      Counter:

      Toilet accessories:

            A.    Manufacturer: Bobrick Washroom Equipment, or approved equal.

            B.    Schedule: Model numbers used in this schedule are Bobrick
                  (134) unless otherwise noted.
            C. Combination Paper Towel Dispenser/Waste Receptacle: Recessed, Model B-3944, one per restroom #7151 and 7152, and two per restroom #7050 and 7061.
            D. Feminine Napkin Vendor: Recessed, combination napkin/tampon vendor, Model B-3500, with 25 cent operation, one per each women's toilet room.
            E. Soap Dispenser: Lavatory mounted dispenser, Model B-822, one per each lavatory.
            F. Toilet Paper Dispenser: Surface-mounted, Model JRT, JR Escort, "In-Sight" by Scott Paper Company, one per stall.
            G. Toilet Seat Cover Dispenser: Recessed, wall-mounted, Model B-301, one per stall.
            H. Sanitary Napkin Disposal: Recessed, wall-mounted, Model B-353, one per each women's handicapped and odd stall.
            I. Sanitary Napkin Disposal: Partition-mounted, Model B-354 (serves two stalls).
            J. Grab Bars: Horizontal" 36, B6206-36: 42", B62-6-42: one per each handicapped stall.
            K.    Mop/Broom Holders: B223-24 (one per janitor closet).
            L. Paper Towel Dispensers: Recessed mounted, Model B-359, one at side wall adjacent to sink.

TENANT CORRIDORS

      Walls:               Eggshell finish, latex paint, Benjamin Moore.

      Floors: Level loop carpet over pad with 4" resilient base as approved by Owner.

      Ceiling: 24" x 24" x 3/4" thick fine fissured type mineral fiber, Armstrong Cirus acoustical tile (beveled regular edge) in a 24" x 24" Donn Fineline suspended grid, white finish.

      Water Fountain:      Haws Model #1114 Stainless Steel #4.

      Cross Corridor       3'-6" x full height, 20 minute rated, pocket
      Smoke Detector:      assembly, on magnetic hold opens.

      Corridor             Carpyen "Berta" 35cm x 33 cm, engraved curved opaque
      Wall Sconce          glass, 2 x 7-9W, #G-23 or equal as approved by owner

ELECTRICAL

A.    50 foot candles at working surface.
B.    3 Bulb 2x4 parbolic fixtures
C.    1/2 20 Amp circuit for each hard wall office
D. Electrical Devices: Recessed wall mounted devices with plastic cover plate. Color: white, multi-gang plate 80400 Series duplex wall outlets.
E. Telephone/Data Outlets: Recessed wall mounted, Standard 2x4 wall box with 3/4" EMT conduit from box to sub out above ceiling walls pull string, cabling, terminations and cover-plates, color: white, provided by tenant's vendor. Tenant shall furnish telephone backboard.
F. Light Switches: Dual level rocker type, mounted at standard locations, with plastic cover plate, 5325-W cover plate single switch B0401-W, double switch B0409-W. Decors by Leviton, colors: white, and will comply With Title 24 Energy Codes. Decors by Leviton.

MECHANICAL

A. VAV Reheat system - design/build. Each floor to have a minimum of thirty zones. Provide reheat boxes on all zones on top floor and at all exterior zones on lower floor. System shall meet T-24 for ventilation.. Design shall be for 73 deg. Ambient interior temperature and 2 1/2 watts per sq. ft. min.

FIRE SPRINKLER SYSTEM

As required by NFPA & factory mutual standard hazard, seismically braced.

                                       END

                                    EXHIBIT D
                                       TO
                             MOFFETT PARK DRIVE LLC
                                      LEASE
                                       TO
                                   ARIBA INC.
                                       FOR
                                    Premises
                                       At
                            1111 Lockheed Martin Way
                              Sunnyvale, California

                   COST RESPONSIBILITIES OF LESSOR AND LESSEE
                          FOR SHELL TENANT IMPROVEMENTS

      A. Lessor is responsible for the construction of the building shell improvements which shall include the following items:

            Soils Engineer
            Civil Engineer
            Architectural and Structural Engineer
            Landscaping
                  Empty Electrical Conduits will be provided from the street to the future electrical room for a 2500 Amp. Service 277/480 volt service capability for each building. The electrical conduits will be stubbed up above the floor level.
            Lessor to provide two vertical risers for fire sprinklers.
            Testing and Inspection for the shell.
            Building Permits for the Shell and exterior Premises.
            Utility Connection Fee (Fire Protection).
            Area Fees
            Construction Insurance
            Construction Interest
            Construction Taxes
            Land Interest (if any)
            Temporary Facilities
            All site work to include:
                  Site clearing and grading
                  Excavating/Fill
                  Soil compaction
                  Site drainage
                  Site utilities
                  Paving

                  Curbs and gutters
                  Sidewalks
                  Parking lot lights
                  Curb painting and parking lot striping and markings as
                        required by the City.
            Fences, to include special enclosures for trash Irrigation System Lawns and planting
            Building Shells to include:
                  Concrete Formwork
                  Concrete Reinforcement (if used)
                  Cast in pace concrete (if used)
                  Metal decking (if used)
            Metal framing (if used)
            Rough carpentry as related to shell
            Millworks as related to Shell
            Glue-Lam structure (if used)
            Building roof installation
            Roofing tiles
            Flashing
            Drainage Systems for Roof
            Roof Pitch Pans
            Caulking/Sealants
            Exterior Metal Door/Frames related to the Shell
            Wood or Glass Doors as designated as related to the Exterior Shell
            Overhead Doors
            Anodized Aluminum Windows
            Finish Hardware as related to the Shell Doors
            Glass Glazing as specific on plans
            Storefront if desired
            Gutters over front and rear entrances
            Exterior Loading Docks as specific on plans
            Water Supply stubbed to the ground floor (first floor of each Building only)
            Roof drainage
            Gas piping to face of building at First Floor
            Telephone and computer conduits between Buildings
            All Government fees applying to the exterior premises and shell.

      B. The following shall be considered interior improvements costs and shall be the responsibility of the Lessee as provided in the Lease:

            Interior Building Permits
            Gypsum drywall
            Ceramic Tile or elate Tile in Lobbies
            Quarry Tile as specified

            Quarry Tile as specified
            Flag Pole
            Meal door framing
            All interior Wood doors and Hardware
            Custom Woodwork
            Specialized Security construction
            Interior Glass doors 2nd windows
            Acoustical Treatment (suspended ceiling)
            Resilient flooring
            Any special flooring
            Carpeting
            Sprayed fire proofing if required by the code on structural Steel and metal deck surfaces
            Lift and Lift Operator
            Interior Painting
            Wall Coverings including Ceramic Tiles
            Grease Interceptor if  required
            Drapery, Blinds or Shades
            Pedestal floors
            Toilet Compartments
            Demountable partitions
            Firefighting devices (Extinguishers)
            Toilet and bath accessories
            Lift (Dock levelers)
            Plumbing fixtures, trims and vertical piping
            Interior electrical distribution
            Lighting
            Electrical controls
            Electrical Power Equipment
            Built in Audio-Visual facilities
            Built-in Projection screens
            Water Treatment Discharge
            Sinks in Coffee Rooms
            Lunch Room plumbing for vending machines
            Specialized security systems
            Specialized Halon Fire Extinguishing systems
            Fire sprinkler head drops and horizontal distribution
            Piping off owner-installed vertical risers
            Specialized caging
            Special piping for Tank Farm (If installed)
            Hot water heating system
            Cool water system
            HVAC units
            Ducting controls
            Air Tempering Systems
            Elevators and elevator pits (Otis Elevator Lessor Specs)

            Mechanical platforms, screens and associated roof accessories
            Stairs
            Electrical service (Lessor to provide exterior conduits)

                                    EXHIBIT E
                                       TO
                             MOFFETT PARK DRIVE LLC
                                    LEASE TO
                                   ARIBA, INC.
                                  FOR PREMISES
                                       at
                            1111 Lockheed Martin Way
                              Sunnyvale, California

                                   MEMORANDUM
                                       OF
                           COMMENCEMENT OF LEASE TERM

            Pursuant to Article III, Section 3.01, paragraph (a) of the above-referenced Lease, the parties to said Lease agree to the following:

      1. The Commencement Date of the Lease is ________________, 2001 and the Lease Term commenced on said date. The Expiration Date for the initial Lease Term is ______________, 2013.

      2. The date for commencement of rent for Building Three is _____________, 2001; for Building 2 is _______,2001; for Building 1
            is ________________,2001; for Building 4 is ___________, 2001; and
            for the Amenity Building is _____________, 2001.

      3. Attached hereto as a part hereof is a true and correct schedule of Base Rent.

      4.    The total Rentable Area of all of the Buildings is ____________
            (          ) rentable square feet.

      Each person executing this Memorandum certifies that he or she is authorized to do so on behalf of and as the act of the entity indicated. Executed as of ___________, 2001, at Sunnyvale (Santa Clara County), California.

MOFFETT PARK DRIVE LLC,             ARIBA INC.                         [SEAL]
a California limited                a Delaware corporation
liability company

By:                                 By:
    --------------------------         ----------------------------------
      Jay Paul                         ----------------------------------
Its:  Manager                              (Type or print name)
                                    Its:_________________________________

                                    By:__________________________________
                                       __________________________________
                                    (Type or print name)
                                    Its:_________________________________

--------------------------------------------------------------------------------
                            SCHEDULE TO EXHIBIT E

                                 ARIBA LEASE
                     MEMORANDUM AND COMMENCEMENT OF RENT
                        TERM AND SCHEDULE OF BASE RENT

   Building 3
--------------------------------------------------------------------------------
   Beginning      Rental Rate       Sq. Ft.             Monthly        Annually
--------------------------------------------------------------------------------

    1/25/01          $3.00          175,000         $525,000.00   $6,300,000.00
    1/25/02          $3.11          175,000         $543,375.00   $6,520,500.00
    1/25/03          $3.21          175,000         $562,393.13   $6,748,717.50
    1/25/04          $3.33          175,000         $582,078.88   $6,984,922.81
    1/25/05          $3.44          175,000         $602,449.58   $7,229,394.90
    1/25/06          $3.56          175,000         $623,535.31   $7,482,423.73
    1/25/07          $3.69          175,000         $645,359.05   $7,744,308.56
    1/25/08          $3.82          175,000         $667,946.61   $8,015,359.38
    1/25/09          $3.95          175,000         $691,324.74   $8,295,896.93
    1/25/10          $4.09          175,000         $715,521.11   $8,586,253.33
    1/25/11          $4.23          175,000         $740,564.35   $8,886,772.19
    1/25/12          $4.38          175,000         $766,484.10   $9,197,809.22

   Building 4
--------------------------------------------------------------------------------
   Beginning      Rental Rate       Sq. Ft.             Monthly        Annually
--------------------------------------------------------------------------------

    2/15/01          $3.00          175,000         $525,000.00   $6,300,000.00
    2/15/02          $3.11          175,000         $543,375.00   $6,520,500.00
    2/15/03          $3.21          175,000         $562,393.13   $6,748,717.50
    2/15/04          $3.33          175,000         $582,076.88   $6,984,922.61
    2/15/05          $3.44          175,000         $602,449.58   $7,229,394.90
    2/15/06          $3.56          175,000         $623,535.31   $7,482,423.73
    2/15/07          $3.69          175,000         $645,359.05   $7,744,308.56
    2/15/08          $3.82          175,000         $667,948.61   $8,015,359.36
    2/15/09          $3.95          175,000         $691,324.74   $8,295,898.93
    2/15/10          $4.09          175,000         $715,521.11   $8,586,253.33
    2/15/11          $4.23          175,000         $740,564.35   $8,886,772.19
    2/15/12          $4.38          175,000         $766,484.10   $9,197,808.22

    Building 2
--------------------------------------------------------------------------------
    Beginning       Rental Rate      Sq. Ft.             Monthly       Annually
--------------------------------------------------------------------------------

      3/8/01           $3.00         175,000         $525,000.00  $6,300,000.00
      3/8/02           $3.11         175,000         $543,375.00  $6,520,500.00
      3/8/03           $3.21         175,000         $562,383.13  $6,748,717.50
      3/8/04           $3.33         175,000         $582,076.88  $6,984,922.61
      3/8/05           $3.44         175,000         $602,449.58  $7,229,394.90
      3/8/06           $3.56         175,000         $623,535.31  $7,482,423.73
      3/8/07           $3,69         175,000         $645,359.05  $7,744,308.56
      3/8/08           $3.82         175,000         $667,946.81  $8,015,359.36
      3/8/09           $3.95         175,000         $691,324.74  $8,295,896.93
      3/8/10           $4.09         175,000         $715,521.11  $8,586,253.33
      3/8/11           $4.23         175,000         $740,564.35  $8,886,772.19
      3/8/12           $4.38         175,000         $766,484.10  $9,197,809.22

    Building 1
--------------------------------------------------------------------------------
    Beginning       Rental Rate      Sq. Ft.             Monthly       Annually
--------------------------------------------------------------------------------

     3/29/01           $3.00         175,000         $525,000.00  $6,300,000.00
     3/29/02           $3.11         175,000         $543,375.00  $6,520,500.00
     3/29/03           $3.21         175,000         $562,393.13  $6,748,717.50
     3/29/04           $3.33         175,000         $582,076.88  $6,984,922.61
     3/29/05           $3.44         175,000         $602,449.58  $7,229,394.90
     3/29/06           $3.56         175,000         $623,535.31  $7,482,423.73
     3/29/07           $3.69         175,000         $645,359.05  $7,744,308.56
     3/29/08           $3.82         175,000         $667,946.61  $8,015,359.36
     3/29/09           $3.95         175,000         $691,324.74  $8,295,896.93
     3/29/10           $4.09         175,000         $715,521.11  $8,586,253.33
     3/29/11           $4.23         175,000         $740,564.35  $8,886,772.19
     3/29/12           $4.38         175,000         $766,484.10  $9,197,809.22

 Amenity Building
--------------------------------------------------------------------------------
    Beginning       Rental Rate      Sq. Ft.             Monthly       Annually
--------------------------------------------------------------------------------

     3/29/01           $3.00          15,000          $45,000.00    $540,000.00
     3/29/02           $3.11          15,000          $46,575.00    $558,900.00
     3/29/03           $3.21          15,000          $48,205,13    $578,461.50
     3/29/04           $3.33          15,000          $49,892.30    $598,707.65
     3/29/05           $3.44          15,000          $51,638.54    $619,662.42
     3/29/06           $3.56          15,000          $53,445.88    $641,350.61
     3/29/07           $3.69          15,000          $55,316.49    $663,797.88
     3/29/08           $3.82          15,000          $57,252.57    $687,030.80
     3/29/09           $3.95          15,000          $59,256.41    $711,076.88
     3/29/10           $4.09          15,000          $61,330.38    $735,964.57
     3/29/11           $4.23          15,000          $63,476.94    $761,723.33
     3/29/12           $4.38          15,000          $65,698.84    $788,383.65

Provided, actual square footage may be adjusted at final measurement per lease. Provided, actual commencement date will be determined per lease,
--------------------------------------------------------------------------------

                                    EXHIBIT F
                                       TO
                             MOFFETT PARK DRIVE LLC
                                      Lease
                                       To
                                   ARIBA INC.
                                  For Premises
                                       At
                            1111 Lockheed Martin Way
                              Sunnyvale, California

                                      SNDA
                                      ----

                 (See Construction and Permanent SNDA Samples Attached as
                       Schedule One and Schedule Two; respectively)

                                  SCHEDULE ONE
                                       TO
                                    EXHIBIT F
                                       TO
                             MOFFETT PARK DRIVE LLC
                                      Lease
                                       To
                                   ARIBA INC.
                                  For Premises
                                       At
                            1111 Lockheed Martin Way
                              Sunnyvale, California

                                      SNDA

                  (See Construction and Permanent SNDA Samples Attached)

RECORDING REQUESTED AND
WHEN RECORDED RETURN TO:

KEYBANK NATIONAL ASSOCIATION
Real Estate Division
Mailcode WA-31-10-5285
700 Fifth Avenue, 52nd Floor
Seattle, WA 98104-5099
Attn:____________________
Loan No.:________________

-------------------------------------------------------------------------------

               SUBORDINATION, ACKNOWLEDGMENT OF LEASE ASSIGNMENT,
                    NONDISTRUBANCE AND ATTORNMENT AGREEMENT

                            AND ESTOPPEL CERTIFICATE

                            (Lease to Deed of Trust)

NOTICE: THIS SUBORDINATION AGREEMENT RESULTS IN YOUR
        LEASE BECOMING SUBJECT TO AND OF LOWER
        PRIORITY THAN THE LIEN OF THE DEED OF TRUST
        (DEFINED BELOW).

      THIS AGREEMENT AND CERTIFICATE is made this ______ day of ____ , 2000, between KEYBANK NATIONAL ASSOCIATION, a national banking association ("Lender") and ________________________, a ________________ ("Tenant").

                                    RECITALS

      A. _________________ ("Landlord"), is the owner of real property ("Property") located in ______________ County, California, and legally described on Exhibit A.

      B. Tenant is a tenant of a portion of the Property ("Premises") under a lease ("Lease") with Landlord dated _____________.

      C. Lender has agreed to make a loan ("Loan") to Landlord. In connection therewith, Landlord has executed or proposes to execute, a Construction Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing ("Deed of Trust") encumbering the Property and securing, among other things, a promissory note ("Note") in the principal sum of __________DOLLARS ($_______ ), of even date herewith, in favor of Lender, which Note is payable with interest and upon the terms described therein. The Deed of Trust is to be recorded concurrently herewith.

      D. The Deed of Trust constitutes a present assignment to Lender of all right, title, and interest of Landlord under the Lease.

      E. Lender's agreement to make the Loan is conditioned on Tenant's specific and unconditional subordination of the Lease to the lien of the Deed of Trust such that the Deed of Trust at all times remains a lien on the Property, prior and superior to all the rights of Lessee under the Lease, and Tenant's agreement to attorn to Lender if Lender obtains possession of the Property by foreclosure or deed in lieu of foreclosure. Tenant is willing to do so in consideration of the benefits to Tenant from the Loan and the Lease and Lender's agreement not to disturb Tenant's possession of the Premises under the Lease.

      NOW, THEREFORE, Lender and Tenant agree as provided below.

      1. Subordination. Tenant hereby intentionally and unconditionally subordinates the Lease and all of Lessee's right, title and interest thereunder and in and to the Property to the lien of the Deed of Trust and all of Lender's rights thereunder, including any and all renewals, modifications and extensions thereof and agrees that the Deed of Trust and any and all renewals, modifications and extensions thereof shall unconditionally be and at all times remain in lien on the Property prior and superior to the Lease. Without limiting the generality of the foregoing, such subordination shall include all rights of Tenant in connection with any insurance or condemnation proceeds with respect to the Premises or Property.

      2. Acknowledgment. Tenant understands that Lender would not make the Loan without this Agreement and the subordination of the Lease to the lien of the Deed of Trust as set forth herein and that in reliance upon, and in consideration of, this subordination, specific loans and advances are being and will be made by Lender and, as part and parcel thereof, specific monetary and other obligations are being and will be entered into which would not be made or entered into but for reliance upon this subordination. This Agreement is and shall be the sole and only agreement with regard to the subordination of the Lease to the lien of the Deed of Trust and shall supersede and cancel, but only insofar as would affect the priority between the Deed of Trust and the Lease, any prior agreement as to such subordination, including, without limitation, those provisions, if any, contained in the lease which provide for the subordination of the Lease to a deed or deeds of trust or to a mortgage or mortgages.

      3. Use of Proceeds. Lender, in making disbursements pursuant to the Note, the Deed of Trust or any loan agreement with respect to the property, is under no obligation or duty to, nor has Lender represented that it will, see to the application of such proceeds by the person or persons to whom Lender disburses such proceeds, and any application or use of such proceeds for purposes other than those provided for in such agreement or agreements shall not defeat this agreement to subordinate in whole or in party.

      4. Nondisturbance. Lender agrees that Tenant's possession of the Premises shall not be disturbed by Lender during the tern of the Lease, and Lender shall not join Tenant in any action or proceeding for the purpose of terminating the Lease, except upon the occurrence of a default by Tenant under the Lease and the continuance of such default beyond any cure period given to Tenant under the Lease.

      5. Attornment. If Lender obtains possession of the Property by foreclosure or deed in lieu of foreclosure, Tenant shall attorn to Lender, be bound to Lender in accordance with all of the provisions of the Lease for the balance of the term thereof, and recognize Lender as the landlord under the Lease for the unexpired term of the Lease. Such attornement shall be effective without Lender being (i) subject to any offsets or defenses, or otherwise liable, for any prior act or omission of Landlord, (ii) bound by any amendment, modification, or waiver of any of the provisions of the Lease, or by any separate agreement between Landlord and Tenant relating to the Premises or Property, unless any such action was taken with the prior written consent of Lender, (iii) liable for the return of any security or other deposit unless the deposit has been paid to Lender, (iv) bound by any payment of rent or other monthly payment under the Lease made by Tenant more than one (1) month in advance of the due date, or (v) bound by any option, right of first refusal, or similar right of Tenant to lease any portion of the Property (other than the Premises) or to purchase all or any portion of the Property. Lender's obligations as landlord under the Lease after obtaining possession of the Property by foreclosure or deed in lieu of foreclosure shall terminate upon Lender's subsequent transfer of its interest in the Property.

      6. Termination of Lease. Notwithstanding any other provision of this Agreement, in the event Lender obtains ownership of the Property by foreclosure or deed in lieu of foreclosure and the Lease requires the landlord to construct any improvements on the Premises or Property, the Lease shall terminate unless
(i) Lender delivers written notice to Tenant expressly assuming such obligation within ten (10) days after the foreclosure sale or acceptance of the deed in lieu of foreclosure, or (ii) Tenant waives such obligation by delivery of written notice to Lender within ten (10) days after receiving notice of the foreclosure or deed in lieu of foreclosure.

      7. Covenants of Tenant. Tenant covenants and agrees with Lender as follows:

            (a) Tenant shall pay to Lender all rent and other payments otherwise payable to Landlord under the Lease upon written demand from Lender. The consent and approval of Landlord to this Agreement shall constitute an express authorization for Tenant to make such payments to Lender and a release and discharge of all liability of Tenant to Landlord for any such payments made to Lender.

            (b) Tenant shall enter into no material amendment or modification of any of the provisions of the Lease without Lender's prior written consent.

            (c) Tenant shall not subordinate its rights under the Lease to any other mortgage, deed of trust, or other security instrument without the prior written consent of Lender.

            (d) In the event the Lease is rejected or deemed rejected in any bankruptcy proceeding with respect to Landlord, Tenant shall not exercise its option to treat the Lease as terminated under 11 U.S.C. ss. 365(h), as amended.

            (e) Tenant shall not accept any waiver or release of Tenant's. obligations under the Lease by Landlord, or any termination of the Lease by Landlord, without Lender's prior written consent.

            (f) Tenant shall promptly deliver written notice to Lender of any default by Landlord under the Lease. Lender shall have the right to cure such default within thirty (30) days after the receipt of such notice. Tenant further agrees not to invoke any of its remedies under the Lease until the thirty (30) days have elapsed, or during any period that Lender is proceeding to cure the default with due diligence, or is attempting to obtain the right to enter the Premises and cure the default.

      8. Effect of Assignment. Notwithstanding that Landlord has made a present assignment of all of its rights under the Lease to Lender, Lender shall not be liable for any of the obligations of Landlord to Tenant under the Lease until Landlord has obtained possession of the Property by foreclosure or deed in lieu of foreclosure, and then only to the extent provided in paragraph 3 above.

      9. Estoppel Certifications. Tenant hereby certifies and represents to Lender as provided below.

            (a) The Lease constitutes the entire agreement between Landlord and Tenant relating to the premises and the Property.

            (b) The Lease is in full force and effect, and has not been amended, modified, or assigned by Tenant, either orally or in writing.

            (c) No payments to become due under the Lease have been paid more than one (1) month in advance of the due date.

            (d) Tenant has no present claim, offset or defense under the Lease, and Tenant has no knowledge of any uncured breach or default by Landlord or Tenant under the Lease or of any event or condition which, with the giving of notice or the passage of time or both, would constitute a breach or default under the lease.

            (e) Tenant has no knowledge of any prior sale, transfer, assignment, hypothecation or pledge of Landlord's interest under the Lease or of the rents due under the Lease.

            (f) Except as otherwise provided in the Lease, Tenant has made no agreements with Landlord concerning free rent, partial rent, rebate of rental payments, setoff, or any other type of rental concession.

      10. Costs and Attorneys' Fees. In the event of any claim or dispute arising out of this Agreement, the party that substantially prevails shall be awarded, in addition to all other relief, all attorneys' fees and other costs and expenses incurred in connection with such claim or dispute; including without limitation those fees, costs, and expenses incurred before or after suit, and in any arbitration, and any appeal, any proceedings under any present or future bankruptcy act or state receivership, and any post-judgment proceedings.

      11. Notices. All notices to be given under this Agreement shall be in writing and personally delivered or mailed, postage prepaid, certified or registered mail, return receipt requested, to Lender at the address indicated on the first page of this Agreement, and to Tenant at its address indicated below. All notices which are mailed shall be deemed given three (3) days after the postmark thereof. Either party may change their address by delivery of written notice to the other party.

      12. Miscellaneous. This agreement may not be modified except in writing and executed by the parties hereto or their successors in interest. This agreement shall inure to the benefit of and by binding upon the parties hereto and their successors and assigns. As used herein "Landlord" shall include Landlord's predecessors and successors in interest under the Lease, and "Lender" shall include any purchaser of the Property at any foreclosure sale. All rights of Lender herein to collect rents on behalf of Landlord under the Lease are cumulative and shall be in addition to any and all other rights and remedies provided by law and by other agreements between Lender and Landlord or others. If any provision of this Agreement is determined to be invalid, illegal or unenforceable, such provision shall be considered severed from the rest of this Agreement and the remaining provisions shall continue in full force and effect as if such provision had not been included. This Agreement shall be governed by the laws of the State of California. This Agreement may be executed in one or more counterparts, all of which together shall constitute one and the same original.

      DATED this ________ day of __________________, 2000,

NOTICE:     THIS SUBORDINATION AGREEMENT RESULTS IN YOUR
            LEASE BECOMING SUBJECT TO AND OF LOWER
            PRIORITY THAN THE LIEN OF THE DEED OF TRUST
            (DEFINED ABOVE). IT IS RECOMMENDED THAT, PRIOR
            TO THE EXECUTION OF THIS AGREEMENT, THE
            PARTIES CONSULT WITH THEIR ATTORNEYS WITH
            RESPECT HERETO.

                                                   "LENDER"

                                    KEYBANK NATIONAL ASSCIATION,
                                    a National banking association

                                    By:_________________________
                                    Its:________________________

                                    "TENANT"

                                    ___________________________,
                                    a __________________________

                                    By:_________________________
                                    Its:________________________
                                        Address:

                                       _________________________

                                       _________________________

                                       _________________________

CONSENTED AND AGREED TO:

"LANDLORD"

____________________________,
a ___________________________

By:__________________________
Its:_________________________

ALL SIGNATURES MUST BE ACKNOWLEDGED

STATE OF CALIFORNIA     )
                              ) ss.
COUNTY OF_______________)

      On ________________________, 2000, before me, ____________________ the undersigned, a notary public in and for said state, personally appeared _______________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

      WITNESS my hand and official seal.

                                    EXHIBIT A

                                       TO

                        SUBORDINATION, NONDISTURBANCE AND

                      ATTORNMENT AGREEMENT AND ESTOPPEL CERTIFICATE

                                Legal Description

      The Property is located _________________in County, California and is legally described as follows:

                                  SCHEDULE TWO
                                       TO
                                    EXHIBIT F
                                       TO
                             MOFFETT PARK DRIVE LLC
                                      Lease
                                       To
                                    ARIBA INC
                                  For Premises
                                       At
                            1111 Lockheed Martin Way
                              Sunnyvale, California
                                      SNDA

                      (See Permanent SNDA Sample Attached)

                         SUBORDINATION, NON-DISTURBANCE

                            AND ATTORNEMENT AGREEMENT

      THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this "Agreement") made as of the __________ day of ___________,2000, by and among Nomura Asset Capital Corporation ("Lender"), ("Tenant") and _____________ ("Landlord").

                                 WITNESSETH:
                                 ----------

      WHEREAS, Lender has agreed to make a loan (the "Loan") of up to ______________________ to Landlord;

      WHEREAS, the Loan will be evidenced by a deed of trust note (the "Note") of even date herewith made by Landlord to order of Lender and will be secured by, among other things, a deed of trust, assignment of leases and rents and security agreement (the "Deed of Trust") of even date herewith made by Landlord to Lender covering the land (the "Land") described on Exhibit A attached hereto and all improvements (the "Improvements") now or hereafter located on the land (the Land and the Improvements hereinafter collectively referred to as the "Property"); and

      WHEREAS, by a lease dated as of ___________________(which lease, as the same may have been amended and supplemented, is hereinafter called the "Lease"), Landlord leased to Tenant approximately _____ square feet of space located in the Improvements (the "Premises"); and

      WHEREAS, the parties hereto desire to make the Lease subject and subordinate to the Deed of Trust.

      NOW, THEREFORE, the parties hereto, in consideration of the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby agree as follows:

      1. The Lease, as the same may hereafter be modified, amended or extended, and all of Tenant's right, title and interest in and to the Premises and all rights, remedies and options of Tenant under the Lease, are and shall be unconditionally subject and subordinate to the Deed of Trust and the lien thereof, to all the terms, conditions and provisions of the Deed of Trust, to each and every advance made or hereafter made under the Deed of Trust, and to all renewals, modifications, consolidations, replacements, substitutions and extensions of the Deed of Trust, so that at all times the Deed of Trust shall be and remain a lien on the Property prior and superior to the Lease for all purposes; provided, however, and Lender agrees, that so long as (A) no event has occurred and no condition exists, which would entitle Landlord to terminate the Lease or would cause, without further action of Landlord, the termination of the Lease or would entitle Landlord to dispossess Tenant from the Premises, (B) the term of the Lease has commenced and Tenant is in possession of the Premises, (C) the Lease shall be in full force and effect and shall not have been otherwise modified or supplemented in any way without Lender's prior written consent, (D) Tenant shall duly confirm its attornment to Lender or its successor or assign by written instrument as set forth in Paragraph 3 hereof, (E) neither Lender nor its successors or assigns shall be liable under any warranty of construction contained in the Lease or any implied warranty of construction, and if all representations and warranties made herein by Tenant shall be true and correct as of the date of such attornement; then, and in such event Tenant's leasehold estate under the Lease shall not be terminated, Tenant's possession of the Premises shall not be disturbed by Lender and Lender will accept the attornement of Tenant.

      2. Notwithstanding anything to the contrary contained in the Lease, Tenant hereby agrees that in the event of any act, omission or default by Landlord or Landlord's agents, employees, contractors, licensees or invitees which would give Tenant the right, either immediately or after the lapse of a period of time, to terminate the Lease, or to claim a partial of total eviction, or to reduce the rent payable thereunder or credit or offset any amounts against future rents payable thereunder, Tenant will not exercise any such right (i) until it has given written notice of such act, omission or default to Lender by delivering notice of such act, omission or default, in accordance with Paragraph 8 hereof, and (ii) until a period of not less than sixty (60) days for remedying such act, omission or default shall have elapsed following the giving of such notice. Notwithstanding the foregoing, in the case of any default of Landlord which cannot be cured within such sixty (60) day period, if Lender shall within such period proceed promptly to cure the same (including such time as may be necessary to acquire possession of the Premises if possession is necessary to effect such cure) and thereafter shall prosecute the Curing of such default with diligence, then the time within which such default may be cured by Lender shall be extended for such period as may be necessary to complete the curing of the same with diligence. Lender's cure of Landlord's default shall not be considered an assumption by Lender of Landlord's other obligations under the Lease. Unless Lender otherwise agrees in writing, Landlord shall remain solely liable to perform Landlord's obligations under the Lease (but only to the extent required by and subject to the limitation included with the Lease), both before and after Lender's exercise of any right or remedy under this Agreement. If Lender or any successor or assign becomes obligated to perform as Landlord under the Lease, such person or entity will be released from those obligations when such person or entity assigns, sells or otherwise transfers its interest in the Premises or the Property.

      3. Without limitation of any of the provisions of the Lease, in the event that Lender succeeds to the interest of Landlord or any successor to Landlord, then subject to the provisions of this Agreement including, without limitation, Paragraph 1 above, the Lease shall nevertheless continue in full force and effect and Tenant shall and does hereby agree to attorn to and accept Lender and to recognize Lender as its Landlord under the Lease for the then remaining balance of the term thereof, and upon request of Lender, Tenant shall execute and deliver to Lender an. agreement of attornment reasonably satisfactory to Lender.

      4. If Lender succeeds to the interest of Landlord or any successor to Landlord, in no event shall Lender have any liability for any act or omission of any prior landlord under the Lease which occurs prior to the date Lender succeeds to the rights of Landlord under the Lease, nor any liability for claims, offsets or defenses which Tenant might have had against Landlord. In no event shall Lender have any personal liability as successor to Landlord and Tenant shall look only to the estate and property of Lender in the Land and the Improvements for the satisfaction of Tenant's remedies for the collection of a judgment (or other judicial process) requiring the payment of money in the event of any default by Lender as Landlord under the Lease, and no other property or assets, of Lender shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to the Lease.

      5. Tenant agrees that no prepayment of rent or additional rent due under the Lease of more than one month in advance, and no amendment, modification, surrender or cancellation of the Lease, and no waiver or consent by Landlord under the terms of the Lease, shall be binding upon or as against Lender, as holder of the Deed of Trust, and as Landlord under the Lease if it succeeds to that position, unless consented to in writing by Lender. In addition, and notwithstanding anything to the contrary set forth in this Agreement, Tenant agrees that Lender, as holder of the Deed of Trust, and as Landlord under the Lease if it succeeds to that position, shall in no event have any liability for the performance or completion of any initial work or installations or for any loan or contribution or rent concession towards initial work, which are required to be made by Landlord (A) under the Lease or under any related Lease documents or (B) for any space which may hereafter become part of said Premises, and any such requirement shall be inoperative in the event Lender succeeds to the position of Landlord prior to the completion or performance thereof. Tenant further agrees with Lender that Tenant will not voluntarily subordinate the Lease to any lien or encumbrance without Lender's prior written consent.

      6. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute and be construed as one and the same instrument.

      7. All remedies which Lender may have against Landlord provided herein, if any, are cumulative and shall be in addition to any and all other rights and remedies provided by law and by other agreements between Lender and Landlord or others. If any party consists of multiple individuals or entities, each of same shall be jointly and severally liable for the obligations of such party hereunder.

      8. All notices to be given under this Agreement shall be in writing and shall be deemed served upon receipt by the addressee if served personally or, if mailed, upon the first to occur Of receipt of the refusal of delivery as shown on a return receipt, after deposit in the United States Postal Service certified mail, postage prepaid, addressed to the address of Landlord, Tenant or Lender appearing below, or, if sent by telegram, when delivered by or refused upon attempted delivery by the telegraph office. Such addresses may be changed by notice given in the same manner. If any party consists of multiple individuals or entities, then notice to any one of same shall be deemed notice to pay such party.

Lender's Address:

Nomura Asset Capital Corporation
Two World Financial Center, Building B
New York, New York 10281-1198

Attn: Ms. Sheryl McAfee

Tenant's Address:

_______________________
_______________________
_______________________
_______________________

Attn:__________________

Landlord's Address:

_______________________
_______________________
_______________________
_______________________

Attn:__________________

      9. This Agreement shall be interpreted and construed in accordance with and governed by the laws of the State of California.

      10. This Agreement shall apply to, bind and inure to the benefit of the parties hereto and their respective successors and assigns. As used herein "Lender" Shall include any subsequent holder of the Deed of Trust.

      11. Tenant acknowledges that Landlord has assigned to Lender its right, title and interest in the Lease and to the rents, issues and profits of the Property and the Property pursuant to the Deed of Trust, and that Landlord has been granted the license to collect such rents provided no Event of Default has occurred under, and as defined in, the Deed of Trust. Tenant agrees to pay all rents and other amounts due under the Lease directly to Lender upon receipt of written demand by Lender, and Landlord hereby consents thereto. The assignment of the Lease to Lender, or the collection of rents by Lender pursuant to such assignment, shall not obligate Lender to perform Landlord's obligations under the Lease.

[NO FURTHER TEXT ON THIS PAGE]

      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                              NOMURA ASSET CAPITAL CORPORATION,
                              a Delaware corporation

                              By:_______________________________
                                 Name:
                                 Title:

                              [LANDLORD]

                              By:_______________________________

                              [TENANT]

                              By:_______________________________

STATE OF CALIFORNIA     )
                              ) ss.
COUNTY OF_______________)

      On _____________, 2000, before me, _________________ the undersigned, a notary public in and for said state, personally appeared ____________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

      WITNESS my hand and official seal.

                                    EXHIBIT G
                                       TO
                             MOFFETT PARK DRIVE LLC
                                    LEASE TO
                                   ARIBA, INC.
                                  FOR PREMISES
                                       at
                            1111 Lockheed Martin Way
                              Sunnyvale, California

                                 SIGNAGE EXHIBIT

                                (To be provided)

                                    EXHIBIT H
                                       TO
                             MOFFETT PARK DRIVE LLC
                                      LEASE
                                       TO
                                   ARIBA, INC.
                                  FOR PREMISES
                                       at
                            1111 Lockheed Martin Way
                              Sunnyvale, California

                                Guaranty of Lease
                             [Intentionally Omitted]

                                    EXHIBIT I
                                       TO
                             MOFFETT PARK DRIVE LLC
                                      LEASE
                                       TO
                                   ARIBA, INC.
                                  FOR PREMISES
                                       at
                            1111 Lockheed Martin Way
                              Sunnyvale, California

                         HAZARDOUS MATERIALS DISCLOSURE

      Lessor has provided Lessee, and Lessee acknowledges that it has received and pursuant to Section 17.22(b) of the Lease, reviewed same, a copy of each of those certain documents entitled: (i)PHASE I, ENVIRONMENTAL SITE ASSESSMENT OF THE PROPERTY LOCATED AT 1111 LOCKHEED MARTIN WAY SUNNYVALE, CALIFORNIA, Prepared for: Lockheed Martin Corporation, Missiles and Space, Sunnyvale, California, Prepared by: McLaren/Hart, Inc.; Alameda, California, April 22, 1999, Job No. 04.0018178.001.001; and (ii) PHASE II, ENVIRONMENTAL SITE ASSESSMENT, LOCKHEED MARTIN MISSILES AND SPACE FACILITY, BUILDINGS 104 AND 105, Sunnyvale, CALIFORNIA, Prepared for: The Jay Paul Company, San Francisco, California, Prepared by: IRIS ENVIRONMENTAL, Oakland, California, October 4, 1999, Job No. 99-108-B.

                                       LESSEE

                                       ARIBA INC.
                                       a Delaware corporation

                                       By:____________________________
                                          ____________________________
                                            (Type or print name)

                                       Its:__________________________

                                       By:____________________________
                                          ____________________________
                                            (Type or print name)

                                       Its:__________________________

                                    EXHIBIT J
                                       TO
                             MOFFETT PARK DRIVE LLC
                                      LEASE
                                       TO
                                   ARIBA, INC.
                                  FOR PREMISES
                                       at
                            1111 Lockheed Martin Way
                              Sunnyvale, California
                           [INTENTIONALLY LEFT BLANK]

                                    EXHIBIT K
                                       TO
                             MOFFETT PARK DRIVE LLC
                                      LEASE
                                       TO
                                   ARIBA, INC.
                                  FOR PREMISES
                                       at
                            1111 Lockheed Martin Way
                              Sunnyvale, California
                           [INTENTIONALLY LEFT BLANK]

                                    EXHIBIT L
                                       TO
                             MOFFETT PARK DRIVE LLC
                                      LEASE
                                       TO
                                   ARIBA, INC.
                                  FOR PREMISES
                                       at
                            1111 Lockheed Martin Way
                              Sunnyvale, California

                           [INTENTIONALLY LEFT BLANK]
                              RULES AND REGULATIONS

1. Lessee and Lessee's employees shall not in any way obstruct the sidewalks, entry passages, pedestrian passageways, driveways, entrances and exits to the Project or the Buildings, and they shall use the same only as passageways to and from their respective work areas.

2. Any sash doors, sashes, windows, glass doors, lights and skylights that reflect or admit light into any Building shall not be covered or obstructed by the Lessee. Water closets, urinals and wash basins shall not be used for any purpose other than those for which they were constructed, and no rubbish, newspapers, food or other substance of any kind shall be thrown into them. Lessee shall not mark, drive nails, screw or drill into, paint or in any way deface the exterior walls, roof, foundations, bearing walls or pillars without the prior written consent of Lessor, which consent may be withheld in Lessor's sole discretion. The expense of repairing any breakage, stoppage or damage resulting from a violation of this rule shall be borne by Lessee.

3. No awning or shade shall be affixed or installed over or in the windows or the exterior of the Premises except with the consent of Lessor, which may be withheld in Lessor's discretion.

4. No boring or cutting for wires shall be allowed, except with the consent of Lessor, which consent may be withheld in Lessor's discretion.

5. Lessee shall not do anything in the Premises, or bring or keep anything therein, which will in any way increase or tend to increase the risk of fire or the rate of fire insurance or which Shall conflict with the of fire or the rate of fire insurance or which shall conflict with the regulations of the fire department or the law or with any insurance policy on the Premises or any part thereof, or with any rules or regulations established by any administrative body or official having jurisdiction, and it shall not use any machinery therein, even though its installation may have been permitted, which may cause any unreasonable noise, jar, or tremor to the floors or walls, or which by its weight might injure the floors of the Premises.

6. Lessor may reasonably limit weight, size and position of all safes, fixtures and other equipment used in the Premises. If Lessee shall require extra heavy equipment, Lessee shall notify Lessor of such fact and shall pay the cost of structural bracing to accommodate it. All damage done to the Premises or Project by installing, removing or maintaining extra heavy equipment shall be repaired at the expense of Lessee.

7. Lessee and Lessee's officers, agents and employees shall not make nor permit any loud, unusual or improper noises nor interfere in any way with other Lessees or those having business with them, nor bring into or keep within the Project any animal or bird or any bicycle or other Vehicle, except such vehicle as Lessor may from time to time permit.

8. No machinery of any kind will be allowed in the Premises without the written consent of Lessor. This shall not apply, however, to customary office equipment or trade fixtures or package handling equipment.

9. All freight must be moved into, within and out of the Project only during such hours and according to such reasonable regulations as may be posted from time to time by Lessor.

10. No aerial or satellite dish or similar device shall be erected on the roof or exterior walls of the Premises, or on the grounds, without in each instance, the written consent of Lessor. Any aerial so installed without such written consent shall be subject to removal without notice at any time. Lessor may withhold consent in its sole discretion.

11. All garbage, including wet garbage, refuse or trash shall be placed by the Lessee in the receptacles appropriate for that purpose and only at locations prescribed by the Lessor.

12. Lessee shall not burn any trash or garbage at any time in or about the Premises or any area of the Project.

13. Lessee shall observe all security regulations issued by the Lessor and comply with instructions and/or directions of the duly authorized security personnel for the protection of the Project and all tenants therein.

14. Any requirements of the Lessee will be considered only upon written application to Lessor at Lessor's address set forth in the Lease.

15. No waiver of any rule or regulation by Lessor shall be effective unless expressed in writing and signed by Lessor or its authorized agent.

16. Lessor reserves the right to exclude or expel from the Project any person who, in the judgment of Lessor, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of the law or the rules and regulations of the Project.

17. Lessor reserves the right at any time to change or rescind any one or more of these rules and regulations or make such other and further reasonable rules and regulations as in Lessor's judgment may from time to time be necessary for the operation, management, safety, care and cleanliness of the Project and the Premises, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants of the Project. Lessor shall not be responsible to Lessee or the any other person for the non-observance or violation of the rules and regulations by any other tenant or other person. Lessee shall be deemed to have read these rules and have agreed to abide by them as a condition to its occupancy of the Premises.

18. Lessee shall abide by any additional rules or regulations which are ordered or requested by any governmental or military authority.

19. In the event of any conflict between these rules and regulations, or any further or modified rules and regulations from time to time issued by Lessor, and the Lease provisions, the Lease provisions shall govern and control.

20. Lessor specifically reserves to itself or to any person or firm it selects,
(i) the right to place in and upon the Project, coin-operated machines for the sale of cigarettes, candy and other merchandise or service, and (ii) the revenue resulting therefrom.

                                    EXHIBIT M
                                       TO
                          MOFFETT PARK DRIVE LLC LEASE
                                       TO
                                   ARIBA, INC.
                                  FOR PREMISES
                                       at
                            1111 Lockheed Martin Way
                              Sunnyvale, California

                           Moffett Park Drive TDM Plan

                           Moffett Park Office Project

                      Transportation Demand Management Plan

                                  Prepared for

                                Jay Paul Company
                                       and
                                City of Sunnyvale

                                  Prepared by:

                           Meyer, Mohaddes Associates
                                San Bruno, Calif.

                                February 22, 2000

                                TABLE OF CONTENTS

      Executive Summary                                        iii

I.    Project Description
      A. Project Overview & Site Map                             1
      B. Transit Services                                        2
      C. Bicycle Routes                                          4

II.   TDM Site Facilities and Amenities
      A. Light-Rail Station                                      5
      B. Preferential Carpool/Vanpool Parking                    5
      C. Bicycle Storage                                         5
      D. Showers and Clothing Lockers for Cyclocommuters         5
      E. Carpool/Vanpool/Shuttle Pickup Areas                    5
      F. On-Site Services and Amenities                          5

III.  Commuter Information and Marketing
      A. Ridematching Services                                   6
      B. Transit Information                                     6
      C. Cyclo-Commute Information                               6
      D. Special Events                                          6
      E. Promotional Materials                                   6
      F. Telecommute Assistance                                  6
      G. Alternative-Work-Schedule Assistance                    6

IV.   Commuter Services Operation
      A. Connection to Caltrain Station                          7
      B. Guaranteed-Ride-Home Service                            7

V.    Financial Incentives                                       8

VI.   Program Monitoring, Reporting and Assurance of Success
      A. Annual Commuter Survey                                  8
      B. Annual Report to City                                   8
      C. TDM Goal                                                8
      D. Achievement of TDM Goal                                 8

VII.  Summary and Concluding Comments                            9

                              - Executive Summary -

                      Moffett Park Office Project TDM Plan

A comprehensive TDM Program will be implemented for the Moffett Park Office project to meet the Transportation Demand Management (TDM) Goal-that at least 15% of all on-site employees are commuting via some means other than driving alone. The overall strategy of the Moffett Park TDM Program is (1) Provide personalized information about commute options, (2) offer incentives, (3) remove barriers to use of commute alternatives, and (4) maintain awareness of the TDM Program. The project will be occupied by a single tenant, who will carry out the ongoing TDM Program activities. If necessary, this initial program will be expanded or revised in order to achieve the TDM Goal in the most cost-effective manner.

I. Project Description

The proposed project, located near Moffett Park Drive and Lockheed Way, will replace an existing Lockheed-Martin research and development facility containing approx. 456,400 square feet, with an office-park campus containing 636,562 square feet in four buildings, plus 15,000 square feet-in a separate Fitness Center. With the new Tasman West light-rail line and station immediately adjacent, the site will enjoy excellent transit service.

II.   Site Facilities and Amenities

The project design will include a number of features and amenities to encourage and support the use of alternative commute modes. This will include the following physical elements:

A. Light-Rail Station - a new station will be constructed immediately adjacent to the project site, with convenient pedestrian access to the project buildings. In addition to serving the employees at the Moffett Park Office Project, the new station will serve roughly 4,000 employees at nearby sites.
B. Designated Carpool/Vanpool Parking - Minimum of 10% of all spaces; located convenient to building entrance(s). These spaces will be designed for full-sized vehicles. Additional spaces will be designated when current spaces are fully utilized. Users must obtain a carpool parking permit
C. Bicycle storage - For 109 bicycles total, consisting of 82 bicycle lockers plus 27 bicycle racks. This is consistent with VTA Bicycle Guidelines.
D. Showers and Clothing Lockers - At least 15 showers (10 men, 5 women), plus 82 clothing lockers (55 men, 27 women) guaranteed to cyclocommuters. Each building will contain showers and lockers, but exact locations and numbers will be determined in the final design, to best meet the needs of the initial tenant.
E. Carpool/Vanpool/Shuttle Pickup Area - a convenient and safe area for boarding and discharging passengers from carpools, vanpools, and shuttles.
F. On-Site Amenities - Pedestrian/bike circulation links to adjacent properties, perimeter walking and jogging paths, plus meditation gardens and seating areas. a restaurant/cafeteria and a fitness center will also be included in the project, and will be built as a tenant improvement.

III.  Commuter Information & Marketing

Information and marketing services will be offered to tenants and their employees. This will include certain services to employees, and other services to the tenants (employers). All tenants will be required to assist in the delivery of these services to their employees who wish to participate. Services to employees will include:

A. Ride-matching - Personalized carpool matching and vanpool information for employees. This will either be performed on-site or off-site (e.g. by RIDES).
B: Transit Information - General transit info (maps, schedules) for nearby service, personalized transit info (routes & schedules) on request, plus information on how to purchase transit passes via the Internet and by mail.
C. Cyclo-Commute Information - General bike info (route maps, tips for new cyclists, references to local bike organizations), plus "bike-buddy" matching upon request.
D. Special Events - One or more on-site events per year promoting carpools, vanpools, transit, bicycling, and/or other commuting options.
E. Promotional Materials - This will consist of posters, flyers, brochures or other material describing TDM opportunities, distributed via bulletin boards, paycheck stuffers, email, or other means.

The following services will also be provided to tenants, upon their request:

F. Alternative Work Schedule Assistance - Guidance to tenants wishing to establish flextime or compressed-work-week programs for their employees.
G. Telecommute Assistance - Guidance to tenants wishing to establish telecommuting programs for their employees.

IV.   Commuter Service Operation

To support the incentives and information elements of the TDM Program, a number of ongoing services will be provided to commuters at the site:

A. Connection to Caltrain Station - The project will contribute to the operating costs of the Moffett Park Area Shuttle, which currently offers 5 runs in the morning and 6 runs in the evening to/from the Sunnyvale Caltrain Station. With the completion of the LRT station at Moffett Park, improved access to Caltrain will be available via a transfer at the Mountain View station to the LRT. At that time, the shuttle subsidy may be discontinued, in order to shift those trips onto the LRT line.
B. Guaranteed Ride Home Service - GRH services will be provided either by VTA or directly via subsidized taxi rides or rental cars. Reasonable usage limitations on number of trips per month or year will apply to prevent abuse.

V. Financial Incentives

All tenants will be required to either purchase a VTA Eco Pass for bus and light rail for each full-time employee, or purchase a monthly pass (or equivalent) at a cost of up to $65 per month for each employee who commutes via public transportation on a substantially full-time basis. The tenant may elect to offer both incentives.

VI.   Program Monitoring, Reporting and Assurance of Success

Management and monitoring of the TDM Program will include the following:

A. Annual Commuter Survey - A survey of tenants' employees will be conducted yearly, using City-approved methodology, to measure the employees on-site who are commuting via alternative modes.
B. Annual TDM Report to City - A report will be prepared and submitted to City each year, presenting the results of the Commuter Survey and summarizing TDM Program activities.
C. TDM Goal - The Applicant has established a TDM Goal for this project, that at least 15% of all on-site employees travel to work by some means other than driving alone.
D. Achievement of TDM Goal - The Applicant understands that provisions will be included in the Development Agreement defining remedies for failure to attain the TDM Goal, and that such remedies may include financial penalties proportional to any shortfall.

I. Project Description

A. Project Overview

The proposed project site is located near the intersection of Moffett Park Drive and Lockheed Way, in the City of Sunnyvale. Please see Figure 1 for a map of the project location The site now contains a Lockheed-Martin research and development facility totaling approx. 456,400 square feet of space. The proposed development will remove the existing facilities and construct an attractive, office-park campus -consisting of four buildings containing 636,562 square feet of space, plus a separate Fitness Center containing 15,000 square feet. Please see Figure 2 for a preliminary Site Plan. The primary uses of this space will be general office, intended to support the vibrant local economy that is uniquely characterized by computer, software, and internet-related enterprises.

                            [Figure 1. Location Map]

                         Figure 2. Preliminary Site Plan

B. Transit Services

1. Light-Rail Transit - With the opening of the Tasman West light-rail line extension, plus the new station immediately adjacent to the project site (and with convenient pedestrian access to the project buildings), the site will offer excellent light-rail transit service to the site's employees and visitors.
2. Commuter Rail - The Sunnyvale Caltrain Station at Evelyn & Francis, offers all-day commuter-rail service to points along the peninsula between San Jose and San Francisco, plus commute-period service between Gilroy and San Jose. The Sunnyvale station includes automobile parking and bicycle lockers, plus is wheelchair-accessible. This Caltrain station is less than two miles from the site, and may be reached via a shuttle service that currently makes five trips in the morning and six trips in the afternoon. With the completion of the LRT station adjacent to the project, convenient access to the Caltrain station in Mountain View will be provided via the Tasman West line.
3. Bus Service - a number of VTA bus routes serve the project site, either adjacent or within walking distance. These bus routes are shown in Figure 3, along with the new light-rail line.

                 [Figure 3. VTA Transit Service Near Project Site -- Map]

C. Bicycle Routes

Several bicycle routes are available in the vicinity of the project site. These routes are shown in Figure 4.

                [Figure 4. Bicycle Routes Near Project Site -- Map]

II. Site Facilities and Amenities

The physical infrastructure and environment can have a substantial impact on the success of a TDM Program, by making it easier (or harder) for employees to use alternative transportation modes. Being a new development, the Moffett Park Office Project offers the opportunity to optimize the elements of the physical environment to fully support those who choose not to drive alone to work. Thus, the project design will include a number of features and amenities to encourage and support the use of alternative commute modes. This will include:

A. Light-Rail Station - To encourage transit usage by employees and visitors to the site, a new station on the Tasman West light-rail line will be constructed as part of the proposed project. The new station will be located on Moffett Park Drive, immediately adjacent to the project site. The site design will include convenient pedestrian access from the new station to the project buildings. In addition to serving the employees at the Moffett Park Office Project, the new station will also serve roughly 4,000 employees at nearby sites.

B. Designated Carpool/Vanpool Parking - This will serve as a convenience incentive to carpoolers and vanpoolers, and it will also be a visible reminder to all employees of the benefits of ridesharing. A minimum of 10% of all on-site parking spaces will be designated for exclusive use of carpools and vanpools. These spaces will be located convenient and visible to the building entrances, and will be designed for full-sized vehicles to make it easier to enter/exit the carpool and vanpool vehicles. Additional preferential spaces will be designated when the current spaces are fully utilized. Users of these spaces will be required to obtain a carpool or vanpool parking permit.

C. Bicycle storage - A concern among many bicyclists is the fear of theft of their expensive bicycles. Secure bicycle storage facilities can largely eliminate this deterrent to using their bikes to commute. The project design will include 109 bicycle spaces -- 82 enclosed lockers for individual bicycles plus 27 racks. The amount of bike storage is consistent with the VTA Bicycle Guidelines.

D. Showers and Clothing Lockers - Riding a bike to work can be vigorous exercise, and many cyclo-commuters work up a sweat. To insure workplace harmony, at least 10 showers for men and at least 5 for women, plus 55 clothes lockers for men and 27 for women, will be available to full-time cyclocommuters. Each building and the Fitness Center will contain some of these 15 showers and 82 clothes lockers, but the exact locations and numbers will be determined in the final design, to best meet the needs of the initial tenant.

E. Carpool/Vanpool/Shuttle Pickup Area - Some people are concerned about waiting for a carpool or vanpool in an unsafe place or one that is not sheltered from adverse weather conditions. To allay this fear, a convenient and safe area will be provided on the site for boarding and discharging passengers from carpools, vanpools, and shuttles.

F. On-Site Amenities - Some commuters find it difficult to leave their car at home because they may need it at work for lunch trips or other daytime travel to meet personal or business needs. To reduce this concern, the site design will incorporate pedestrian and bicycle circulation links to adjacent properties, pleasant walking/jogging paths at the perimeter of the property, plus attractive meditation gardens and seating areas. A restaurant/cafeteria and a fitness center will be developed as a part of the project, and will be built as a tenant improvement.

III.  Commuter Information & Marketing

To encourage the maximum use of commute alternatives, commuters must be fully aware of all travel options available for their trip to/from work. To insure that they are fully aware, the TDM Program must first gain their interest in ridesharing, and then provide high-quality information about that option in a timely and personalized manner. The TDM Program will deliver a range of information and marketing services to tenants and employees. This will include certain services targeted to employees, and other services to the tenants (employers). All tenants will be required to assist in the delivery of these services to all of their employees who wish to participate. Services to employees will include the following:

A. Ride-matching - This will include personalized carpool-matching and vanpool information for employees. Carpool-matching information will inform commuters about other people who live and work nearby and have similar work schedules. Vanpool information will inform commuters about any existing vanpools that they could use to get to work. This information function may be performed on-site via electronic or manual means, or may be performed off-site (for example, by RIDES, the regional ridesharing agency).

B. Transit Information - This will include general transit information (maps and timetables) for all transit routes near the project site, plus personalized transit info (specific routes, schedules and fares) upon request by any employee on-site for his/her commute trip. It will also include information and assistance on how to purchase transit passes via the Internet and Postal Service.

C. Cyclo-Commute Information - This will include general bike information (route maps, tips for new cyclists, referrals to local bike organizations), plus personalized assistance ("bike-buddy" matching) upon request.

D. Promotional Events - Research has shown that many commuters decide to adopt an alternative mode in response to a specific occurrence (e.g. a car breakdown). Promotional activities (events, materials, etc.) are important to insure a high awareness of available commute options when that event occurs. To maintain awareness of commute options and resources, the TDM Program will include one or more on-site events each year promoting carpools, vanpools, transit, bicycling, and/or other commuting options.

E. Promotional Materials - To maintain awareness between the periodic promotional events, the TDM Program will maintain a continuing presence of promotional materials. This will consist of posters, flyers, brochures or other material describing TDM opportunities, distributed via bulletin boards, paycheck stuffers, email, or other means.

Commuter Information and Marketing activities will also include the following services to tenants, upon their request:

F. Alternative-Work-Schedule Assistance - This will consist of guidance and assistance to tenants who wish to establish flextime or compressed-work-week programs for their employees. The TDM Program will supply information (publications, websites, etc.), and referrals to specialists (organizations, consultants, etc.):

G. Telecommute Assistance - As before, this will consist of guidance and assistance to tenants who wish to establish telecommute/telework programs for their employees. The TDM Program will supply information resources, plus referrals to appropriate specialists, if desired.

IV.   Commuter Services Operation

To support the incentives and information elements of the TDM Program, and to remove barriers to ridesharing, a number of operational services will be provided to commuters at the site:

A Connection to Caltrain Station - The project will contribute to the operating Costs of the Moffett Park Area Shuttle, which currently offers 5 runs in the morning and 6 runs in the evening to/from the Sunnyvale Caltrain Station. A map of the Current route is shown in Figure 5. With the completion of the LRT station adjacent to the project, convenient access to Caltrain will be provided Via platform-to-platform transfer at the Mountain View Caltrain station to the Tasman West LRT line on which the new station is located. At that time, the shuffle subsidy may be discontinued, in order to shift those trips off the local roadways and onto the light-rail service.

              [Figure 5. Route of Moffett Park Area Shuttle -- Map]

B. Guaranteed Ride Home Service - Research on barriers to ridesharing has revealed that many potential users of commute alternatives are prevented from doing so because they fear that they would be stranded at work in case of a daytime emergency or unexpected overtime work. Guaranteed-Ride-Home (GRH) Services are a proven way to effectively respond to this concern by providing a means to travel home in those instances. These GRH services will be provided either by VTA (as part of the Eco Pass program, or directly via subsidized taxi rides or rental cars. To prevent abuse, reasonable limitations on number of trips per month or year may apply.

V. Financial Incentives

Financial incentives have been shown to be strong motivators for use of public transit for many commuters. Undercurrent federal law, it is relatively easy for employers to subsidize the use of public transit for their employee's travel to work, and these subsidies are exempt from federal income taxes if the monthly subsidy does not exceed $65. It is much more difficult to subsidize the use of carpools, bicycles, and other commute alternatives without incurring federal income tax liabilities.

To take maximum advantage of the tax-exempt, transit subsidies now available, all tenants will be required to either:

(1)   purchase a VTA Eco Pass for each full-time employee, or
(2) purchase a monthly pass or equivalent ticket books at a cost of up to $65 per month for each employee who travels to work via public transportation on a full-time basis.

The tenant may elect to do both.

The Santa Clara Valley Transportation Authority (VTA) Eco Pass program offers unlimited use on all VTA buses and light rail lines, seven days a week. The $65 per month transit subsidy could be applied to any public transit service in the Bay area, and to qualified vanpool services. In general, these transit subsidies would not be subject to federal income taxes, yielding an equivalent after-tax benefit of almost $100 per month to transit users.

VI.   Program Monitoring, Reporting and Assurance of Success

The effectiveness of the Moffett Park Office Project TDM Program will be regularly measured and documented, to assure achievement of the City's TDM Goal. The following procedures will be used:

A. Annual Commuter Survey - A survey of tenant's employees will be conducted yearly to measure the number of on-site employees who are commuting via alternative modes. To insure accuracy, the survey will utilize City-approved methodology and will be subject to audit by the City. This will serve as a standardized "yardstick" by which the success of the TDM Program can be measured.

B. Annual TDM Report to City - A TDM Report will be prepared and submitted to the City each year. The TDM Report will present the results of the Commuter Survey and also summarize current TDM Program activities. It will also identify changes to the TDM Program to be made during the next year.

C. TDM Goal - The Applicant has defined a TDM Goal for the Moffett Park Office Project - that at least 15% of all employees who regularly work at the site are commuting via some means other than driving alone. This Goal includes proportional credits for those employees who avoid driving as a result of compressed work schedules (e.g. 4/40, 9/80) and part-time telecommuting by those who normally work at the site.

D. Achievement of TDM Goal - The Applicant understands that provisions will be included in the development agreement defining remedies for failure to attain the TDM Goal, and that these remedies may include financial penalties proportional to any shortfall. The Applicant reserves the right to expand or revise this initial TDM program, if necessary, in order to achieve the TDM Goal in the most cost-effective manner.


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

VII. Summary and Concluding Comments

This TDM Plan proposes a comprehensive set of TDM actions that will be implemented for the Moffett Park Office project to meet the TDM Goal - that at least 15% of all on-site employees are commuting via some means other than driving alone. The overall strategy of the Moffett Park TDM Program is:

      o Provide full information about commute options,
      o Offer incentives to those who use commute alternatives,
      o Remove barriers to use of these commute alternatives, and
      o Maintain high awareness of the TDM Program by employees at the site.

The Moffett Park Office Project will be occupied by a single tenant. This tenant will operate and manage the TDM Program, and will deliver the ongoing services described in this TDM Plan. The TDM Program Manager will also cooperate with the TDM programs of nearby employers to maximize ridesharing opportunities.

The proposed TDM Program consists of a balanced set of measures, including:

(1) Site design (facilities and amenities) that reduce auto dependency,
(2) Information about the major commute alternatives available,
(3) Operation of transportation services to increase the attractiveness of transit and ridesharing,
(4) Financial incentives to encourage the use of public transit, and
(5) Program monitoring, reporting and remedial measures to assure success.

                                    EXHIBIT N
                                       TO
                             MOFFETT PARK DRIVE LLC
                                      LEASE
                                       TO
                                   ARIBA, INC.
                                  FOR PREMISES
                                       at
                            1111 Lockheed Martin Way
                              Sunnyvale, California

                                Adjacent Project
                                 (See Attached)

                                [LOCKHEED MARTIN

                      LOCKHEED MARTIN MISSILES & SPACE CO.
                              SUNNYVALE, CALIFORNIA
                      PRELIMINARY LOT LINE ADJUSTMENT MAP]